As Filed with the Securities and Exchange Commission on May 13, 2005

                                            Registration  No. 333-119655

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                   FORM S-1
                        PRE-EFFECTIVE AMENDMENT NO. 2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           TRIVIEW GLOBAL FUND, LLC
           (Exact name of registrant as specified in its charter)

        6221                          Delaware             20-1689686
     (Primary SIC Number)      (State of organization)      (IRS EIN)

                           101 North Fairfield Drive
                             Dover, Delaware 19901
                          Telephone:  (800) 331-1532
  (address and telephone number of registrant's principal executive offices)

                              Mr. Michael Pacult
                    c/o TriView Capital Management, Inc.
                               5914 N. 300 West
                            Fremont, Indiana 46737
             Telephone:  (260) 833-1306; Facsimile (260) 833-4411
     (Name, address and telephone number of agent for service of process)

                                  Copies to:
                          William S. Scott, Esquire
                           The Scott Law Firm, P. A.
                      940 Northeast 79th Street, Suite A
                                Miami, FL 33138
              Telephone (305) 754-3603; Facsimile (305) 754-2668
                             wscott@wscottlaw.com

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 0

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 0

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 0

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 0

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

*******************************************************************************
Part I - Disclosure Document

                           TriView Global Fund, LLC

      $900,000 (900 Units) Minimum / $50,000,000 (50,000 Units) Maximum
                        in Units of Membership Interest
                         To Be Sold at $1,000 per Unit

The Offering

The Fund is a registered commodity pool that trades in the speculative trade of U.S. and international futures, options on futures and forward contracts in a diversified portfolio that includes currencies, interest rates, energy, metals and commodities in both U.S. and global markets. An independent trading advisor is employed with the primary objective of the partnership appreciating over time. An investment in the partnership may provide valuable diversification to a traditional portfolio of stocks and bonds.

Two managing members, TriView Capital Management, Inc. and Mr. Michael Pacult, have the authority to manage the Fund. We refer to them collectively as "the managing member." The managing member is authorized by the LLC Operating Agreement to use its sole judgment to employ, establish the terms of employment, and terminate commodity trading advisors and futures commission merchants.

This is a best efforts offering. The underwriters are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. The initial offering price has been set by the managing member at $1,000 per membership interest. After the sale of the minimum, the price will be the month-end net asset value of the Fund divided by the number of outstanding membership interests.

All subscriptions received will be placed in an depository account maintained by the managing member at Star Financial Bank, Angola, IN until the minimum, $900,000 is sold. Neither the managing member nor its affiliates may purchase membership interests to meet the minimum. The offering will terminate one year from the commencement of the offering if the minimum is not sold, or upon two years from the commencement of the offering if the minimum is sold. However, the managing member reserves the right to change the termination date of the offering pursuant to the LLC Operating Agreement. If the minimum is not sold, the managing member will return your original investment within five days after the offering is terminated, together with any interest accrued and without deduction for any fees, costs or other charges. The managing member has sole and absolute discretion to terminate the offering for any reason, including if the minimum is reached. However, that is unlikely because the managing member would not recover the expenses advanced and it would suffer the loss of the opportunity to manage the Fund.

You must purchase at least $25,000 in membership interests, though the managing member may reduce this to no less than $5,000. You have the right to rescind your subscription for five days after it is submitted but, thereafter, you may only withdraw from the Fund after twelve months by redeeming your membership interests. There will be no selling commission, however, the selling agents will receive an annual continuing service fee of 3% of the value of the membership interests sold by them.

The Risks - These securities are highly speculative. Before you decide whether to invest, read this entire prospectus carefully and consider risks below and the complete description of "Risks you face" beginning on page 6.

* The Fund business is the speculative trading in futures, commodity options and unregulated currency contracts selected by registered commodity trading advisors.

*  You could lose all or a substantial amount of your investment in the Fund.

*  The Fund is new and has no operating history.

* Trading profits and interest income must be generated to offset substantial expenses. To receive your investment back after one year, the Fund must generate a return of 11.24% should we sell the minimum and 8.07% should we sell the maximum.

* Transfer of your membership interests will be restricted and subject to managing member approval. No public market for the membership interests exists and none is expected to develop.

* Although you will not receive distributions, you must pay annual Federal and State income taxes on your share of any profits earned, if any.

* We must pay the following fees: 0.276% annual management fee on our net assets to the traders; 6% annual fixed brokerage commissions and 4.283% incentive fee on new net profits to the corporate managing member; 22.717% incentive fee on new net profits to the traders; and, annual accounting and legal fees of $23,000.

* This Fund will not make distributions. To receive a return on your investment, you must use our redemption procedure, which is subject to restrictions.

* The managing member and affiliates have conflicts of interest with regard to the management of this Fund including, but not limited to, the individual managing member is the sole principal of the corporate managing member and a 50% owner of the principal selling agent.

* Commodity trading is highly leveraged. A small change in the market price of a contract can produce adverse consequences to the value of the Fund.

Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any State securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The Fund is not a registered mutual fund under the Investment Company Act of 1940.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                          FUTURES INVESTMENT COMPANY
    5914 N. 300 West, P. O. Box C - Fremont, Indiana 46737 - (260) 833-1306
                     Best Efforts Principal Selling Agent

                             May ____, 2005

                     Commodity Futures Trading Commission

                           Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 6 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS THAT OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

------------------------------------

This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The Fund files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the sec public reference facilities in Washington, D.C. Please call the SEC at (800) SEC-0300 for further information.

The Fund's filings are posted at the SEC website at http://www.sec.gov.

Suitability Standards

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more than you can afford to lose.

To invest the minimum $25,000 in this Fund, you must have either:

* a net worth of at least $150,000, exclusive of home, furnishings and automobiles, or

* an annual gross income of at least $45,000 and a net worth, similarly calculated of at least $45,000.

Residents of the following States must meet the specific requirements set forth below. Net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund. No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Fund.

1. Alaska-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

2. Arizona-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

3. California-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

4. Iowa-Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Minimum purchase for individual retirement accounts and employee benefit plans in Iowa is $3,500.

5. Maine-Net worth of at least $200,000 or a net worth of at least $50,000 and an annual taxable income of at least $50,000.

6. Massachusetts-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

7. Michigan-Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income during the preceding year of at least $60,000.

8. Minnesota-Minnesota investors are deemed not to (i) represent that they are legally competent to execute the Subscription Agreement and Power of Attorney and (ii) make the representation in respect of risk tolerance in the Subscription Agreement.

9. Mississippi-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

10. Missouri-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

11. Nebraska-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

12. New Hampshire-Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.

13. North Carolina-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

14. Pennsylvania-Net worth of at least $175,000 or a net worth of at least $100,000 and an annual income of at least $50,000.

15. South Carolina-Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

16. South Dakota-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

17. Tennessee-Net worth of at least $250,000 or a net worth of at least $65,000 and annual taxable income of at least $65,000.

18. Texas-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the membership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

                               Table of Contents

Commodity Futures Trading Commission                                       i
Risk Disclosure Statement                                                  i
Suitability Standards                                                      ii
Table of Contents                                                         iii
Summary of the Offering                                                    1
The Fund                                                                   1
Description of Securities Offered for Sale                                 1
Plan For Sale of Membership interests                                      1
Subscription Procedure                                                     1
Will You Benefit From An Investment In The Fund?                           2
Business Objectives                                                        2
Summary Risk Factors                                                       2
Charges To The Fund                                                        3
Use Of Proceeds                                                            4
Selection Of Commodity Trading Advisors And Allocation Of Equity           4
Federal Income Tax Aspects                                                 4
Redemptions                                                                4
Security ownership of certain beneficial owners                            4
Diagram of Fund Structure & Commissions TriView Global Fund, LLC           5
The Risks You Face                                                         6
The corporate managing member of this Fund has no experience.              6

We must pay substantial fees, charges and expenses regardless of profitability which must be recovered before you can receive a return
on your investment.                                                        6
Net unit value may be less than the initial offering price per unit.       6
The managing member has fixed the initial offering price per unit at
$1,000.  Trading losses after the commencement of business could cause
the per unit value to less than this amount.                               6

You may not transfer your membership interests and must rely on our
redemption procedures to receive your investment back.                     6
Your right of redemption is limited.                                       6
The Fund depends upon the individual managing member, and his absence
could cause the Fund to cease operations.                                  6
Managing member and commodity trading advisors will serve other
businesses and may not have adequate time to devote to the Fund.           7
There are conflicts of interest in the Fund structure that may limit
our profits.                                                               7
You will be taxed on profits though you will not receive distributions. 7 You will have to pay taxes on profits in a current year which may be
lost in future years.                                                      7

If the managing member selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be
responsible for recouping any previous losses.                             7

The managing member may change the commodity trading advisors and their
allocation of equity to or among advisors without prior notice to you.     7

You will not participate in management and may not contest the business
decisions of the managing member.                                          7
Commodity futures trading is speculative and highly risky.                 7
As a result of leverage, small changes in the price of the Fund's
positions may result in major losses.                                      8
The managing member does not control the trading advisors or their
methods and may not be able to prevent large losses.                       8
Illiquid markets could make it impossible for the Fund's advisors to
realize profits or limit losses.                                           8
Changes in trading equity may adversely affect Fund performance.           8
Failure of commodity brokers or banks could result in loss of assets. 8 When trading in foreign exchanges, if the creditworthiness of the other parties or the foreign currency is not maintained, we may lose
the entire value of our positions in those markets.                        8
Option trading is highly risky and requires less equity to secure a
trade, thus providing greater potential for loss.                          9
If the price of a contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to
government imposed price limits or market illiquidity.                     9
We may not be able to compete with others with greater resources which
could cause loss of Fund investment.                                       9

Adverse ruling by IRS may cause suspension of trading or taxation as a
corporation.                                                               9
The offering of units has not been subject to independent review.          10
You will not have the protections provided by the Investment Company
Act of 1940.                                                               10
Investment in this Fund may subject you to the inconvenience of an
IRS audit.                                                                 10
Managing member may settle IRS claim without your approval, whether
or not it is in your best interest.                                        10
You may be subject to back taxes and penalties.                            10
The managing member may cause riskier trading by raising the
incentive fee to 27% without prior notice to you.                          10

Conflicts Of Interest                                                      10
The managing member, the commodity trading advisors, the introducing broker, the futures commission merchant, the selling agents and their principals may preferentially trade for themselves and others,
possibly to the derogation of Fund investors.                              10
Possible retention of voting control by the managing member may
limit your ability to control issues.                                      11
Fund fees may be higher than they would be if they were negotiated.        11
Managing member may select trading advisor to capitalize on its
incentive fee                                                              11
Commodity trading advisors may engage in high risk trading to
generate fees.                                                             11
The individual managing member has sole control over the time he will
allocate to the management of the Fund.                                    11
The introducing broker receives a portion of the round turn
commissions and is affiliated with one of the commodity trading
advisors.                                                                  11
No Resolution Of Conflicts Procedures                                      12
Interests Of Named Experts And Counsel                                     12
Management's Discussion And Analysis                                       12
The Fund                                                                   12
The Managing Members                                                       12
Experience                                                                 12
Authority                                                                  13
Analysis of Critical Accounting Policies                                   13
Fund Books and Records                                                     13
The Commodity Trading Advisors                                             13
Executive Compensation                                                     13
The Advisory Contracts                                                     13
Business Objective And Expenses                                            13
Explanatory Notes:                                                         15
Securities Offered                                                         15
Management's Discussion                                                    16
Description of Intended Operations                                         16
Risk Control                                                               16
Trading Risks                                                              16
Fiduciary Responsibility and Remedies                                      17
Indemnification                                                            17
Provisions of LLC Operating Agreement                                      17
Provisions of Law                                                          17
Provisions of Federal and State Securities Laws                            17
Provisions of the Securities Act of 1933 and NASAA Guidelines              18
Provisions of the Clearing Agreement                                       18
Other Indemnification Provisions                                           18
Relationship With The Futures Commission Merchant, the Introducing
Broker And The Managing member                                             18
Fixed Commissions are Competitive                                          18
Relationship With The Commodity Trading Advisors                           18
The Commodity Trading Advisors Will Trade For Other Accounts               18
Non-Disclosure Of The Commodity Trading Advisors' Methods                  18
Charges To The Fund                                                        19
Compensation Of Managing member                                            19
Compensation Of The Commodity Trading Advisor                              19
Restrictions on Management Fees                                            20
Compensation of Futures Commission Merchant and Introducing Broker         20
Compensation of Selling Agents                                             20
Miscellaneous Fees To Futures Commission Merchant                          20
Rights of Managing member                                                  20
Other Expenses                                                             21
Charges To The Fund                                                        21
Potential Advantages                                                       22
Equity Management                                                          22
Investment Diversification                                                 22
Limited Liability                                                          22
Administrative Convenience                                                 22
Access To The Commodity Trading Advisors                                   22
Use Of Proceeds                                                            22
Determination Of The Offering Price                                        23
The Managing Member                                                        23
Identification                                                             23
The Individual Managing Member                                             23
No Ownership In Commodity Trading Advisors And Futures Commission
Merchant                                                                   24
Trading By The Managing Member                                             24
No Prior Performance of this Fund and Regulatory Notice                    24
Trading Management                                                         24
No Affiliation With Commodity Trading Advisors                             24
Rights of the Managing Member With Respect To Commodity Trading
Advisor Selection And Allocation Of Equity                                 24
Performance of Other Funds Managed by the Managing member                  25
Performance Record Of Bromwell Financial Fund, Limited Partnership         25
Performance Record Of Atlas Futures Fund, Limited Fund                     26
The Commodity Trading Advisors                                             27
Forecast Trading Group, LLC                                                27
Business Background                                                        27
Trading Program                                                            27
Performance History                                                        28

Forecast Trading Group, LLC - The Forecast Portfolio                       28
NuWave Investment Corp                                                     28
Business Background                                                        28
Trading Program                                                            29
Performance History                                                        30
NuWave Investment Corp - Combined Portfolio                                30
NuWave Investment Corp - Combined Portfolio (2x)                           31
NuWave Investment Corp - Electronic Futures Portfolio                      33
Adobe Asset Management, LLC                                                33
Business Background                                                        33
Trading Program                                                            34
Performance History                                                        35
Adobe Asset Management, LLC - Financial Futures Discretionary
Program                                                                    35
Adobe Asset Management, LLC - 5xFinancial Futures Discretionary
Program                                                                    35
The Futures Commission Merchant                                            36
The Introducing Broker                                                     36
Federal Income Tax Aspects                                                 37
Scope Of Tax Presentation                                                  37
No Legal Opinion As To Certain Material Tax Aspects                        37
Fund Tax Status                                                            37
No IRS Ruling                                                              38
Tax Opinion                                                                38
Passive Loss And Unrelated Business Income Taxes Rules                     39
Basis Loss Limitation                                                      39
At-Risk Limitation                                                         39
Income And Losses From Passive Activities                                  39
Allocation Of Profits And Losses                                           39
Taxation Of Futures And Forward Transactions                               39
Section 988 Foreign Currency Transactions                                  40
Capital Gain And Loss Provisions                                           40
Business For Profit                                                        40
Self-Employment Income And Tax                                             40
Alternative Minimum Tax                                                    41
Interest Related To Tax Exempt Obligations                                 41
Not A Tax Shelter                                                          41
Taxation Of Foreign Members                                                41
Fund Entity-Audit Provisions-Penalties                                     41
Employee Benefit, Retirement Plans And IRA's                               42
The LLC Operating Agreement                                                42
Formation Of The Fund                                                      42
Units of Membership interests                                              42
Management Of Fund Affairs                                                 42
General Prohibitions                                                       43
Additional Offerings                                                       43
Fund Accounting, Reports, And Distributions                                43
Federal Tax Allocations                                                    43
Transfer Of Membership interests Only With Consent Of The Managing
Member                                                                     43
Termination Of The Fund                                                    43
Meetings                                                                   44
Redemptions                                                                44
Plan For Sale Of Membership Interests                                      44
No NASD Limitation on Sales Commissions                                    44
No Sales to Discretionary Accounts                                         44
The Selling Agent                                                          44
Depository Agreement                                                       45
Subscription Procedure                                                     45
Subscription Amounts                                                       45
Revocation and Acceptance of Subscription                                  45
Investor Suitability                                                       46
Investor Warranties                                                        46
Legal Matters                                                              46
Litigation And Claims                                                      46
Legal Opinion                                                              46
Experts                                                                    46

A.      TriView Global Fund, LLC

Audited Financial Statements for the Period ended December 31, 2004

B.      TriView Capital Management, Inc.

Audited Financial Statements for the Period ended December 31, 2004

         [The balance of this page has been intentionally left blank.]

Summary of the Offering

This summary is to assist your understanding of the offer. To be certain you have a full understanding of the risks of this investment, you must carefully review the entire document, including the appendixes.

The Fund

The TriView Global Fund, LLC allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures, forward and swap markets. Specifically, the Fund trades in a portfolio that includes financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. It can also participate in agricultural commodities, commodities in general, like metals and energy products, options on futures, and the futures markets domestically and globally. The managing member uses its discretion to employ advisors that look to manage risk and volatility. The principal of the managing member has provided advisory services for individual managed accounts for 25 years similar to the services he is providing for the Fund, and he has developed and refined his approach to evaluating professional advisors over that period.

TriView Global Fund, LLC is a Delaware limited liability company organized on October 1, 2004 and maintains its main business office at 101 N. Fairfield Drive, Dover, Delaware 19901, (800) 331-1532 and keeps its financial records with Michael J. Liccar & Co., Certified Public Accountants, 53 West Jackson Boulevard, Suite 1250, Chicago, Illinois 60604, (312) 922-6600. The Fund is operated pursuant to a LLC Operating Agreement, which is included as Appendix A, and is managed and controlled by TriView Capital Management, Inc., a Delaware corporation, and Michael Pacult, the sole owner and principal of TriView Capital, both of which are collectively referred to as the managing member.

The managing member employs independent professional trading managers called commodity trading advisors to select trades for the Fund.

Description of Securities Offered for Sale

We are offering a minimum of $900,000 and a maximum of $ in units of membership interest at a value per unit that is initially established by the managing member at $1,000. After we commence business, units will be offered at the month end net asset value per membership interest, which reflects trading profits, losses and expenses.

Plan For Sale of Membership interests

All sales will be made through broker dealers that will use their best efforts, which means they will try, but not guarantee, to sell the membership interests.

All subscriptions accepted by the managing member will be placed in an depository account maintained at Star Financial Bank, Angola, IN until the minimum, $900,000 is sold. Neither the managing member nor its affiliates may purchase membership interests to meet the minimum. If the minimum is sold, the depository account will be distributed into accounts in the name of the Fund. Interest accrued on your subscription amount will be used to buy additional membership interests for you. If the minimum is not sold after one year from the date of this prospectus, the managing member has directed the bank to within five days return your original investment, with any interest accrued and without any deduction for any expenses.

This offering will continue until the maximum of $50,000,000 is sold. The managing member may terminate this offering at any time.

Subscription Procedure

To purchase membership interests, you must (i) complete and execute a subscription agreement (Appendix D), and deliver your executed subscription documents and check for your investment, which should be made payable to "Star Bank for the acct. of TriView Fund,"(ii) make representations and warranties in the Subscription Agreement related to your suitability to purchase the membership interests, (iii) grant a Power of Attorney to the managing member to take all actions necessary to admit you as a member to the Fund, and (iv) pay for at least $25,000 in membership interests, though the managing member may reduce this amount to not less than $5,000.

You must also have the minimum net worth and income provided in the State of your residence, if it is listed, at the front of this prospectus or, one of the following: (i) a minimum net worth, exclusive of your home, home furnishings and automobiles, of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000, both exclusive of your home, home furnishings and automobiles.

These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards do not mean that an investment in the membership interests is suitable for you. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

Will You Benefit From An Investment In The Fund?

You may benefit from an investment in the Fund if you want to diversify your portfolio from traditional stock, bond and real estate investments and if you have money available that you can afford to lose without adverse consequences to your ability to support your family and your lifestyle. The purchase of Fund membership interests presents the opportunity to invest in futures markets which are typically not represented in most investors' portfolios and which, through long or short positions, offer the opportunity to profit from rising or falling markets.

However, if you cannot afford the risk of losing your entire investment in this Fund, you should not purchase these membership interests.



The Fund has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures, forward and swap trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio or not produce losses. The Fund's profitability also depends on the success of the trading techniques. If the Fund is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives. Investors in the Fund get the advantage of limited liability in highly leveraged trading.

Business Objectives

We are organized to be a commodity pool to engage in the speculative trading of futures and forward contracts, which are instruments designed to permit producers to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments. We also trade options on futures and forward contracts, which give the purchaser the right to acquire or sell a given contract at a specified time at a specified price.

We cannot guarantee that we will meet our objectives or avoid substantial losses.

Summary Risk Factors

Investment in the membership interests is speculative, illiquid, and highly risky. You should purchase membership interests only if you can afford to lose your entire investment. For a complete description of the risks of an investment in the Fund, see the Risk Factors section beginning on page 6.

Our business is the speculative trading in futures and forward contracts, and options on those contracts, selected by registered commodity trading advisors. This trading is highly leveraged and takes place in very volatile markets. You could lose all or a substantial amount of your investment in the Fund.

The Fund has no operating history. Therefore, you have no performance history of this Fund to serve as the basis for evaluating an investment in the Fund. However, the track record of the commodity trading advisors disclose the trading programs to be used for this Fund that give an indication of future results; however, past results are no guarantee of future results.

This Fund pays substantial fixed management fees and commission costs.
There is no guarantee that you will receive a return on your investment. To return an initial investment at $1,000.00 per unit of membership interest after the first year of operation, we must earn a profit of 11.24%, or $112.40 per initial $1,000 membership interest should we sell the minimum and 8.07% should we sell the maximum.

Transfer of your membership interests will be restricted and there are limitations on your right of redemption to surrender your membership interests in return for their value. No public market for the membership interests exists and none is expected to develop.

This Fund will not make distributions. To receive a return on your investment, you must use our redemption procedure. The redemption price will be the net asset value of the membership interests you hold at the end of the month in which you provide the managing member with no less than ten business days prior written notice of your request to redeem.

Although you will not receive distributions, you must pay Federal and State income taxes on your share of the profits, if any, earned by this Fund for the year in which they are earned.

The managing member and affiliates have conflicts of interest with regard to the management of this Fund. Specifically (i) the managing member's fees and principal selling agent's continuing service fees have not been negotiated at arm's length and, therefore, may be higher than those paid by other commodity pools that compete with this Fund, (ii) the individual managing member is the sole principal of the corporate managing member and is a 50% owner of the affiliated principal selling agent, and (iii) the managing member, the commodity trading advisors and their principals may preferentially trade for their own accounts or for others, which may be at the derogation of pool participant interests.

Commodity trading is highly leveraged. A small change in the market price of a contract can produce adverse consequences to the value of the Fund.

The managing member may at any time and at its sole discretion select and allocate the Fund's assets to commodity trading advisors other than those initially selected, and investors in the Fund must rely on the ability of the managing member to select such other advisors. The managing member has no obligation initially to allocate the offering proceeds to any of the three trading advisors identified in this prospectus or to any particular program of any such advisor.

The incentive nature of the compensation to be paid to the corporate managing member and the commodity trading advisors may encourage riskier or more speculative positions than would otherwise be assumed.

The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable, and that may not occur.

Charges To The Fund

The Fund's charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.

___________________________________
Entity

Nature of Service

Amount of Compensation

___________________________________
The managing member

(TriView Capital Management, Inc. and Mr. Michael Pacult)

Manages the Fund; negotiates and pays trading costs; assumes credit risk of the Fund to the futures commission merchant

TriView Capital receives a fixed brokerage commission of 6% to clear domestic trades plus actual commissions charged for trades made on foreign exchanges and forward markets, if any, and retains the difference between the 6% and the round turn commissions paid to the futures commission merchant. [$1,250+]

TriView Capital receives a 4.283% incentive fee computed quarterly on new net profits the Fund has produced through trading.

___________________________________
The commodity trading advisors

(Forecast Trading Group, LLC,
NuWave Investment Corp., and
Adobe Asset Management, LLC)

Selects and enters trades for the Fund

0.276% annual management fee, paid monthly, of the equity assigned to it to trade. [$69+]

22.717% quarterly incentive fee on new net profits it generates.

___________________________________
The futures commission merchant

(Man Financial Inc.)

Accepts trades from the advisor, clears the trades; hold the Fund's trading equity

The corporate managing member pays the futures commission merchant the per round turn commissions.

___________________________________
The introducing broker

(Mt. Kemble Futures)

Introduces the trades from the advisor to the futures commission merchant

Shares the round turn brokerage commissions paid by the managing member to the futures commission merchant for trades generated by Adobe and Forecast, but does not share the round turn brokerage commissions for trades generated by NuWave.

___________________________________
The selling agents

(Futures Investment Company, a National Association of Securities Dealers registered broker/dealer, principal selling agent and additional selling agents it appoints)

Solicits and services investment in the Fund

After Fund has commenced trading, the Fund pays the selling agents a 3% continuing service fee per year on the investment in the Fund, adjusted month to month to reflect profit and loss, for so long as the investment remains in the Fund. [$1,000+]

___________________________________
Lawyers and Accountants

(The Scott Law Firm, P. A., Frank L. Sassetti & Co., Michael J. Liccar & Co.)


Initial and continuing legal, audit and accounting work

$55,000 in offering and organizational expenses and up to $225,000 in offering expenses if the maximum is sold to be reimbursed by the Fund to the managing member after the twelfth month of operation. [$113+] During operation, $23,000 in annual audit, accounting and legal costs ($18,000 and $5,000, respectively). [$11.50+]

___________________________________
+ Each $25,000 investment pays this amount per year for these particular expenses. When the expense is not based on a percentage, but rather a fixed amount, we have computed that expense upon an assumed net asset value of $50,000,000.

Use Of Proceeds

After the twelfth month of operation following the commencement of business, the Fund will reimburse the managing member for all offering and organizational expenses incurred up to the end of the twelfth month of operation after the commencement of business. Such expenses are estimated to be $55,000. Additional offering costs after the raise of the minimum are estimated to be $225,000 if the maximum in face value of membership interests are sold. If the offering is continued after the first twelve months of operation, additional offering expenses will be paid by the Fund as incurred.

The managing member will initially apply all of the Fund assets toward trading commodities and cash reserves.

Selection Of Commodity Trading Advisors And Allocation Of Equity

The managing member has selected three trading advisors to serve as commodity trading advisor of the Fund. The trading advisors are solely responsible for making trades, and neither the managing member nor you will have notice or the opportunity to approve the trades made. All programs traded by the trading advisors are disclosed in this prospectus; however, the trading advisors may develop new programs with different criteria to trade Fund equity. The advisors are expected to make short sales, with unlimited risk of loss, on behalf of the Fund. The managing member, without prior notice to you, may terminate or add trading advisors, or change the amount of equity allocated to any or all advisors.

Federal Income Tax Aspects

In the opinion of The Scott Law Firm, P.A., counsel to the managing member, the Fund is classified as a Fund and will not be considered a publicly-traded Fund taxable as a corporation for Federal income tax purposes. As such, whether or not the Fund has distributed any cash to the members, each member must report his or her allocable share of items of income, gain, loss and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of ordinary income or loss, and/or capital gain or loss.

Trading losses of the Fund, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the members. Although the Fund treats the brokerage fees and performance fees paid as ordinary expenses, such expenses may be subject to restrictions on deductibility for Federal income tax purposes or be treated as non-deductible, syndication costs by the Internal Revenue Service.

Redemptions

You may request the managing member to accept the surrender of your membership interests for cash through our redemption procedures. The managing member will try to comply with all redemption requests, but may not be able to do so because of insufficient liquid assets or reserve for contingent claims. The Fund will only honor redemption requests to the extent there is available cash, and the managing member has discretion to liquidate fund holdings to honor redemption requests. Subject to the forgoing limitations, there will be no limit on the percentage of membership interests you may redeem provided, in the case of partial redemptions, you must maintain the regulatory minimum balance of $5,000. Redemptions will be offered on both a first-come, first-serve and pro rata basis with payment of the redemption request in the sole discretion of the managing member.

You will not be allowed to make any redemption during the first twelve months of your initial investment. See, The LLC Operating Agreement, Redemptions.

Security ownership of certain beneficial owners
___________________________________
(1) Title of class

(2) Name and address of beneficial owner

(3) Amount and nature of beneficial ownership

(4) Percent of class
___________________________________
(1) Units of Membership Interest

(2) TriView Capital Management, Inc., corporate managing member, 5914 N. 300 West, Fremont, IN 46737

(3) 1 Unit of Membership Interest initially valued at $1,000

(4) 50%
___________________________________
(1) Units of Membership Interest

(2) Michael P. Pacult, individually, 5914 N. 300 West, Fremont, IN  46737

(3) 1 Unit of Membership Interest initially valued at $1,000

(4) 50%
___________________________________

         [The balance of this page has been intentionally left blank.]

                    Diagram of Fund Structure & Commissions

                           TriView Global Fund, LLC

Please see the previous table under Charges to the Fund for a description of the parties and expenses.

Investor (you)*
|
Principal Selling Agent
Futures Investment Company**
| | |
| | Members
| | Investors (you)
| |
| Commodity Trading Advisors
| Forecast Trading Group, LLC,
| NuWave Investment Corp., and
| Adobe Asset Management, LLC
|
Managing Member and
Commodity Pool Operator
TriView Capital Management, Inc.***
and Michael P. Pacult
|
Futures Commission Merchant
Man Financial Inc
Introducing Broker
Mt. Kemble Futures LLC
|
Futures Market

* Once the minimum of $900,000 is sold, investors will acquire at least 99% ownership of the Fund, regardless of how much in membership interests are sold beyond the minimum.

** Mr. Pacult, one of the managing members, is a principal and 50% owner of Futures Investment Company, the principal selling agent.

*** Mr. Pacult is sole stockholder, director, principal and officer of TriView Capital Management, Inc., the corporate managing member of the Fund and, as a result, he is the sole decision maker for the Fund. TriView Capital, as corporate managing member, and Mr. Pacult, individually, are currently the sole members of the Fund and each maintain a one unit ($1,000) interest in the Fund.

The Risks You Face

Investment in the membership interests is speculative, illiquid, and highly risky. You should purchase membership interests only if you can afford to lose your entire investment. All of the following risks, except payment of fixed expenses, are present without regard to the amount of membership interests sold.

The corporate managing member of this Fund has no experience.

The corporate managing member, has not previously operated a commodity pool or engaged in any other business. Also, the Fund has not yet commenced business and, therefore, has no performance history.

We must pay substantial fees, charges and expenses regardless of profitability which must be recovered before you can receive a return on your investment.

We must pay our fees, charges and expenses before you will realize a profit. They are (i) fixed brokerage commissions, paid monthly, calculated on the equity assigned to the trading advisors to trade for domestic trades plus actual commissions charged by the futures commission merchant for trades made on foreign exchanges and forward markets, if any, (ii) a continuing service fee, payable monthly, to the selling agents, (iii) a management fee, paid monthly, to the commodity trading advisors, (iv) yearly accounting, audit and legal expenses, (v) variable operating expenses such as telephone, postage, and office supplies, and (vi) extra-ordinary expenses such as claims and defense of claims from brokers, members, and other parties.

The incentive fees to the managing member and the commodity trading advisors are accrued monthly but paid on a quarterly basis. The Fund may increase the combined incentive fees paid to the trading advisors and managing member to 27% if the management fee is eliminated. Conversely, the Fund may increase the management fees to the commodity trading advisors and managing member to a total of 6% if the total incentive fees are decreased to 15%. The Fund may be subject to substantial incentive fees in the initial quarters of operation of the Fund that will not be refunded, even if we experience subsequent losses that produce a net loss for that year. See Charges to the Fund.

Net unit value may be less than the initial offering price per unit.

The managing member has fixed the initial offering price per unit at $1,000. Trading losses after the commencement of business could cause the per unit value to less than this amount.

You may not transfer your membership interests and must rely on our redemption procedures to receive your investment back.

You can assign or transfer your membership interests with the consent of the
managing member, which will be granted only in limited circumstances.   See
The LLC Operating Agreement, Transfer Of Units Only With Consent Of The Managing member and the LLC Operating Agreement (Appendix A).

Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses. See The LLC Operating Agreement, Redemptions.

Your right of redemption is limited.

Our redemption procedures provide that the redemption amount will be the net asset value of the membership interests as calculated at the end of the month in which the redemption request is received. You must submit your redemption request in a form acceptable to the managing member no less than 10 business days prior to the withdrawal date and it must be approved by the managing member. Your redemption request may not be granted if we do not have enough liquid assets. Subject to the foregoing limitations, the managing member intends to grant all redemption requests received no less than ten days prior to the last business day of the month and will use its best efforts to pay those requests within twenty days after the last business day of the month in which the redemption request was received. Intervening circumstances may prevent the redemption of membership interests before they are significantly devalued. See The LLC Operating Agreement, Appendix A, Redemptions.

Further, substantial redemption requests could adversely affect us by (i) the liquidation of positions too rapidly or on unfavorable terms which prevent us from satisfaction of all redemption requests, or (ii) the reduction of our available trading equity at a time when we have an opportunity to earn substantial profit.

The Fund depends upon the individual managing member, and his absence could cause the Fund to cease operations.

You will be relying entirely on the ability of the managing member to select and monitor the commodity trading advisors selected for the Fund. The individual managing member is also the sole director and officer of the corporate managing member. If he becomes unable to perform his duties, the Fund could be required to cease operations and trading until a replacement for him is found.

Managing member and commodity trading advisors will serve other businesses and may not have adequate time to devote to the Fund.

The individual managing member currently manages three other public commodity pools, one of which is in the process of registration of its securities, and both managing members have reserved the right and expect to manage additional pools in the future. Such other pools may also use this pool's managing member to negotiate better terms for clearing and other services. The commodity trading advisors currently manage other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. Although the commodity trading advisors intend to use similar trading methods for all accounts they manage, they may vary those methods slightly. Accordingly, there is no guarantee that our trading results will be similar to or better than the trading advisors' other accounts. Our business could be adversely affected by the failure of either the individual managing member, who is also the sole director of the corporate managing member, or the trading advisors to devote sufficient time to the Fund affairs. See Risk Factors, Trading Management, and The Commodity Trading Advisors.

There are conflicts of interest in the Fund structure that may limit our profits.

Before investing in this Fund, you must consider the actual and potential conflicts of interest that exist in our structure and operation.
Specifically, the individual managing member is also a principal of Futures Investment Company, the principal selling agent.

Because the principal selling agent is affiliated with the managing member, no independent due diligence of this offering will be conducted in regard to interests it sells. The managing member retains a portion of the fixed annual fee for brokerage commissions and is paid an incentive fee and, therefore, is unlikely to resign. See Risk Factors, Conflicts of Interest, and the LLC Operating Agreement (Appendix A).

You will be taxed on profits though you will not receive distributions.

We do not intend to make cash distributions from profits.   Regardless of
whether distributions are made, if we realize profits for a fiscal year, you must report that income on your tax returns.

You will have to pay taxes on profits in a current year which may be lost in future years.

We might sustain losses that offset our profits after the end of the year.
We do not intend to make distributions, so you must receive a redemption pursuant to our redemption procedures to receive a return of your investment. And, losses after any year-end could require you to pay taxes on any prior year's income from principal. See Federal Income Tax Aspects and The LLC Operating Agreement (Appendix A).

If the managing member selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be responsible for recouping any previous losses.

We rely upon commodity trading advisors to generate profits pursuant to Advisory Contracts and Powers of Attorney (Appendixes F-H). A trading advisor may terminate its relationship with the Fund at any time. If this happens, or if the trading advisor becomes unable to serve us for any other reason, the managing member may select one or more alternate trading advisors. We cannot guarantee that any alternate trading advisors will trade as profitably as the original trading advisor, or that they will be retained on terms that are as favorable. Also, any new trading advisors will not be obligated to recoup losses, if any, incurred by the prior trading advisor before they are paid incentive fees on new net profits they generates.

The managing member may change the commodity trading advisors and their allocation of equity to or among advisors without prior notice to you.

Without prior notice to you, the managing member may change the commodity trading advisors and the amount of equity to trade at any time, for any reason.

You will not participate in management and may not contest the business decisions of the managing member.

You may not manage or conduct our business in any way. If you did, you would be deemed a managing member, which is not allowed by the LLC Operating Agreement (Appendix A). Accordingly, you are bound by the business decisions of the managing member.

Commodity futures trading is speculative and highly risky.

Commodity futures, forward, and option contracts have a high risk of loss and are highly volatile. Specifically (i) price movements are influenced by such unpredictable variables as: changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates, governments, exchanges, and other market authorities that intervene to influence prices, (ii) even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted, (iii) analysis by the use of a computer program to measure price, historical price averages, momentum and other technical factors deemed important by a commodity trading advisor may also fail to predict price direction, (iv) it is possible for most of our open positions to be unprofitable at the same time, (v) price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position, (vi) losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account, and (vii) short positions, which have unlimited risk of loss, will be taken on our behalf by the trading advisors.

As a result of leverage, small changes in the price of the Fund's positions may result in major losses.

A small amount of money relative to the value of the contract traded, called margin, must be deposited to place and hold a trade. The margin amount is typically between 10% and 30% of the value of the contract traded. This permits a large percentage gain or loss relative to the margin deposit. For example, if at the time of purchase, 10% of the futures contract price is deposited as margin, a 10% decrease in the position's value will cause a loss of all the equity allocated to the trade, which could equal the entire value of the account. The losses could be substantially more than the margin deposited and the total value of the account. Also, the trading advisors are solely responsible for its trades and will not be limited in the amount of leverage they may employ.

The managing member does not control the trading advisors or their methods and may not be able to prevent large losses.

The commodity trading advisors enter trades on our behalf directly with the futures commission merchant. The managing member does not know the trades before they are made, nor does it know the trading advisors' methods, the number of contracts bought or sold, or the margin required. The trading advisors will not notify the managing member of any modifications, additions or deletions to their trading methods and money management principles. We may suddenly suffer large losses before the managing member knows remedial action must be taken.

Illiquid markets could make it impossible for the Fund's advisors to realize profits or limit losses.

It is not always possible to execute a buy or sell order. Such lack of liquidity can be caused by a lack of interest in the contract caused by market conditions which produce no persons willing to buy or sell. Or, it may be caused by the suspension of trading which may occur because the price limit for a contract has been reached.

Most United States commodity exchanges limit price movement in a single direction by rules referred to as price limits. Once these limits have been reached, no trades may be executed at prices beyond the limits for a specified amount of time, usually until the next trading day. However, given sufficient price movement the following day, price limits may be imposed again. Accordingly, price limits may be in effect for protracted time periods. No trading may be made in the direction of the price movement while the limit is in place. The frequency of the imposition of price limits or the length of time they will be in effect cannot be predicted. This causes a lack of liquidity and exposure to substantial losses. These losses could exceed the total equity in our account.

Changes in trading equity may adversely affect Fund performance.

Commodity trading advisors often are unable to adjust to changes in the amount of money they manage. This is because (i) the larger amount of equity under management requires larger trades to be made, which may be more difficult to execute, (ii) there are legal limits called position limits upon the number of positions that may be taken on a particular commodity, and
(iii) it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in its allocated equity occurs. See Appendix I for the full definitions of position limits and scale in positions.

The commodity trading advisors will not limit the total equity it accepts and may suffer losses that cause a withdrawal of the equity it manages. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

Failure of commodity brokers or banks could result in loss of assets.

If the futures commission merchant or other entities with which our money is on deposit becomes bankrupt, we might only recover some, if any, of the equity in our account. The deposits in our bank accounts will be insured for only $100,000 and payment on insured deposits may be delayed.

When trading in foreign exchanges, if the creditworthiness of the other parties or the foreign currency is not maintained, we may lose the entire value of our positions in those markets.

Trading commodities involves entering a contract, or option to contract, for the delivery of goods or money at a future date. The value of the contract or option depends directly upon the creditworthiness of the parties and the
value of the item traded.   The managing member has the authority to grant
the right to the commodity trading advisors to trade commodities on United States commodity exchanges, foreign commodity exchanges, the inter-bank currency markets, the physical commodity cash markets and any other markets the managing member, in its sole judgment, deems appropriate. The commodity exchange contracts and options traded on United States exchanges are guaranteed by the members' credit. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement or a devaluation of a particular foreign currency to be large enough to destroy the creditworthiness or value of (i) the contracts and options issued by a particular party or government, or (ii) all of the contracts and options of an entire market.

In either of those situations, we could lose the entire value of a position with little recourse to regain any of its value.

Option trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss.

We expect to trade options, both puts and calls. After a position is taken, a liquid market may not exist for any particular commodity option or at any particular time. In an illiquid market, we may not be able to buy or sell to offset, or liquidate, the positions we have taken.

Option trading allows us to trade with less equity on deposit. Accordingly, the risk of loss of the entire account is great.

If the price of a contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to government imposed price limits or market illiquidity.

The Commodity Futures Trading Commission and the United States commodity exchanges have established limits referred to as Speculative Position Limits or Position Limits. These are different from the price limits described before. They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts. The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes. Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others.

We may not be able to compete with others with greater resources which could cause loss of Fund investment.

Commodity futures trading is highly competitive. We compete with others who may have greater experience, more extensive information about developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably. For instance, we will not maintain a warehouse to take delivery of commodities and will not have a large capital base to allow us to hold positions through bad times.

Adverse ruling by IRS may cause suspension of trading or taxation as a corporation.

When the sole managing member of a Fund is a corporation, the tax rules require conditions to be met to allow the Fund to be taxed as a partnership and not as a corporation. To be taxed as a partnership requires that two or more of the following tests be met: decentralized management, unlimited liability, limited transferability of shares, and limited continuation of existence.

Our tax status has not been confirmed by an IRS ruling. No such ruling has been or will be requested on our behalf. If we are taxed as a corporation for Federal income tax purposes in any taxable year(s), (i) our income or loss would not be passed through to you, (ii) we would be taxed at corporate rates, (iii) all or a portion of any distributions made to you would be taxed to you as dividend income, and (iv) the amount of such distributions would not be deductible by us in computing our taxable income. See Federal Income Tax Aspects.

The offering of units has not been subject to independent review.

Purchasing membership interests does not create an Individual Retirement Account, commonly called an IRA, and the creation and administration of an IRA are solely your responsibility. The assets of a retirement account should be carefully diversified and you should only allocate high risk capital to this Fund. If you invest a significant portion of your retirement plan or IRA assets in this Fund, you could be exposing that portion to significant loss. The managing member will not advise you in any manner on an investment in this Fund, including matters of diversification, prudence and liquidity. Accordingly, you must rely upon the experience of qualified investment counsel you select.

You will not have the protections provided by the Investment Company Act of 1940.

Stock investment companies and investment advisors must be registered under the Investment Company Act of 1940, as amended. Because the business of the Fund, the managing member and the commodity trading advisors involves only the trade of commodities, none of them is required, nor does any of them intend, to be registered under the Investment Company Act of 1940 or any similar State law. Therefore, you are not protected by any such legislation.


Investment in this Fund may subject you to the inconvenience of an IRS audit.

If our return is audited, the IRS may make adjustments to our reported items. If an audit results in an adjustment, you may be required to file amended returns, may be subject to a separate IRS audit, and may be required to pay back taxes, plus penalty and interest.

Managing member may settle IRS claim without your approval, whether or not it is in your best interest.

The corporate managing member is named tax matters partner. This grants it the power to settle any IRS claim on your behalf if you hold 1% or less interest in this Fund and do not timely object to the tax matters partner's authority, after notice. Such settlement may not necessarily be in your best interest. See Federal Income Tax Aspects.

You may be subject to back taxes and penalties.

The Fund tax counsel has delivered an opinion to the managing member that this Fund, as presently operated by the managing member, will be taxed as a partnership and not as a corporation. This opinion does not include the tax treatment of expenses to prepare the prospectus and selling expenses because they have to be allocated between expenses attendant to formation and ordinary business expenses by the managing member. In addition, commodity trading advisors' fees are combined with employee business expenses and other expenses of producing income. The aggregate of such expenses is deductible only if such amount exceeds 2% of the taxpayer's adjusted gross income. The managing member believes that our intended operations will qualify as a trade or business.

The managing member may cause riskier trading by raising the incentive fee to 27% without prior notice to you.

The managing member has reserved the right to raise, without prior notice to you, the total incentive fee between the trading advisor and the managing member to a maximum of 27% provided the total management fees charged by the commodity trading advisors and managing member are 0%. If this occurs, the trading advisors may engage in riskier trades, with the encouragement of the managing member, because their fees would be tied exclusively to the performance of the trading program.

Conflicts Of Interest

There are present and potential future conflicts of interest in our structure and operation you should consider before you purchase membership interests. The managing member will use this notice of conflicts as a defense against any claim or other proceeding made against the managing member, , the commodity trading advisors, the futures commission merchant, the principal selling agent or any principal or affiliate, agent or employee of any of them.

The managing member, the commodity trading advisors, the introducing broker, the futures commission merchant, the selling agents and their principals may preferentially trade for themselves and others, possibly to the derogation of Fund investors.

Because the managing member, the commodity trading advisors, the introducing broker, the futures commission merchant, the selling agents and their principals and affiliates may trade for themselves and others, conflicts of interest may exist or be created in the future. For example, if any of them trade for their own account, you will not have access to their trading records. They could take their positions prior to the entry of positions they know will be placed for the Fund, which would be to the derogation of Fund investors.

Possible retention of voting control by the managing member may limit your ability to control issues.

The managing member, its principal and its affiliates may purchase an unlimited amount of membership interests. These persons include the individual managing member, who is also a principal of Futures Investment Company, the principal selling agent. It is possible that they could purchase enough membership interests to retain voting control. They could then vote, individually or as a block, to create a conflict with your best interests. Such voting control may limit the members' ability to achieve a majority vote on such issues as amendment of the LLC Operating Agreement, change in our basic investment policy, dissolution of this Fund, or the sale or distribution of our assets. However, neither managing member may vote, directly or indirectly, on the issue of their removal.

Fund fees may be higher than they would be if they were negotiated.

The fixed brokerage commission calculated on equity assigned to the trading advisors to trade to the corporate managing member has not been negotiated at arm's length. The managing member accepts the credit risk of the Fund to the futures commission merchant and maintains the day to day contact with the selling agents and the commodity trading advisors. It also reviews the daily positions and margin requirements of the Fund and pays the futures commission merchant's charges.

The individual managing member is also the principal of the corporate managing member and a principal and 50% owner of Futures Investment Company, the principal selling agent. He has a conflict of interest because he receives compensation from the fixed brokerage commissions paid to the corporate managing member and the continuing service fee paid to the principal selling agent, Futures Investment Company. From the fixed brokerage commissions paid to the corporate managing member, the corporate managing member must pay round turn brokerage commissions to the futures commission merchant, who in turn shares them with the introducing broker.
The corporate managing member will keep any remaining portion of the fixed brokerage commissions. The continuing service fee is paid by the Fund to the selling agents for payment, as they determine, to the associated persons who sold membership interests to the other members and you.

Managing member may select trading advisor to capitalize on its incentive fee

The corporate managing member receives a 4.283% incentive fee on new net profits. It may select new trading advisors and accept an inordinately high exposure to risk to attempt to achieve profits to be paid the incentive fee.

Commodity trading advisors may engage in high risk trading to generate fees.

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the commodity trading advisors receive an incentive fee calculated on our new net profits, they might select trades that are too risky for us.

The individual managing member has sole control over the time he will allocate to the management of the Fund.

The individual managing member is responsible for managing this Fund and three other publicly traded Funds, and for performing other investor relations services as a principal and associated person of Futures Investment Company.

The individual managing member has also reserved the right to trade for his own account and to form and manage other commodity pools and ventures in the future. He is solely responsible for the allocation of his time to the management of this Fund as well as the other projects he currently manages and will manage in the future. He manages his time, in part, by the delegation of many of the tasks, such as trade selection and preparation of financial reports and offering documentation, to independent commodity trading advisors, accountants, and attorneys. He believes he presently has and will, in the future, have sufficient time to devote to the affairs of the Fund.

The introducing broker receives a portion of the round turn commissions and is affiliated with one of the commodity trading advisors.

The introducing broker, Mt. Kemble Futures, is affiliated with one of the trading advisors, NuWave Investment Corp. Though Mt. Kemble will receive a portion of the round turn commissions paid to the futures commission merchant for trades placed by the other two trading advisors, it will not receive any portion of the commissions for trades placed by its affiliate, NuWave.

No Resolution Of Conflicts Procedures

The managing member has not and will not establish formal procedures to resolve potential conflicts of interest. These future potential conflicts may adversely affect both you and us. However, the individual managing member, who is also principal of the corporate managing member, will use his twenty-five years of reputable industry experience to resolve any future conflicts on an ad hoc basis should they arise.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the managing member. You may not construe this prospectus as legal or tax advice. Before making an investment in this Fund, you should read this entire prospectus, including the LLC Operating Agreement (Appendix A) and the subscription agreement. You should also consult with your personal legal, tax, and other professional advisors. See Investor Suitability.

Interests Of Named Experts And Counsel

The managing member has employed The Scott Law Firm, P.A., a Florida professional corporation, to prepare this prospectus, provide tax advice and opine upon the legality of issuing the membership interests. Neither the law firm, its principal, any accountant, nor any other expert hired by the Fund to give advice on the preparation of this offering document have been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the managing member, the selling agent, the commodity trading advisors, the introducing broker or the futures commission merchant.

Management's Discussion And Analysis

The Fund

TriView Global Fund, LLC is a Delaware limited liability company organized on October 1, 2004, and maintains its main business office at 101 N. Fairfield Drive, Dover, DE 19901, (800) 331-1532. It is in the process of being qualified to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices.

Our business objective is to let our invested capital appreciate while controlling losses; however, there can be no assurance that we will meet this objective.

The Fund is managed by its managing members. We do not have officers or employees, which is why there is no report of executive compensation in this prospectus.

We operate pursuant to the terms of the LLC Operating Agreement attached as Appendix A, which grants full management control to the managing member including, the right to employ independent trading managers called commodity trading advisors.

Except for the LLC Operating Agreement, the Fund may not enter any contract with the managing member or commodity trading advisors that is greater than one year in duration. However, all such contracts may provide for automatic annual renewal and be terminable at anytime without penalty upon sixty days, or less, written notice by the either party to the contract.

The Managing Members

The corporate managing member is TriView Capital Management, Inc., a Delaware corporation incorporated on September 30, 2004. Its registration as a commodity pool operator is in process and it maintains its main business office at 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, (260) 833-1306.

The individual managing member is Michael Pacult, who was registered as a commodity pool operator on July 28, 2003 and maintains his main business office at 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, (260) 833-1306.

The individual and corporate managing members and the Fund will comply with all applicable registration and other requirements under the Commodity Exchange Act, as amended.

Experience

The corporate managing member has not previously operated a commodity pool or engaged in any other business. The individual managing member's background and experience can be found on page 23.

  The past performance of the other pools the individual managing member manages can be found at pages 24 and 25.

Authority

Mr. Pacult is the sole shareholder, director, principal and officer of TriView Capital Management, Inc. Although the signature of either TriView Capital or Mr. Pacult, individually, may bind this Fund, Mr. Pacult is the sole decision maker for this Fund. He also is the sole decision maker for two other publicly traded commodity pools.

The managing member is authorized to take all actions necessary to manage the
affairs of the Fund.   See Article II of the LLC Operating Agreement,
attached as Appendix A.

Analysis of Critical Accounting Policies

The Fund's critical accounting policies are set forth in the financial statements in this prospectus prepared in accordance with U.S. generally accepted accounting principles, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the Fund trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded as "change in unrealized profit/loss" for open (unrealized) contracts, and recorded as "realized profit/loss" when open positions are closed out; the sum of these amounts constitutes the Fund's trading revenues. Earned interest income revenue, as well as management fee, incentive fee, and brokerage fee expenses of the Fund are recorded on an accrual basis. The managing member believes that all relevant accounting assumptions and policies have been considered.

Fund Books and Records

Our books and records will be maintained for six years at the office of Michael J. Liccar & Co., Certified Public Accountants, 53 West Jackson Boulevard, Suite 1250, Chicago, Illinois 60604, (312) 922-6600. Liccar keeps the Fund original books, prepares our tax returns and prepares the IRS Form K-1s. You may access our books and records related to the Fund and your account by visiting either office at a mutually convenient time and you may
have copies made at a reasonable charge per page.    The managing member
serves as tax matters partner for the Fund. The CPA firm of Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 conducts our annual audit and the annual audit of the corporate managing member.

The Commodity Trading Advisors

To conduct trading on our behalf, the managing member has initially selected three independent commodity trading advisors. Without prior notice to you, the managing member has sole discretion to employ additional trading advisors, terminate any trading advisor, and change the amount of equity any advisor may trade. However, the managing member will give you notice of any change in trading advisors within seven days of such change. Such notice will include a description of your right to redemption.

No change in trading advisors will constitute a material change to the LLC Operating Agreement or the structure of our operation. All trading advisors employed to trade for the Fund will be registered with the Commodity Futures Trading Commission and will have at least three years of experience as a trading advisor.

Executive Compensation

The corporate managing member, as an independent contractor, is compensated to manage the pool. It receives a portion of the 6% fixed brokerage commissions and a 4.283% incentive fee. Also, as a 50% owner of Futures Investment Company, Mr. Pacult, one of the managing members, will receive a portion of the 3% annual continuing service fee paid to Futures Investment Company.

The Advisory Contracts

The managing member expects to assign 97% of our assets to trading by the advisors. Authority has been granted to the trading advisors as expressed in the executed advisory contracts and powers of attorney granted by the Fund to the trading advisors, and the futures commission merchant. See Appendixes F-H.

These agreements provide the trading advisors with revocable powers of attorney, which gives them (i) sole authority to determine the markets to be traded, (ii) the location of those markets, (iii) the size of the position to be taken in each market, and (iv) the timing of entry and exit in a market.


The advisory contracts and powers of attorney may be terminated, at any time, upon notice by either the Fund or a trading advisor to the other and to the futures commission merchant.

Business Objective And Expenses

Our objective is to achieve the potentially high rates of return that are possible through the speculative trading of futures, commodity options and forward contracts. We do not expect to engage in any other business.

The managing member organized this Fund to be a commodity pool, as that term is defined in the Commodity Exchange Act. It employs independent commodity trading advisors to trade for us.

The managing member intends to allocate 97% of our net assets to the selected trading advisors to conduct this trading. The trading advisors typically allocates between 10% and 30% of the trading equity assigned to them as a deposit, or margin, to secure the trading positions it selects. The right to increase the amount of equity utilized for margin is solely at the discretion of the commodity trading advisors and under certain market conditions, this range could be substantially higher.

Although we do not expect to make distributions, you will nevertheless be required to pay yearly Federal, State and local taxes upon income, if any, earned by this Fund.

There can be no assurance that we will achieve our business objectives, be able to pay the substantial commissions, fees and other costs to do business, or avoid substantial trading losses. See Charges to the Fund.

Below is a chart explaining the expenses we expect to incur during the first twelve months of trading. All interest income is paid to the Fund. The chart below assumes the value of each unit of membership interest will remain constant at $1,000 per membership interest during the first twelve months.

                   Expenses Per Unit of Membership interest
                  For The Next 12-Month Period Of Operations



                               Based Upon Minimum   Based Upon Maximum
                                    Units Sold          Units Sold

Units (1)                           900 Units          50,000 Units
                                    ($900,000)         ($50,000,000)

Selling Price per Unit (2)          $1,000.00             $1,000.00
Operating Expenses (3)                  25.56                  0.46
Continuing Compensation (4)             30.00                 30.00
Trading Advisors' Management Fee (5)     2.68                  2.68
Trading Advisor's and General
Partner's Incentive Fee (6)             19.90                 13.26
Brokerage Commissions and Trading
 Fees (7)                               58.20                 58.20
Interest Income (8)                    (23.94)               (23.94)

Trading Income Required to Redeem
 one Unit at Initial Value at end
 of period (9) and (10)             $  112.40              $  80.66

Income as a % of Selling Price
 Per Unit (11)                          11.24%                 8.07%

Explanatory Notes:

(1) Your investment will be held in a depository account and not used for trading until a minimum of 900 units of membership interests for a total equity to the Fund of $900,000 are sold. The Fund has currently registered on a Form S-1, filed with the U.S. Securities and Exchange Commission, a maximum of $50,000,000 of membership interests to be sold. The managing member may register additional membership interests, from time to time.

(2) You will purchase membership interests at the Fund's initial unit value established by the managing member of $1,000.

(3) The Fund will incur yearly operating expenses commencing after the commencement of business of approximately $18,000 for accounting and $5,000 for legal.

(4) The Fund pays to the principal selling agent a continuing service fee of 3% annually paid from the date of the commencement of business at the rate of 1/4% per month on the total investment sold by that agent for so long as the investment remains in the Fund.

(5) The commodity trading advisors are paid an annual management fee of 0.276%, paid monthly, of the trading equity allocated to them on deposit in the futures commission merchant account, calculated as of the close of business of the last trading day during the previous month. For purposes of this calculation, we assume that 97% of our assets will be deposited allocated to trading, with a 3% reserve retained by the Fund.

(6) The trading advisors receive a 22.165% quarterly incentive fee on new net profits and the corporate general partner receives a 4.283% incentive fee, similarly calculated.

(7) Brokerage commissions and domestic trading fees are fixed by the managing member at 1/2% monthly, 6% annually, of our assets on deposit with the futures commission merchant plus actual commissions for trades made on foreign exchanges or forward markets, if any. For purposes of this calculation, we assume that 97% of our assets will be deposited allocated to trading, with a 3% reserve retained by the Fund.

(8) For purposes of this calculation, we have assumed that 90% of the partnership equity will earn interest at the current cash market interest assumption rate of 2.66% annually. All interest income will be paid to the Fund.

(9) This computation assumes there will be no claims or other extra-ordinary expenses.

(10) There is no redemption fee. You will be permitted to withdraw your subscriptions for five days after submission to the managing member for acceptance.

(11) The break-even numbers in the above tables are our best estimates only.

All offering and organizational expenses incurred until the end of the first twelve months of operation after the commencement of business will be paid by the managing member and reimbursed by the Fund after the twelfth month of operation after the commencement of business, conditioned upon the sale of the minimum offering amount. Such expenses to be paid twelve months after the sale of the minimum are estimated to be $55,000.

Securities Offered

The Fund will offer and sell membership interests in this Fund at the initial price of $1,000. After the sale of the minimum and commencement of business, the membership interests will be sold at the month end net asset value per membership interest of the Fund. See Determination Of The Offering Price.

You, the Investor, will have pro rata rights to profit and losses which will vary with your investment amount and the right to vote on Fund matters such as the replacement of the managing member. See The LLC Operating Agreement attached as Appendix A. You will not be responsible for our debts in excess of your investment amount, unless (i) we become insolvent and you receive distributions which represent a return on your investment, in which, under certain circumstances, you would have to return to us to pay our debts,
(ii) you acquire any interest in the corporate managing member, or (iii) you manage this Fund.

See Plan For Sale of Membership interests and Subscription Requirements.

Your subscription agreement and check (i) must be approved by the managing member before you will become a member and will be either rejected within five business days of receipt or accepted at the sale of the minimum or on the close of business on the last day of the month in which your subscription was received, (ii) becomes irrevocable and may not be withdrawn after five days after submission; unless, a longer statutory withdrawal period applies to you, and (iii) will be deposited and held until you are admitted into the Fund in a segregated depository account.

There cannot be any assurance that the minimum membership interests will be sold. The managing member is authorized, in its sole discretion, to terminate this or any future offering of membership interests.

Management's Discussion

This is the initial offering of our membership interests. We may conduct future offerings after the close of this offering, but will raise money only through offerings, such as this one, and do not intend to borrow any money. We must pay expenses to qualify and sell our membership interests, such as fees for the preparation of this prospectus, sales literature, and web site promotion, as well as other expenses. We allocate all our net assets to trading and other investments, except those assets used to pay operating expenses and reserves for redemptions and contingencies, and we conduct all our business through the managing member.

Description of Intended Operations

The managing member has selected Man Financial Inc. as an unaffiliated futures commission merchant and Mt. Kemble Futures to serve as its introducing broker. When the Fund commences business, the managing member will deposit its funds to the futures commission merchant to hold as security for the trades selected by the commodity trading advisors. The futures commission merchant has been directed to send the managing member, before the open of business each day, a computer or fax report that describes the positions held, the margin allocated, and the profit or loss on the positions from the date the positions were taken.

Risk Control

The managing member reviews the daily transmissions provided by the futures commission merchant and makes appropriate adjustments to the allocation of trading equity. Based upon the amount of available trading equity, the trading advisors have sole discretion to make specific trades, determine the number of positions taken, and decide the timing of entry and departure from each trade made.

The managing member uses its best efforts to monitor the daily value of the Fund, which it calculates from the daily information provided by the futures commission merchant, and will make such information available to members upon request. However, the accountant calculates the Fund's net asset value per investor unit after the close of business on the last day of each month. If the net asset value per unit falls to less than 50% of the greater of

*  the original $1,000 selling price less commissions and other charges, or

*  such higher value earned through trading,

then the managing member will:

*  immediately suspend all trading

*  provide you with immediate notice of the reduction in net unit value, and

* give you the opportunity, for 15 days after the date of such notice, to redeem your membership interests according to the provisions of the LLC Operating Agreement.

No trading shall commence until after the lapse of such fifteen-day period. See Appendix A attached.

Trading Risks

Most United States commodity exchanges limit daily fluctuations in commodity futures contracts prices by regulations referred to as daily price fluctuation limits or daily limits. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Such an occurrence could prevent us from promptly liquidating unfavorable positions and subject us to substantial losses. These losses could exceed the margin initially required to make the trade. In addition, even if commodity futures prices have not moved the daily limit, we may not be able to execute futures trades at favorable prices. This may be caused by light trading in such contracts or by a sudden and substantial price move in a futures or forward contract. These limitations on liquidity are inherent in our proposed commodity futures trading operations. Otherwise, our assets are expected to be highly liquid.

Except for payment of offering and other expenses, the managing member is unaware of any anticipated (i) known demands, commitments or required capital expenditures, (ii) material trends, favorable or unfavorable, which will affect our capital resources, or (iii) trends or uncertainties that will have a material effect on operations.

Each United States commodity exchange, with the approval of the Commodity Futures Trading Commission and the futures commission merchant, establishes minimum margin requirements for each traded contract. The futures commission merchant will require the margin assigned to each account to be on deposit before a trade will be accepted. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts for its customers. Because we generally use a small percentage of assets for margin, we do not believe that any increase in margin requirements

will materially affect our proposed operations. However, it is possible for an increase in margins applicable to the trades the advisors select for us to force us to liquidate positions because we cannot meet the additional margin requirements.

Management cannot predict whether the value of our membership interests will increase or decrease. Inflation is not projected to be a significant factor in our operations, except to the extent inflation influences futures prices.

Fiduciary Responsibility and Remedies

You have legal rights under Delaware law and applicable Federal and State securities laws. In all dealings affecting this Fund, the managing member has a fiduciary responsibility to you and all other members to exercise good faith and fairness. No contract shall permit the managing member to contract away its fiduciary obligation under common law. The LLC Operating Agreement conforms with the LLC Act for the State of Delaware in regard to the definition of the fiduciary duties of the managing member.

If the managing member acts in good faith and exercises its best judgment, it will not be liable merely because we lost money or otherwise did not meet our business objectives. Additionally, there are substantial and inherent conflicts of interest in the Fund's structure which are inconsistent with the managing members' fiduciary duties. The managing member intends to raise the disclosures made in this prospectus and the representations you make in the subscription agreement as a defense in any proceeding brought which seeks relief based on the existence of such conflicts of interest. See Conflicts of Interest.

In the event that you form the belief that the managing member has violated its fiduciary duty, you may seek relief individually or on behalf of the Fund under applicable laws, including the laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the managing member. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring Fund class actions in Federal court to enforce your rights and the rights of the other members under the Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to sale of your investment to you may be recovered from the managing member should the breach of those laws been caused by the managing member. The responsibility of a managing member to you and other members is a changing area of the law. If you have questions concerning the responsibilities of the managing member, you should consult your legal counsel. The performance of the managing member for the operation of the Fund and its fiduciary duty are governed by the LLC Operating Agreement attached as Appendix A.

Indemnification

Provisions of LLC Operating Agreement

The LLC Operating Agreement protects the managing member from being responsible or accountable for any act or omission, for which you, other members or the Fund itself may claim it is liable, provided that the managing member determined such act or omission was within the scope of its authority and in the best interest of this Fund, and such action or failure to act does not constitute misconduct or a breach of the Federal or State securities laws related to the sale of membership interests.

Specifically, if the managing member has acted within the scope of its authority and is being assessed a demand, claim or lawsuit by a member or other entity, the Fund will defend, indemnify and hold the managing member harmless from and against any loss, liability, damage, cost or expense, including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits which were actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the Fund.

Provisions of Law

According to applicable law, indemnification of the managing member is payable only if the managing member determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the managing member, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the members, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to Federal and State securities laws. If any indemnification of the managing member arises out of an alleged violation of such laws, it is subject to the following legal conditions.

Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless: there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the managing member or other particular indemnitee, or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the managing member or other particular indemnitee, or a court of competent jurisdiction approves a settlement of the claims against the managing member or other agent of the Fund and finds that indemnification of the settlement and related costs should be made, provided, before seeking such approval, the managing member or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the Securities and Exchange Commission and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold membership interests.

Provisions of the Securities Act of 1933 and NASAA Guidelines

The Securities and Exchange Commission and the various State administrators believe that indemnification for liabilities arising under the Securities Act of 1933 are unenforceable because such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines.

Provisions of the Clearing Agreement

We clear trades through a futures commission merchant, Man Financial, Inc. According to the clearing agreement that governs these trades, we must indemnify it for any reasonable outside and in-house attorney's fees incurred by it arising from any failure to perform our duties under the clearing agreement.

Other Indemnification Provisions

The managing member has indemnified the selling agent, Futures Investment Company, and expects to indemnify any other selling agents it selects that there are no misstatements or omissions of material facts in this prospectus.

Relationship With The Futures Commission Merchant, the Introducing Broker And The Managing member

The corporate managing member supervises the relationship with the futures commission merchant and introducing broker, including the negotiation of the round turn commission rates incurred through trading via the commodity trading advisors, and review of the daily reports.

The managing member has engaged Man Financial Inc to act as the futures commission merchant to open and close the trades selected by the trading advisors for the Fund account. It has engaged Mt. Kemble Futures to introduce the trades to Man Financial Inc.

Fixed Commissions are Competitive

The annual fixed commission that we pay to clear our trades plus actual costs for foreign markets, if any, are less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association. The managing member has the right to select any substitute or additional selling agents, introducing brokers or futures commission merchants at any time, for any reason. However, the managing member, is unlikely to dismiss the current principal selling agent because of its affiliation with the individual managing member.

Either managing member or any other commodity pool operated by them may obtain commission rates to clear trades that are more favorable to their accounts than the brokerage commissions the managing member charges us.

Relationship With The Commodity Trading Advisors

The Commodity Trading Advisors Will Trade For Other Accounts

The commodity trading advisors will trade for their own accounts and for others on a discretionary basis. They may use trading methods, policies and strategies for others that differ from those used for us. Consequently, such accounts may have different trading results from ours.

Because a trading advisor trades for itself and others, it is possible for it to take positions ahead of or opposite to the positions taken for us. This would present a potential conflict of interest. See Appendix I for Taking Positions Ahead of the Fund.

Pursuant to Commodity Futures Trading Commission Regulation 421.03, the trading advisors will use the average price system for those futures and options contracts where its use is authorized, when trades taken on behalf of both the Fund and the trading advisor's other accounts are identical, and when the prices of such trades are different. See Appendix I for the definition of Average Price System.

The commodity trading advisors have also informed the managing member that when the average price system is not available, trades will be filled in order based on the numerical account numbers, with the lowest price allocated to the lowest account number and in numerical matching sequence, thereafter.

Non-Disclosure Of The Commodity Trading Advisors' Methods

We have provided a general description of the commodity trading advisors' methods and strategies under The Commodity Trading Advisors, Description of Trading Program. However, the specific details of their trading methods are proprietary and complex in nature and will not be disclosed to us or you. No notice will be given to you of any changes the trading advisors may make in their trading methods. See Risk Factors, No Notice of Trades or Trading Method.

Charges To The Fund

As an investor in this Fund, you will pay your pro rata share of the cost of our formation and operation. These charges are described in narrative form and in the chart that follows this narrative. In this prospectus, we have disclosed all compensation, fees, profits and other benefits, including reimbursement of out-of-pocket expenses, which the managing member and its affiliates will earn in connection with this offering. Some of these charges were not negotiated at arm's length, but rather were determined by the managing member.

Compensation Of Managing member

We pay the corporate managing member fixed brokerage commissions of 6% annually from which it must pay the futures commission merchant the cost of the domestic trades entered by the commodity trading advisors. Actual commissions will be charged to the Fund by the futures commission merchant for trades made on foreign exchanges and forward markets, if any. The corporate managing member retains the difference between the 6%, if any, and the clearing costs and fees paid to the futures commission merchant.

The Fund pays the corporate managing member an incentive fee equal to 4.283% of the new net profit produced by the Fund.

The managing member does not intend to charge a management fee, but has reserved the right to charge a management fee of up to 6% per year, at its sole discretion, provided the incentive fee is appropriately reduced. See Charges to the Fund, Restrictions on Management Fees.

Compensation Of The Commodity Trading Advisor

The commodity trading advisors will be allocated equity to trade from funds that will be deposited in an account with the futures commission merchant. The trading advisors are allocated equity through a Fund account maintained at Man Financial Inc. Each month, we deduct from the Fund's account managed by two of the trading advisors a certain percentage computed upon the close of business on the last trading day of the previous month and pay it directly to the trading advisors as management fees. See the table below for allocation among the trading advisors. The managing member has reserved the right to change this fee at its sole discretion. See Charges to the Fund, Restrictions on Management Fees.

The Fund pays all three commodity trading advisors incentive fees equal to 22.717% of the new net profit they produce, computed independently for each. It would be possible for one advisor to earn an incentive fee while the Fund as a whole lost money because of the poor trading performance of another advisor.

                   CTA        Allocated Equity
              Breakdown (%)    (% of Minimum)  Management Fee Incentive Fee
Cash Reserve      N/A              3.000%             N/A         N/A
TriView Capital   N/A                N/A            0.000%      4.283%
All CTAs          N/A             97.000%           0.276%      22.165%
  NuWave        29.000%           28.130%           0.500%      20.000%
  Forecast      14.000%           13.580%           1.000%      20.000%
  Adobe         57.000%           55.290%           0.000%      25.000%

Total          100.000%          100.000%           0.276%      26.447%

New net profit:

* is calculated to determine how much a trading advisor has increased our net assets through trading alone

* is based upon the net value of the equity assigned to the trading advisor to trade

*  is calculated monthly but paid quarterly

* only occurs when any losses in previous quarters have been offset by new profits regardless of whether:

  *  the managing member has changed the trading advisor's compensation, or

  *  the Fund and trading advisor have entered a new contract

*  is adjusted to eliminate the effects of:

  *  any new subscriptions for membership interests

  *  redemptions by members

  *  interest income paid by the futures commission merchant, and

  * any other income earned on our assets that are not related to trading activity, regardless of whether such assets are held separately or in a margin account.

The following hypothetical table illustrates the quarterly incentive fee that would be earned by the trading advisors, assuming they all make identical percentage return profits, and the managing member based on the new net income, as calculated above.

Qtr      Net Income      CTAs (22.717%)      MM (4.283%)
1     $      1,000       $      227.17       $      42.83
2             (200)               0.00               0.00
3            1,000              181.74              34.26
4              500              113.59              21.42

Restrictions on Management Fees

It is possible that some of the States in which we wish to sell membership interests will require that we apply the North American Securities Administrators Association Guidelines for commodity pools. These guidelines provide that (i) the total management fees, including those of the managing member and the commodity trading advisors, may not exceed 6% of our net assets, and (ii) incentive fees based upon profits earned may not exceed 15% of new net profits.

As permitted by the guidelines, without prior notice to you, the managing member has reserved the right to raise the current total incentive fee beyond 15%, provided the total allowed management fees of 6% are correspondingly lowered by 1% for every 2% increase in incentive fees, until a maximum of 27% incentive fee and minimum 0% management fee is reached. The managing member will notify you of any change in fees within seven business days. The managing member would likely change these fees only if it retained a substitute trading advisor on different terms. If the management fees and incentive fees were raised in a manner not in accordance with these guidelines, we could not offer or sell this Fund's interests to residents of States that apply these guidelines to this offering. The current total incentive fees and total management fees are within the NASAA guidelines.

Compensation of Futures Commission Merchant and Introducing Broker

The Fund pays the corporate managing member annual fixed brokerage commissions of 6%, paid at 1/2% monthly, to cover all domestic clearing costs, including the pit brokerage fees, National Futures Association fees, and exchange fees, plus actual commissions charged to trade on foreign exchanges and forward markets, if any. The managing member is responsible for all payments to the futures commission merchant and retains the difference between the 6% brokerage commission paid to it by the Fund and the payments it makes to the futures commission merchant for domestic trades.
The futures commission merchant shares the round turn brokerage commissions generated by the trades of Adobe and Forecast Trading Group, LLC and Adobe Asset Management, LLC, but not those of NuWave Investment Corp., with the introducing broker and is responsible for all payments to the introducing broker.

Compensation of Selling Agents

The Fund pays a monthly continuing service fee to the selling agents who are qualified to provide services to us and you. The continuing service fees are 3% per year paid monthly at the rate of 1/4% of the value of the membership interests in the Fund at the close of business on the last day of each month.

The recipients of the continuing service fee are responsible for maintaining investment in this Fund. This must be done to spread the potential risk of losses over a large number of investors to protect our ability to continue in business, and to allow the long-term trading strategies of the commodity trading advisors to be profitable so additional investments can be solicited.

The Fund pays continuing service fees to the persons responsible for selling the membership interests to (i) maintain continuous contact with the members to whom they sold interests in the Fund, (ii) review of the monthly statement to be aware of the Fund results to discuss with the investors,
(iii) explain changes in trading advisors and results from operations, (iv) answer questions regarding the Fund, and (v) work to retain investment in the Fund.

Miscellaneous Fees To Futures Commission Merchant

We will reimburse the futures commission merchant for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. The managing member has instructed the trading advisors to avoid these charges and, therefore, no significant charges of this nature are anticipated.

Rights of Managing member

Without prior notification to you, the managing member has reserved the right to (i) add a managing member management fee, (ii) increase or lower the incentive fee, (iii) add, change or remove the futures commission merchant,
(iv) add, change or remove the commodity trading advisors, (v) add, change or remove the introducing broker, (vi) have the Fund pay a round turn brokerage commission as opposed to a fixed percentage, at any time, with or without a change in circumstances; provided, however, such brokerage commissions are presumed reasonable if they do not exceed 80% of the published retail rate of the futures commission merchant plus pit brokerage fees, or 14% annually, including pit brokerage fees, of the average net assets directly related to trading activity.

Other Expenses

We must pay legal and accounting fees, as well as other expenses and claims. For each year of normal operations, we must pay yearly legal, audit and accounting costs of approximately $23,000, which includes $18,000 for accounting and audit and $5,000 for legal services. We must also pay customary and routine administrative expenses, and other direct expenses.

In addition, the partnership will itself pay or reimburse the managing member for direct expenses, such as the cost to prepare and file periodic amendments and restatements of the registration statement, prospectus, and financial statements. Also reimbursable are web site promotion used in connection with the solicitation and sale of membership interests, together with audit fees, delivery charges, statement preparation and mailing costs, telephone toll charges, and postage.

Charges To The Fund

The following table includes all charges to the Fund.

______________________________
Entity

Form of Compensation

Amount of Compensation

______________________________
Managing member

(TriView Capital Management, Inc. and Michael Pacult)

Fixed Brokerage Commission

TriView Capital receives 6% annually to clear domestic trades plus actual commissions charged for trades made on foreign exchanges and forward markets, if any, and retains the difference between the 6% and the round turn commissions paid to the futures commission merchant. [$1,250+]

Incentive Fee

TriView Capital receives a 4.283% incentive fee computed quarterly on new net profits the Fund has produced through trading

______________________________
Selling Agents

(Futures Investment Company, a National Association of Securities Dealers registered broker/dealer, principal selling agent and additional selling agents it appoints)

Continuing Service Fee

The Fund pays the selling agents a 3% annual continuing service fee, charged monthly after Fund business has commenced, adjusted month to month to reflect profit and loss, for so long as the investment remains in the Fund. [$1,000+]

______________________________
Futures Commission Merchant

(Man Financial Inc)

Round-turn commissions

The corporate managing member pays the futures commission merchant its round turn brokerage commissions.

Reimbursement of delivery, insurance, storage and any other charges incidental to trading and paid to third parties

Reimbursement by the Fund of actual payments to third parties in connection with Fund trading

______________________________
Introducing Broker

(Mt. Kemble Futures)

Round-turn commissions

Shares the round turn brokerage commissions paid by the managing member to the futures commission merchant for trades generated by Adobe and Forecast, but does not share the round turn brokerage commissions for trades generated by NuWave.

______________________________
Commodity Trading Advisor

(Forecast Trading Group, LLC,
NuWave Investment Corp., and
Adobe Asset Management, LLC)

Fixed Management Fee

0.276% annual management fee, paid monthly, of the trading equity assigned to it to trade. [$69+]

Incentive Fee

22.717% of the quarterly new net profits it generates

______________________________
Third Parties

(The Scott Law Firm, P.A., Frank L. Sassetti & Co., & Michael J. Liccar & Co., CPA)

Legal, accounting, audit and other actual expenses necessary to the operation of the Fund, and all claims and other extraordinary expenses of the Fund. Claims and other costs cannot be estimated and will be paid or reserved as incurred.

$55,000 in offering and organizational expenses and up to $225,000 in offering expenses if the maximum is sold to be reimbursed by the Fund to the managing member after the twelfth month of operation. [$113+] During operation, $23,000 in annual audit and accounting and legal costs ($18,000 and $5,000, respectively). [$11.50+]

______________________________
+ Each $25,000 investment pays this amount per year for these particular expenses. When the expense is not based on a percentage, but rather a fixed amount, we have computed that expense upon an assumed net asset value of $50,000,000.

Potential Advantages

Commodity trading is speculative and involves a high degree of risk. See Risk Factors. However, your investment in this Fund will offer the following potential advantages:

Equity Management

We offer the opportunity for you to place equity with registered commodity trading advisors who have demonstrated an ability to trade profitably in the judgment of the managing member, and have that equity allocated to the trading advisors in a manner that is intended by the managing member to optimize future profit potential.

The individual managing member has over twenty-five years of experience in selecting commodity trading advisors to manage individual investor accounts and describing to investors how managed futures accounts work.

We expect this experience to benefit us in the quality of trading advisors selected and in the explanation to prospective investors of our operation and the attendant risks of investment.

Investment Diversification

If you are not prepared to spend substantial time trading various commodity contracts or options, you may participate in these markets through a $25,000 investment in the Fund, thereby obtaining diversification from other investments you may have in stocks, bonds and real estate.

Limited Liability

In the opinion of our legal counsel, The Scott Law Firm, P.A., you will not be subject to margin calls and cannot lose more than your original investment amount plus, in the event of bankruptcy, distributed profits made within any applicable preference period, provided the Fund's structure is maintained by the managing member, and no member participates in any phase of our management other than to vote as a member pursuant to the terms of the LLC Operating Agreement. See the LLC Operating Agreement (Appendix A).

Administrative Convenience

We are structured to provide you with services that alleviate the administrative details involved in trading commodities contracts directly, including providing monthly and annual financial reports showing, among other things, the value of each unit of membership interest, trading profits or losses, and expenses.. We also prepare all tax information relating to your investment in this Fund.

Access To The Commodity Trading Advisors

The commodity trading advisors selected by the managing member require minimum account sizes substantially greater than the $25,000 minimum investment required by us. Accordingly, you have access to three trading advisors for a smaller investment than is available from any single trading advisor.

Use Of Proceeds

After the sale of the minimum and twelve months of operation the Fund will reimburse the managing member for all offering and organizational expenses incurred up to the end of the twelfth month of operation after the commencement of business and paid when they are incurred after twelve months of operation. Such expenses are estimated to be $55,000. Additional offering costs after the raise of the minimum are estimated to be $225,000 if the maximum in face value of membership interests are sold. If the offering is continued after the first twelve months of operation, additional offering expenses will be paid by the Fund as incurred.

The managing member will initially apply all of the Fund assets toward trading commodities and cash reserves.

At the end of each month, the management, brokerage commission and continuing service fees identified under Charges to the Fund are paid by the Fund. Incentive fees are paid at the end of each quarter.

The managing member has sole authority to determine the percentage of our assets that will be held on deposit with the futures commission merchant, used for other investments, and held in bank accounts to pay current obligations and as reserves.

The managing member expects to deposit substantially all of our net assets with the futures commission merchant for trading by the trading advisors. However, approximately 3% of the previous month's net assets will be retained in our bank accounts to pay expenses and redemptions.

We use only cash and cash equivalents, such as United States Treasury Bills, to satisfy margin requirements. All entities that will hold or trade our assets will be based in the United States and will be subject to United States regulations.

The managing member believes that 10% to 30% of our assets will normally be committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the Fund's benefit. To estimate interest income earned upon our deposits, the managing member has assumed that we will receive 2.66% interest on our deposits at the futures commission merchant.

The futures commission merchant, government agency or commodity exchange could increase margins applicable to us to hold trading positions at any time. And, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions taken.

Determination Of The Offering Price

The managing member initially established the number of units to be offered at fifty million dollars ($50,000,000) with the minimum number that must be sold to raise the minimum and commence business at nine hundred thousand dollars ($900,000), and set the value of each unit of membership interest for sale at one thousand dollars ($l,000). These amounts were established at the discretion of the managing member based upon its knowledge of industry standards. Upon the raise of the minimum and the commencement of trading, we will offer membership interests at their net unit value, or the price per unit equal to our net assets, after payment and accrual for all expenses and reserves, divided by the number of outstanding units of membership interests. This amount is calculated after the close of business on the last business day of the month in which the managing member accepts a duly executed subscription agreement and payment from a future member. Such future member will be admitted as a member on the open of business on the first day of business of the following month.

The Managing Member

Identification

Two managing members, TriView Capital Management, Inc. and Mr. Michael Pacult, manage us. See Management's Discussion and Analysis of Financial Condition, The Managing Members.

The purpose of a corporate managing member is to provide continuous Fund operations in the unlikely event that the individual managing member is unable to perform. The corporate managing member receives the incentive fee to preserve the fee structure of the Fund independent of an individual. The presence of an individual managing member satisfies the net worth requirement of a managing member under the Federal tax laws and North American Securities Administrators Association guidelines applicable to a sponsor of a commodity pool.

Audited financial statements for the corporate managing member for the period ended December 31, 2004 are included in this prospectus. The individual managing member's net worth is in excess of 3.3 million dollars and consists primarily of real estate that is not readily marketable. However, it is sufficient to maintain compliance with the North American Securities Administrators Association guidelines for commodity pools. This will allow the membership interests to be sold in States that apply those guidelines. Also, see Experts.

You will not acquire or otherwise have any interest in the corporate managing member, or any entity other than TriView Global, by purchasing the membership interests offered by this prospectus.

The Individual Managing Member

Mr. Pacult, age 59, is the individual managing member and the sole shareholder, director, principal, and officer of the corporate managing member. He is also a principal, officer, director and 50% shareholder of Futures Investment Company, the principal selling agent.

Mr. Pacult grew up in Detroit, MI and went to high school at Howe Military School in Howe, IN. In 1969 he received a B.A. Degree from the University of California, Berkeley, where he majored in English and in Zoology. Prior to moving to Chicago in 1980 to become involved in the futures industry, he was a part owner and Senior Vice President of a California real estate development company.

In 1983, Mr. Pacult and his spouse, each as 50% owners, established
Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. From inception to present, Mr. Pacult has been a director and president of Futures Investment Company. It serves as the principal selling agent of membership interests.

In addition to the membership interests offered pursuant to this prospectus, Futures Investment Company offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities.

Commencing in August 2003 to present, Mr. Pacult has also been the sole owner, director and president of Belmont Capital Management, Inc., the commodity pool operator of Bromwell Financial Fund, LP; and from August, 2003, to present, he has been the sole owner, director and president of Ashley Capital Management, Inc., the commodity pool operator of Atlas Futures Fund, LP; and, since inception to present, he has been the sole owner, director and president of White Oak Financial Services, Inc., the commodity pool operator of Providence Select Fund, LP; and, since inception to present, he has been the sole owner, director and president of TriView Capital, the commodity pool operator and managing member of the Fund. Mr. Pacult also serves as the individual commodity pool operator of the Fund, Atlas Futures Fund, LP and Providence Select Fund, LP, which has not yet commenced business.

His duties as a director and officer of the above named corporations and as a commodity pool operator of those Funds are to make all of the decisions and supervise all of the actions they take.

No Ownership In Commodity Trading Advisors And Futures Commission Merchant

Neither the individual managing member, nor any of his affiliates, has any ownership in the commodity trading advisors, the introducing broker or the futures commission merchant.

Trading By The Managing Member

Either managing member may, from time to time, trade commodity interests for its own accounts. The results and other records of any such trading activities will not be made available to you. Neither managing member will knowingly take positions ahead of identical positions taken by the Fund.

No Prior Performance of this Fund and Regulatory Notice

We have not begun trading and do not have any performance history.
However, the individual managing member has extensive experience in the futures industry and presently serves as the sole director and officer of the corporate managing member and as the individual managing member of two other publicly traded commodity pools.

The regulations of the Commodity Futures Trading Commission and the National Futures Association prohibit any representation by a person registered with the Commodity Futures Trading Commission or by any member of the National Futures Association, respectively, that such registration or membership in any respect indicates that the Commodity Futures Trading Commission or the National Futures Association, as the case may be, has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement. Likewise, no commodity or securities exchange, nor the Securities and Exchange Commission, nor any other regulatory agency has given or will give any such approval or endorsement.

Trading Management

No Affiliation With Commodity Trading Advisors

The trading advisors are not affiliated with either managing member. Additionally, the managing member will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either managing member. See The Commodity Trading Advisors for a summary of the trading advisors' performance information.

Rights of the Managing Member With Respect To Commodity Trading Advisor Selection And Allocation Of Equity

The managing member believes that a trading advisor should be retained on a medium to long-term basis and should be allowed to implement fully its trading strategy.

However, the managing member may, in its sole discretion and without notice to you, terminate any current or future trading advisor, select additional trading advisors, or change the allocation of equity to any trading advisor.

The managing member periodically reviews our performance to determine if a current trading advisor should be changed or if others should be added. In doing so, the managing member may use computer generated correlation analysis or other types of automated review procedures to evaluate trading advisors.

If a trading advisor is replaced, the new trading advisor will receive incentive fees independent of the previous trading advisor's performance.

As the managing member receives an incentive fee and may engage more than one trading advisor, the following may possibly occur (i) we may pay an incentive fee to one trading advisor which is trading profitably while the other trading advisor produces losses which cause us to be unprofitable overall, (ii) the managing member may receive an incentive fee because the Fund is profitable overall, though one or more trading advisors are trading at a loss, (iii) as the trading advisors trade independently, they may compete for similar positions or take positions opposite each other, which may limit our profitability.

Performance of Other Funds Managed by the Managing member

Within the last ten years, the individual managing member of the Fund, Michael Pacult, has managed two other commodity pools, both of which are publicly offered and currently in operation: Atlas Futures Fund, LP and Bromwell Financial Fund, LP. The Fund's corporate managing member has not managed any other commodity pools. As of August, 2003, Mr. Pacult became an individual general partner and sole principal of the corporate general partner of both Atlas and Bromwell, but is no longer an individual general partner of Bromwell. As of March 31, 2005, the total amount of money raised for both pools is $11,735,505 and the total number of investors in both pools is 220. In November, 2003, the two trading advisors for Bromwell were replaced because they were unprofitable. As of January 12, 2005, the new trading advisor, Fall River Capital, LLC had not been profitable and the general partner of Bromwell suspended the offering and trading, and caused substantially all of the partners to redeem their accounts in Bromwell. Bromwell is currently undergoing reorganization with new terms and a new commodity trading advisor. Atlas, however, has been profitable since inception and its offering is ongoing.

Performance Record Of Bromwell Financial Fund, Limited Partnership

The individual managing member of the Fund serves as the principal of a corporate general partner, Belmont Capital Management, Inc., which manages another commodity pool called Bromwell Financial Fund, Limited Partnership. Bromwell was declared effective by the Securities and Exchange Commission on March 16, 2000 and commenced business on July 11, 2000.

Bromwell pays various expenses in relation its operation including (i) a monthly management fee of 1/6%, or 2% annually, to its trading advisor, (ii) a quarterly incentive fee to the trading advisor of 20% on new net profits it generates, (iii) a quarterly incentive fee of 3% to the corporate general partner on all new net profits of the partnership, and (iv) a monthly brokerage commission of 11/12%, or 11% annually, to the corporate general partner.

The following capsule shows the past performance of Bromwell Financial Fund, LP for the period from inception of trading in July 2000 through January 12, 2005, which was the last trading date of the partnership. Past Performance Is Not Necessarily Indicative Of Future Results.

You will receive no interest in Bromwell Financial Fund or any other entity except TriView Global by your purchase of membership interests in TriView Global Fund, LLC offered by this supplement to prospectus.



                 Bromwell Financial Fund, Limited Partnership
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

2005                                               2000
(Jan 1 - Jan 12)    2004    2003    2002    2001   (Jul - Dec)
(14.54)             (9.37)  (9.27)  (4.82)  (1.84) (2.71)

Name of Pool:  Bromwell Financial Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of Commodity Trading Advisor: Fall River Capital, LLC
Principal Protected:  No
Date of Inception of trading:  July, 2000
Aggregate Gross Capital Subscriptions:   $2,525,062
Net Asset Value of the pool (03/05): $23,280.23 on total units outstanding (03/05): 36.44
Net Asset Value Per Unit:  $638.78
Largest Monthly Draw-Down**:  4-01/16.49%
Worst Peak-to-Valley Draw-Down***:  9-02 to 1-05/43.15%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** Draw-down is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.



Performance Record Of Atlas Futures Fund, Limited Fund

The individual managing member of the Fund serves as an individual general partner and as the principal of a corporate general partner, Ashley Capital Management, Inc., both of which manage another commodity pool called Atlas Futures Fund, Limited Partnership. Atlas Futures Fund, LP was declared effective by the Securities and Exchange Commission on September 3, 1999. It commenced trading on October 15, 1999. Clarke Capital Management, Inc selects and enters trades for Atlas Futures Fund, Limited Partnership.

Atlas Futures Fund pays various expenses in relation its operation including a quarterly incentive fee of 25% on all new net profits to its trading advisor, and a monthly brokerage commission of 11/12%, or 11% annually, to its corporate general partner.

The following capsule shows the past performance of Atlas Futures Fund, LP for the period from inception of trading in October 1999 through October 31, 2004. Past Performance Is Not Necessarily Indicative Of Future Results.

You will receive no interest in Atlas Futures Fund or any other entity except TriView Global by your purchase of membership interests in TriView Global Fund, LLC offered by this prospectus.



                    Atlas Futures Fund, Limited Partnership
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

2005
(Jan - Mar)    2004    2003    2002    2001    2000
14.55          56.04   33.47   10.97   (5.70)  31.76

Name of Pool:  Atlas Futures Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Principal Protected: No
Date of Inception of trading:  October, 1999
Aggregate Gross Capital Subscriptions:  $10,247,489
Net Asset Value of the pool: $14,072,473 on total units outstanding: 4,498 Net Asset Value Per Unit: $3,129
Largest Monthly Draw-Down**:  10-02/12.94%
Worst Peak-to-Valley Draw-Down***:  9-02 to 11-02/17.86%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** Draw-down is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Commodity Trading Advisors

Forecast Trading Group, LLC

Forecast was established under the laws of the State of New Jersey in June 2001. Forecast is registered as a commodity trading advisor with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association in such capacity effective July 2001, NFA I.D. Number 0314282. Forecast's principal office, and the site where its books and records are maintained, is located at 62 Hampshire Hill Road, Upper Saddle River, New Jersey 07458, Telephone: (201) 327-7087, Telefax: (201) 327-9408,
E-mail: ForecastTrading@aol.com

Business Background

James R. Brunn, is the Managing Director of Forecast Trading Group, LLC. Mr.
Brunn is responsible for all trading decisions  for Forecast.   In addition,
Mr. Brunn is a registered Principal and Associated Person of James Brunn Associates, Inc. since November 1996. Mr. Brunn's career has spanned over 20 years in senior management and trading positions with international banking institutions. In the positions he held, Mr. Brunn was responsible for the supervision and risk management oversight of other traders employed at the banks.

At Banque Francaise du Commerce Exterieur (October 1994 to December 1996), Mr. Brunn functioned as a market maker in the major currencies, in addition to strategic trading. As Chief Dealer for Credit Industriel et Commercial, a French banking corp. (April 1992 to May 1993) and as a proprietary trader at Standard Chartered Bank (June 1993 to August 1994), Mr. Brunn worked on an exotic currency desk and he helped to establish a European Monetary System (EMS) trading desk. He also developed the guidelines used by the bank for strategic position taking.

Mr. Brunn was the Chief Dealer at Royal Bank of Scotland from April 1989 to April 1992. His responsibilities included strategic positioning for the bank and the development of risk management oversight.

Mr. Brunn was the Chief Dealer of Foreign Exchange from May 1985 to April 1989 at Banque Arab International Investments. He was responsible for Strategic trading decisions for the banks proprietary account and the spot trading of major US dollar positions. His responsibilities included the development and implementation of programs to hedge currency risk assumed by the bank's money market operations.

Mr. Brunn served as Senior Foreign Exchange Dealer at Lloyds Bank Plc. (Oct.
1978 to May  1985) where he established the EMS  trading desk.   In  that
position, he was also responsible for the spot and forward books of numerous European and commonwealth currencies. While at Lloyds, he spent time on the floor of the New York Futures Exchange, as a registered floor broker.

Affiliated Weather Research Professionals.   Forecast currently subscribes to
the weather forecasting services of both Messrs. Charles Notis and James Roemer, each of who are top U.S. meteorologists. Charles Notis (of Freese Notis Weather) and James Roemer (Weatherrisk Institute Inc.) received national recognition for being two of the first meteorologists to forecast the major grain drought of 1988. Mr. Notis and Mr. Roemer each have over 25 years experience forecasting for Fortune 500 grain and energy companies in the U.S. In addition, Mr. Roemer was the top rated CTA in the U.S. from 1988-1991 before he decided to stop managing money in 1994 and focus exclusively on weather consulting.

Trading Program

Forecast trades one program, the Forecast Portfolio, and relies primarily on fundamental analysis with the support of technical analysis. The trading methodologies employed by Forecast are based on programs analyzing weather maps and crop reports, which are proprietary in nature and are also dependant upon the proprietary meteorological models of its affiliated research providers. It should be noted that commodity trading strategies based merely upon seasonality or other generally anticipated cyclical effects have not been shown to provide consistent profits, and are as likely to lead to random losses over time. Forecast therefore does not advise its clients to invest in energy and agricultural commodities based upon seasonal weather patterns. However, it is a widely-held and traditionally supported belief of the commodity industry that unanticipated changes in weather patterns, such as exceptionally hot, cold or dry regional weather conditions often expressed in governmental or private forecasts, can be an important factor in determining the price of such commodities as crude oil, heating oil, corn, soybeans,
wheat, orange juice, coffee, cotton, and others.   Additionally, during the
past 7-10 years, such weather changes have become extremely important in the price of natural gas. Forecast believes that access to the most accurate weather forecasts available combined with timely and academically sound analysis and interpretation of that information, provides key competitive advantages relative to other market participants.

Performance History

Forecast Trading Group, LLC - The Forecast Portfolio

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of membership interests pursuant to this offering does not include any interest in this program.



             Forecast Trading Group, LLC - The Forecast Portfolio
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

               2005    2004    2003    2002    2001    2000    1999
January        (3.75)   3.53    3.51    5.17    8.30   (6.47)    N/A
February       (4.41)   4.49    2.83    1.17   (5.50)  (2.89)    N/A
March           0.74    5.10   (5.92)  (1.16)  (2.31)  29.98     N/A
April                   1.51   (2.94)  (1.11)   2.21   10.50     N/A
May                    (4.08)   6.35    1.39   (5.66)  14.76     N/A
June                   (0.75)   3.11    5.96   16.28   35.90     N/A
July                    5.52   10.71   17.80   27.28   12.01     N/A
August                  0.81    0.67    2.01   (1.71)   1.77     N/A
September               1.11    0.34   (3.94)  (0.98) (11.28)    N/A
October                (1.18)  (0.21)   4.28   (2.42)  (1.14)    N/A
November               (1.21)  (5.69)   7.64    3.87   47.08     N/A
December                3.03   (3.32)  (0.92)   2.41   18.05    4.11
Year-to-Date   (7.32)  18.90    8.45   43.43   44.12  251.27    4.11

Name of Commodity Trading Advisor:  Forecast Trading Group, LLC
Name of the Trading Program:  The Forecast Portfolio
Date of Commencement of Trading by Advisor:  December, 1999
Date of Commencement of Program Trading:  December, 1999
Number of Accounts in Trading Program:  21
Total Assets Under Management:  $35,093,981
Actual Funds:  $190,981
Total Assets Traded Pursuant to Program: $35,093,981
Actual Funds:  $190,981
Largest Monthly Draw-down**:  09-2000 / 11.28%
Worst Peak to Valley Draw-down***:  8-2000 to 10-2000 / 12.29%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.



NuWave Investment Corp

The Trading Advisor has been registered with the Commodity Futures Trading Commission ("CFTC") as a commodity trading advisor since February 24, 1993 and as a commodity pool operator since June 14, 2004. The Trading Advisor is a member of the National Futures Association in such capacities effective March 1993. The Trading Advisor operates its principal office at 1099 Mount Kemble Avenue, Morristown, New Jersey 07960, Telephone: (973) 425-9192, Fax:
(973) 425-9190, E-mail: info@NuWavecorp.com.

Business Background

Troy W. Buckner is a principal of the Trading Advisor. Mr. Buckner is a 17 year industry veteran who began his career at Salomon Brothers, Inc. as a derivatives and program trading specialist in 1986. In 1989 Mr. Buckner left Salomon Brothers to focus his full attention on the design and implementation of sophisticated trading models for use in the futures and equity markets. After five years of full time position trading based on his proprietary methodologies, Mr. Buckner joined Classic Capital as a principal with responsibility for the design and execution of both futures and U.S. equity investment models. In 1995 Hyman Beck & Company hired Mr.

Buckner as a principal to develop and manage systematic, short-term investment strategies capable of trading the world's liquid futures and currency markets. His extensive research into innovative, non-correlated investment programs is complemented by years of trading experience and an in-depth understanding of market theory. As of March 2003 Mr. Buckner is listed as a principal and AP of Mt. Kemble Futures, a registered IB set up to service the needs of potential NuWave Investment Corp. clients in need of a clearing relationship. Mr. Buckner graduated Magna Cum Laude from the University of Delaware in 1984 with a double major (finance/accounting) and a minor (economics) before earning his M.B.A from the University of Chicago in 1986.

John S. Ryan is a principal of the Trading Advisor. Mr. Ryan began his career in 1998 at IBM, where he designed corporate networks in New York City. Specializing in systems and communications, he implemented custom solutions for top NYC law firms and universities. After five years at IBM, Mr. Ryan was recruited by recently formed Hyman Beck & Company to head their technology effort. At Hyman Beck he held the titles of Principal and Director of Technology and was credited with helping build the infrastructure that was critical to their success. In addition to his technology role, Mr. Ryan was a member of Hyman Beck's research team, where his programming and quantitative skills were utilized in designing new trading systems. At the time of his departure, he was integrally involved with the establishment of Hyman Beck's electronic trading presence. Mr. Ryan earned his B.B.A degree in Computer Information Systems from Bernard Baruch College, City University of New York.

Trading Program

The Combined Portfolio The Combined Portfolio evolved from the intent of the principals of the Trading Advisor to achieve a more stable, lower volatility return enhanced by diversification not only across different markets, but across trading styles as well. The Trading Advisor believes, based on its research to date, that the performance of each of its three programs, Alpha, Pattern Recognition and Beta, exhibit a substantial degree of non-correlation with one another as well as with other traditional strategies in any investment arena. Combining the three programs in one portfolio provides prospective investors with both enhanced diversification and expected cost savings. It is common for the Alpha, Pattern Recognition or Beta programs to hold opposite positions in any given market. Because positions for these programs are netted within a single account, clients save needless transactions costs that occur if these programs were managed by separate advisors. Similarly, incentive fees are netted for the three trading programs that comprise the Combined Portfolio. This prevents an incentive fee payment to the Trading Advisor unless the net performance across programs warrants. In the future, other programs and/or products may be included in the Combined Portfolio in varying degrees. Client accounts participating in the Combined Portfolio may thus be leveraged in a manor that reflects the addition of an additional program. Allocation and leverage decisions are made by the Trading Advisor with the aid of certain research studies, and combined experience, in an effort to minimize risk and maximize profit opportunities.

Alpha Program The Alpha Program is a technical and systematic trading program designed to provide broadly diversified, low correlation returns from a trading style considerably different than that which is typical of the managed futures industry. Portfolio composition includes a broad and diverse group of domestic and international futures and currency markets. Nearly 65% of market exposure is derived from international stock, bond and currency markets. The remaining 35% includes various commodity markets. Alpha positions itself to take advantage of significant longer term price moves, often before it has become clear to market participants that such a movement in price is underway. The program employs a series of proprietary algorithms that highlight trading opportunities that may be with, or against, the current trend. The result is a strategy with the ability to trade in varying market conditions, multiple time frames, and in any liquid market. The benefits are obvious. There is the potential for more consistent, low correlation returns and the opportunity to manage larger pools of assets due to the offbeat nature of trade selection, entry, and exit. History has shown that managers of non-correlated futures portfolios are forced to trade the very short-term. This fact typically limits asset growth significantly. The Alpha Program, as it is applied here, generally trades the longer term time frame. As a result, low correlations and more consistent returns are possible. This program is offered only as a component of the Combined Portfolio.

Pattern Recognition Program The Pattern Recognition Program is a unique, systematic program that trades the world's 35 most liquid futures markets while generating results that are designed to have little correlation with other investment styles. Nearly 65% of market exposure is derived from international stock, bond and currency markets. The remaining 35% includes various commodity markets. The trading strategy is based upon the assumption that markets exhibit a degree of repetitive price action that can be identified throughout history. Factors responsible for such repetition may include fundamental factors (economic cycles, interest rates, weather and seasonality etc.) and human factors (fear, greed and other emotions). The Trading Manager's experience suggests that all successful traders rely on some form of pattern recognition, although the information they analyze to discern repetitive price tendencies may differ. Consider discretionary traders as an example. Their historical knowledge and experience allow them to analyze many kinds of information that give clues to future market direction. They study current fundamental data, economic trends, technical factors, etc. that collectively form the current pattern of events. This current pattern of events is evaluated in the context of history in order to form an opinion of the likely effect on prices. Trend-followers are another good example of pattern recognizers. They attempt to identify the "trend" pattern in its beginning and ending stages in order to capture repetitive profit opportunities in various markets. It is arguable that all successful traders benefit from repetitive patterns to market price movement. If this were not true, then it would be difficult to explain how successful traders continue to be profitable over the long run. The Pattern Recognition Program analyzes current price patterns in the context of history, emphasizing those occasions where there is statistical, evidence supporting the probability that prices will move in a particular direction. The Trading Manager believes that markets are, in general, very efficient and that price movement is to a large extent random. These facts do not prevent the identification of repetitive profit opportunities, however, they merely underscore the difficulty associated with capturing these opportunities with reasonable consistency. With a rigorous, probabilistic methodology that identifies repetitive historical tendencies, the Trading Manager attempts to benefit from a modest but consistent edge and solid risk control. This program is offered only as a component of the Combined Portfolio.

Beta Program The Beta Program is a technical and systematic trading program designed to provide broadly diversified, low correlation returns from a short-term trading style considerably different than that which is typical of the managed futures industry. Incorporating a broad and diverse group of domestic and international futures and currency markets in its trading mix, nearly 65% of market exposure is derived from international stock, bond, and currency markets. The remaining 35% includes various commodity markets. Designed to take advantage of short-term volatility and the more random nature of short-term price movements, Beta will trade with 9-day average holding periods. It has been designed to complement the Alpha and Pattern Recognition programs that currently make up the Combined Portfolio and will not be offered separately. Correlation between the Beta Program and the other two Combined components will be approximately 0.1. History has shown that managers of non-correlated futures portfolios are forced to trade the very short-term. This fact typically limits asset growth significantly. The Beta Program is unique in its ability to complement both short and long term investment styles, while maintaining significant asset capacity.

Electronic Futures Portfolio The Electronic Futures Portfolio is based upon NuWave Investment Corp.'s fully automated, state-of-the-art trading program. Focusing only on those futures contracts that exist and trade in a purely electronic fashion, the portfolio's returns are generated through the identification of short-term price dislocations. All trading is 100% automated, allowing a rapid style of trading that would not be possible without the aid of sophisticated computer programming. While presently focused on domestic stock index contracts, NuWave expects to broaden trading in this program to include several worldwide futures contracts with a particular focus on financial futures.

Performance History

NuWave Investment Corp - Combined Portfolio

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of membership interests pursuant to this offering does not include any interest in this program.

                  NuWave Investment Corp - Combined Portfolio
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

              2005    2004    2003    2002    2001
January       (1.35)   2.23    4.68   (1.11)   N/A
February      (0.37)   2.40    5.26   (1.36)   N/A
March          0.68   (0.41)  (3.02)  (2.81)   N/A
April                 (2.12)  (1.50)  (1.81)   N/A
May                   (0.08)   1.11    0.75    N/A
June                   1.01   (1.04)   3.82    1.03
July                  (1.41)   0.26    4.09    0.45
August                 0.21    2.24    2.20    0.48
September              1.45   (1.79)   4.66   (0.58)
October                2.14    4.15   (1.43)   0.00
November               4.79    1.00   (4.34)  (0.10)
December               1.35    0.63    7.53    1.48
Year-to-Date  (1.05)  11.99   12.25    9.94    2.76

Name of Commodity Trading Advisor:  NuWave Investment Corp
Name of the Trading Program:  Combined Portfolio
Date of Commencement of Trading by Advisor:  May 2001
Date of Commencement of Program Trading:  June 2001
Number of Accounts in Trading Program:  20
Total Actual Assets Under Management:  $133,553,171
Total Actual Assets Traded Pursuant to Program: $86,232,278
Largest Monthly Draw-down**:  11-02 / 4.34%
Worst Peak to Valley Draw-down***:  1-02 to 4-02 / 6.91%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

NuWave Investment Corp - Combined Portfolio (2x)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of membership interests pursuant to this offering does not include any interest in this program.

           NuWave Investment Corp - Combined Futures Portfolio (2x)
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

              2005      2004
January      (2.67)      N/A
February     (0.72)      N/A
March         1.19       N/A
April                    N/A
May                      N/A
June                     N/A
July                     N/A
August                  0.29
September               2.42
October                 4.47
November               10.54
December                2.69
Year-to-Date (2.22)    21.81

Name of Commodity Trading Advisor:  NuWave Investment Corp
Name of the Trading Program:  Combined Futures Portfolio (2x)
Date of Commencement of Trading by Advisor:  May 2001
Date of Commencement of Program Trading:  August 2004
Number of Accounts in Trading Program:  2
Total Actual Assets Under Management:  133,553,171
Total Actual Assets Traded Pursuant to Program: 5,905,037
Largest Monthly Draw-down**:  01-05 / 2.67%
Worst Peak to Valley Draw-down***:  01-05 / 2.67%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

NuWave Investment Corp - Electronic Futures Portfolio

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of membership interests pursuant to this offering does not include any interest in this program.

             NuWave Investment Corp - Electronic Futures Portfolio
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

               2005    2004    2003    2002    2001
January       (0.51)   (0.57)  (0.07)   0.13     N/A
February                0.17    0.20    0.12     N/A
March                   0.07   (3.02)  (0.19)    N/A
April                  (0.41)   0.62    0.73     N/A
May                    (0.35)   0.13    1.23    0.19
June                    0.20    1.32    0.07    0.98
July                   (2.13)  (0.72)   1.95    3.00
August                  0.38    0.19    2.26    1.29
September               0.91    0.86    0.98    0.11
October                 0.29    0.09    0.30   (0.73)
November               (1.49)   1.35    1.16    0.79
December               (0.21)   0.33    0.16    0.45
Year-to-Date  (0.51)   (3.11)   0.53    9.22    6.02

Name of Commodity Trading Advisor:  NuWave Investment Corp
Name of the Trading Program:  Electronic Futures Portfolio
Date of Commencement of Trading by Advisor:  May 2001
Date of Commencement of Program Trading:  May 2001
Number of Accounts in Trading Program (01-05):  7
Total Actual Assets Under Management:  $133,553,171
Total Actual Assets Traded Pursuant to Program (01-05): $12,929,437 Largest Monthly Draw-down** (01-05): 03-03 / 3.02%
Worst Peak to Valley Draw-down*** (01-05):  12-03 to 1-05 / 3.95%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.



Adobe Asset Management, LLC

Adobe Asset Management, LLC (ADOBE or the Advisor) was established on July 23, 1999. The only principal of ADOBE is Jaesun Park. ADOBE's office is located at 18156 E. Alamo Dr., Aurora, Colorado 80015. The main business telephone number is 303-617-7443. All the books and records pertaining to the business of the Advisor will be maintained at the above-mentioned address. ADOBE became registered with the Commodity Futures Trading Commission (CFTC) as a Commodity Trading Advisor (CTA) on February 23, 1999. It became a member of the National Futures Association (NFA) on August 19, 1999.

Business Background

Mr. Jaesun Park has been the sole officer of ADOBE since its formation. He will have primary responsibilities for directing trading for ADOBE's customers. Past performance is disclosed on page 7-8. His trading in the futures markets began in 1986 and he has engaged in trading futures, options, and related markets for more than ten years. Mr. Park is currently a professor of Operations Research, College of Business and Public Administration, at the University of North Dakota. Mr. Park has been with the university since he graduated from Northwestern University (Evanston, Illinois) in 1985 with a Ph.D. in Managerial Economics and Decision Sciences.

There have been no material administrative, civil or criminal proceedings against ADOBE or its principal. Mr. Park may trade futures and related contracts for his own accounts. Trading records for all proprietary trading and any written policies related thereto will not be available for review by ADOBE's clients, due to their confidential nature. A conflict of interest exists if proprietary trades are in the same markets and at the same time, using the same futures commission merchant (FCM) used by customer accounts. To the extent that executions are bundled and then allocated among accounts held at the FCM, a particular account may receive less favorable execution than other accounts. It is ADOBE's policy to objectively monitor and allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time.

A potential conflict also may occur when the Advisor or its principal trades his proprietary accounts more aggressively, take positions in proprietary accounts which are opposite, or ahead of, the position taken in customer accounts. These conflicts may occur because of the experimental nature of trading in the proprietary accounts.

Trading Program

All ADOBE clients participate in the Financial Futures Discretionary Program
(FFDP) and/or 5xFFDP, both directed by Mr. Jaesun Park. 5xFFDP trades five times the quantity traded in FFDP with the same amount of equity. See "Principal Risk Factors - Additional Risk Factors for 5xFFDP" for further information regarding 5xFFDP.

ADOBE's objective is to provide its clients with consistent returns while maintaining low volatility by participating in financial futures, options, and related markets. There is, however, no assurance that such objective will be achieved.

FFDP ( and 5xFFDP) is operated and directed based on the Advisor's experienced view of the markets. His experience, judgment, observations, and analysis are the sole foundation of FFDP. Mr. Park has been trading futures and options for more than ten years. His trading approach evolves dramatically towards a shorter-term frame because of his emphasis on consistency and low volatility.

The Advisor's trading program attempts to detect and exploit short-term price changes while maintaining an intensive concentration on risk management. The Advisor "listens" to the markets to see if he can observe something about what/how market participants are doing. (Some exemplary questions the Advisor addresses in relation to well-being of market participants may include; Are they surprised at the breaking news? Do they have to liquidate positions because of the news? What do they expect from the upcoming economic data release? What'll move their mind? Do they already discount the news and are ready to play against the news? Do they recognize the
inter-market discrepancy?  Do they form a strong consensus? )   In addition,
the Advisor watches many popular technical analyses to help him read the mind of system traders. The Advisor utilizes technical analysis to pick up unusual behavior of market participants. The Advisor keeps up with fundamentals to provide a backdrop in his trading decisions. (He does not, however, trade simply on fundamentals.) Combining all information that the Advisor encounters, he is looking for a clue to potential price changes.

Once the Advisor reaches a trading idea, he waits for a low-risk entry point in which potential reward is significantly larger than unwanted stop loss. When a position is initiated, a predetermined stop (x-dollars away from the entry point) is conceived. The position size on a trade is a function of the magnitude of the stop and the stop is determined by looking at price actions. The Advisor tries very hard not to risk more than 0.5 percent of nominal account size on any single trading idea within FFDP (2.5 percent within 5xFFDP).

His trading methods can be described as discretionary, event driven, technical with a fundamental backdrop, market neutral, and non-directional. FFDP trades financial futures including currencies, debts, and stock indices, options, and related contracts. While trading is active, the average margin to equity is 3% for FFDP ( 15% for 5xFFDP). The margin to equity ratio is the ratio of the exchange minimum initial margin necessary to carry futures positions in the account to the total equity of the account. Variations in equity to margin ratios are influenced by the exchanges, while the Advisor's evaluation of various risks determines the position sizes for the program.

The trading programs to be followed by the Advisor do not assure successful trading. Investment decisions made in accordance with this strategy will be based on an assessment of available facts. However, because of the large quantity of facts at hand, the number of available facts that may be overlooked and the variables that may shift, any investment decision must, in the final analysis, be based on the judgment of the Advisor.

The above description is of necessity general and is not intended to be exhaustive. Consequently, clients will not be able to determine the full details of these programs, or whether the program is being followed. The advisor has the right to modify its trading programs or to use trading methods other than those described above, all without 34 prior notice to its clients.

Performance History

Adobe Asset Management, LLC - Financial Futures Discretionary Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of membership interests pursuant to this offering does not include any interest in this program.



     Adobe Asset Management, LLC - Financial Futures Discretionary Program
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

                2005    2004    2003    2002    2001    2000
January          0.20   (0.40)   0.03    1.00    0.88    1.16
February         0.04    0.29    0.83    0.07    0.74    0.62
March            0.18    0.25    0.76   (0.02)  (0.94)   0.00
April                    0.14    0.42    0.28    0.67    1.39
May                     (0.17)  (0.21)   0.95    0.22    1.91
June                     0.23    1.22    0.39    0.73    1.64
July                    (0.04)  (0.49)   0.35   (0.03)   0.63
August                   0.01    0.38    1.03   (1.02)   0.08
September               (0.72)   0.61   (0.11)  (1.26)   1.50
October                  0.55   (0.36)   0.11   (0.34)   0.77
November                 0.39    0.47    0.48    0.27   (1.33)
December                (0.19)  (0.22)  (0.04)   0.13    0.50
Year-to-Date     0.42    0.34    3.49    4.57    0.00    9.21

Name of Commodity Trading Advisor:  Adobe Asset Management, LLC
Name of the Trading Program: Financial Futures Discretionary Program Inception of trading by Jaesun Park, CTA: Jan, 2000
Date of Commencement of Program Trading:  Jan, 2000
Number of Accounts in Trading Program:  21
Total Actual Assets Under Management:  $2,769,035
Total Nominal Assets Under Management:  $63,267,818
Total Actual Assets Traded Pursuant to Program: $2,588,716
Total Nominal Assets Traded Pursuant to Program: $61,587,499
Largest Monthly Draw-down**:  11-00 / 1.33%
Worst Peak to Valley Draw-down***:  6-01 to 10-01 / 2.64%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

Adobe Asset Management, LLC - 5xFinancial Futures Discretionary Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of membership interests pursuant to this offering does not include any interest in this program.

    Adobe Asset Management, LLC - 5xFinancial Futures Discretionary Program
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

              2005      2004      2003
January        0.98     (1.92)     N/A
February       0.15      1.58      N/A
March          0.83      1.13      N/A
April                    0.79      N/A
May                     (0.85)    (1.35)
June                     1.08      5.90
July                    (0.20)    (2.67)
August                   0.06      1.91
September               (3.41)     2.96
October                  2.83     (1.80)
November                 1.83      2.44
December                (0.88)    (0.98)
Year-to-Date   1.97      1.90      6.28

Name of Commodity Trading Advisor:  Adobe Asset Management, LLC
Name of the Trading Program: 5xFinancial Futures Discretionary Program Inception of trading by Jaesun Park, CTA: Jan, 2000
Date of Commencement of Program Trading:  May, 2003
Number of Accounts in Trading Program:  3
Total Actual Assets Under Management:  $2,769,035
Total Nominal Assets Under Management:  $63,267,818
Total Actual Assets Traded Pursuant to Program: $180,319
Total Nominal Assets Traded Pursuant to Program: $1,680,319
Largest Monthly Draw-down**:  9-04 / 3.41%
Worst Peak to Valley Draw-down***:  6-04 to 9-04 / 3.54%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.



The Futures Commission Merchant

The managing member has selected an unaffiliated futures commission merchant, Man Financial Inc, 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101, (212) 589-6200. It holds, supervises and controls approximately 97% of our equity, that which is used for trading by the commodity trading advisors. Man is a registered futures commission merchant, clearing broker, and commodity pool operator pursuant to the Commodity Exchange Act, as amended, and is a member of the National Futures Association in such capacities. As required by law, the managing member will provide notice to you within 21 days of any change in futures commission merchant.

At any given time, the futures commission merchant is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the Fund.

The futures commission merchant acts only as a clearing broker for the Fund and, as such, is paid commissions for executing and clearing trades. It has not passed upon the adequacy or accuracy of this prospectus. The futures commission merchant will not act in any supervisory capacity with respect to the managing member nor participate in the management of the managing member or the Fund. Therefore, prospective investors should not rely on the futures commission merchant's agreements to clear trades for the Fund or for any other reason related to it in deciding whether or not to purchase interests in the Fund.

The Introducing Broker

The Fund trading account was introduced to Man Financial Inc as futures commission merchant by Mt. Kemble Futures LLC, 1099 Mt Kemble Ave, Morristown NJ 07960, (973) 425-9194. Mt. Kemble is a registered introducing broker under the Commodity Exchange Act, as amended, and is a member of the National Futures

Association in such capacity. It shares in the round turn brokerage commission paid by the Fund to the futures commission merchant for trades entered by Adobe Asset Management, LLC and Forecast Trading Group, LLC but does not participate in the brokerage commissions for trades entered by NuWave Investment Corp.

Federal Income Tax Aspects

Scope Of Tax Presentation

This presentation is based on:

* the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder which were in effect as of the effective date of this prospectus and

*  the express intent of the managing member to:

* operate the Fund as authorized and limited by the LLC Operating Agreement, and

* cause us to invest only our equity capital and not to borrow money to operate the Fund, and

* the belief by the managing member that no less than ninety percent of the income generated by us will be from interest income and the trade of commodities.

Any change in the Internal Revenue Code or deviation from the above intentions of operation could alter this presentation and also have adverse tax consequences on this Fund and you. For instance, if we were taxed as a corporation, we would pay tax and you would have to pay a second tax. In addition, if we were taxed as a corporation, none of the deductions for expenses would pass through to your tax return.

Any adjustment made to our return by our auditors or the IRS will flow through to your return and could result in a separate audit of your individual return. If the IRS audits us or you, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense. We will report our income for tax and book purposes under the accrual method of accounting and our tax year will be the calendar year. During taxable years in which little or no profit is generated from trading activities, you may still have interest income that will be taxed to you as ordinary income.

Subject to the above scope of presentation and assumption, following is the opinion of The Scott Law Firm, P.A. that summarizes the material Federal income tax consequences to individual investors in the Fund.

This discussion is not intended as a substitute for careful planning by you after you consider your tax circumstances; particularly, since the income tax consequences of an investment in the Fund will not be the same for all taxpayers. Accordingly, you are urged to consult your tax advisors with specific reference to your tax situation.

All matters upon which we have obtained an opinion of tax counsel are discussed under the caption Tax Opinion below. Said opinion is based and conditioned upon factual representations made by the managing member on behalf of the Fund and assumptions that those facts will be applicable to the Fund continuously during its operation.

No Legal Opinion As To Certain Material Tax Aspects

We will not request a legal opinion in regard to any State income tax issue. In addition, our tax counsel cannot opine upon (i) any matter that concerns the tax consequences to any specific member of investment in the Fund based on that member's tax circumstances, (ii) any Federal income tax issue that involves a determination by the IRS of the facts related to our operation, or (iii) any other matter that may be subject to IRS interpretation or adjustment upon audit.

For an example of an item that could be subject to determination by the IRS, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the your adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to our operation by the managing member.

Fund Tax Status

The Internal Revenue Code, at Section 7701, and the regulations promulgated thereunder, provides the criteria used cannot be present if a company is to be taxed as a partnership and not as a corporation. A company must have two or more of the following characteristics decentralized management, unlimited liability of the members, limited transferability of membership interests, and limited continuation of existence.

The LLC Operating Agreement obligates the managing member to operate the Fund in a manner so that it will be taxed as a partnership and not as a corporation.

If we were taxed as a corporation (i) we would pay taxes at the corporate rates upon our income and gains, (ii) items of deduction and losses would be deductible only by us and not by you, (iii) tax credits would be available only to us and not to you, and (iv) all or a part of any distributions we make to you could be taxable as dividend income and would not be deductible by us in computing our taxable income.

This would substantially increase the total amount of taxes paid on your investment income and potentially limit your expense deductions.

Historically, the right of redemption, similar to your right to redeem your membership interests, renders a pool, such as ours, to be deemed a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 provides an exception. The exception requires 90% or more of our gross income to be derived from interest and the trade of commodities. Provided the principal activity of the Fund is buying and selling commodities, income may include interest, dividends, and income from the trade or holding of futures, options or forward contracts on commodities. The managing member intends to limit the principal business activity and sources of income so that this exception will apply to us. In addition, the managing member has placed restrictions upon the right of redemption. See The LLC Operating Agreement, Redemptions and Appendix A, Right of Redemption.

No IRS Ruling

We have not applied for a ruling from the Internal Revenue Service regarding our status as a partnership or with regard to any other tax aspect, nor do we intend to seek a ruling. In the absence of a ruling, there can be no assurance that the IRS will not attempt to take a position adverse to the Fund and the opinions expressed in this prospectus.

Tax Opinion

The managing member believes, in reliance upon opinion of legal counsel, that this prospectus accurately summarizes all material Federal tax matters related to the Fund. In the opinion of The Scott Law Firm, P.A., tax counsel to the Fund, based upon the facts stated in the certificate of intended operation of the Fund supplied by the managing member:

*  we will be treated as a partnership for Federal income tax purposes;

* the allocations of profits and losses made when members redeem their membership interests will be upheld for Federal income tax purposes;

* based upon our contemplated trading activities, the IRS will consider us as conducting a trade or business; and, as a result, the ordinary and necessary business expenses we incur while conducting our commodity futures trading business will not be subject to limitation under Section 67 or
Section 68 of the Internal Revenue Code;

* the profit share will be respected as a distributive share of our income allocable to the Fund; and

* the contracts we trade, as described in this prospectus, will satisfy the commodities trading safe harbor as described in section 864(b) of the Internal Revenue Code.

Such opinion is based on the Internal Revenue Code as of the effective date of this prospectus and a review of the LLC Operating Agreement, and is conditioned upon the following representations of facts by the managing member:

* at all times, we will be operated in accordance with the Delaware LLC Act and the LLC Operating Agreement attached hereto as Appendix A

* for our first two years of operation, the aggregate deductions claimed by the members as their distributive shares of our net losses will not exceed the equity capital invested in the Fund

* no creditor who makes us a loan, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in our capital, profits or property, other than as a secured creditor

* the managing member will at all times actively direct the affairs of the Fund

*  interests in the Fund:

*  will be transferable or redeemed only upon approval of the managing member

*  will not be traded on an established securities market, and

* will not be readily tradable on a secondary market or the substantial equivalent thereof

*  we will not be registered under the Investment Advisor's Act of 1940.

The Scott Law Firm, P.A. is not able to opine upon the tax treatment of expenses because that determination depends upon questions of fact to be resolved by the managing member on behalf of the Fund.

In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of your adjusted gross income. It is the managing member's position that our intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the Fund and offering expenses are subject to limitations upon deduction imposed by the Internal Revenue Code.

Any change in the representations of the managing member or the operative facts will prevent you and us from relying upon the legal opinion from The Scott Law Firm, P.A.

Passive Loss And Unrelated Business Income Taxes Rules

In addition to the imposition of a corporate level tax on publicly traded limited liability companies, special rules apply to limited liability companies in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988, the IRS provided guidance as to limited liability company operation. The managing member intends to use its best efforts to cause us to comply with the applicable provisions of these guidelines. In the event our expenses were deemed not to qualify as deductions from trading profits, your total taxes would increase while your distributions would remain the same.

Basis Loss Limitation

Generally, the basis of your interest in the Fund for tax purposes is equal to the cost decreased, but not below zero, by your share of any Fund losses and distributions, and increased by your share of any Fund income.

You may not deduct losses in excess of the adjusted basis for your interest in the Fund at the end of the Fund year in which such losses occurred. However, you may carry forward any excess to such time, if ever, as the basis for the interest in the Fund is sufficient to absorb the loss. Upon the sale or liquidation of your interest in the Fund, you will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount you realize in the transaction and the basis for your interest in the Fund at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for you to sustain a loss from our operation that will not be allowed as a deduction for tax purposes or will be limited to a $3,000 annual limitation.

At-Risk Limitation

If you borrow money to invest in the Fund, there are at risk limitations that will apply to you. Section 465 of the Internal Revenue Code provides that the amount of any loss allowable for any year to be included in your personal tax return is limited to the amount paid for the membership interests, or tax basis, of the amount at risk. Losses already claimed may be subject to recapture if the amount at risk is reduced as a result of (i) cash distributions from the activity, (ii) deduction of losses from the activity, (iii) changes in the status of indebtedness from recourse to non-recourse, (iv) the commencement of a guarantee, or (v) other events that affect your risk of loss.

You should consider the at risk provisions in arranging debt financing for purchasing a membership interest.

Income And Losses From Passive Activities

Internal Revenue Code Section 469 limits the deductibility of what are called passive losses from business activities in which the taxpayer does not materially participate. Under temporary Treasury regulations, (i) the trading of personal property, such as futures contracts, will not be treated as a passive activity, (ii) Fund gains allocable to you will not be available to offset passive losses from sources outside the Fund, and (iii) Fund losses will not be subject to limitation under the passive loss rules.

Allocation Of Profits And Losses

The allocation of profits, losses, deductions and credits contained in the LLC Operating Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the managing member believes that the LLC Operating Agreement either meets the requirements or satisfies a substitute capital account equivalency test, the LLC Operating Agreement does not meet a third requirement, that a member must make a capital contribution to the Fund equal to any deficit in its capital account. Accordingly, under the regulations and the LLC Operating Agreement, losses would not be allocable to you in excess of your capital contribution plus properly allocated profits less any prior distributions. The managing member intends to allocate income and losses in accordance with the LLC Operating Agreement that it believes complies with applicable Internal Revenue Code
Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among members admitted on different dates, which could adversely affect the amount of taxable income to one member as opposed to another member.

Taxation Of Futures And Forward Transactions

The commodity trading advisors selected to trade for us are expected to trade primarily in contracts that are treated under Section 1256 of the Code. 1256 Contracts are any regulated futures contract, foreign currency contract, non-equity option, or dealer equity option.

A regulated futures contract is a futures contract:

*  if it is traded on or subject to the rules of:

* a national securities exchange which is registered with the Securities and Exchange Commission,

* a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of

*         39

*

* trade, exchange or other market designated by the Secretary of Treasury, and

* which is marked-to-market to determine the amount of margin that must be deposited or may be withdrawn. Marked-to-market means that the position is taken in the account on day one at that price. Each day the position is held, it is valued for account purposes at the price of the contract on the close of that day.

A foreign currency contract is negotiated between banks and accepted for
trade among banks and private investors.   The Fund is expected to purchase
or sell these contracts to speculate on the value of foreign currency as contrasted with the U. S. dollar. These contracts are exempt from the Commodity Exchange Act and are excluded from marked-to-market treatment.

A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock, group of stocks, or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index.

A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

All Section 1256 contracts will be marked-to-market upon the closing of every contract, including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise. Also, all open Section 1256 contracts held by us at our fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, you may have tax liability relating to unrealized Fund profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term capital gain or loss, and 40% as short-term capital gain or loss, regardless of the actual holding period of the individual contracts. The character of a your distributive share of profits or losses of the Fund from
Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Your distributive share of such gain or loss for a taxable year will be combined with your other items of capital gain or loss for such year in computing your Federal income tax liability. The Internal Revenue Code contains rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 35%. Most long-term capital gains after May 6, 2003 are subject to a maximum tax rate of 15%. A member, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature that are actively traded other than Section 1256 contracts.

Section 988 Foreign Currency Transactions

A Section 988 transaction is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency or is determined by reference to one or more nonfunctional currencies. If the Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

Capital Gain And Loss Provisions

If short-term capital gains exceed long-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, you may deduct the excess of capital losses over capital gains against ordinary income. Excess capital losses that are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

Business For Profit

Internal Revenue Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The managing member believes that by employing independent commodity trading advisors with strong track records of production of profits, it is more likely than not, that our activity will be considered an activity engaged for profit.

Self-Employment Income And Tax

Section 1402 of the Internal Revenue Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a limited liability company of which he is a member. Therefore, you should not consider that the ordinary income from the Fund constitutes net earnings from self-employment for purposes of either the Social Security Act or the Internal Revenue Code.

Alternative Minimum Tax

The alternative minimum tax for individuals is imposed on certain high income persons as a method of collection of tax although income may to sheltered or otherwise not subject to tax. Alternative minimum taxable income consists of income deemed taxable without regard to availability of deductions or tax preferences provided by the tax law. Alternative minimum taxable income may not be offset by certain deductions, including (in certain circumstances) interest incurred to purchase or carry interests in a limited liability company such as this Fund. Taxpayers subject to the alternative minimum tax could be required to make estimated payments. The extent to which the alternative minimum tax will be imposed or estimated payments required will depend on the overall tax situation of each member at the end of each taxable year and, therefore, this question should be referred to your tax advisor.

Interest Related To Tax Exempt Obligations

Section 265(a)(2) of the Internal Revenue Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose would be deemed to exist with respect to indebtedness incurred to finance a portfolio investment. The Revenue Procedure further states that a membership interest will be regarded as a portfolio investment, unless rebutted by other evidence. Therefore, if you own tax-exempt obligations, the IRS might take the position that any interest expense incurred by you to purchase or carry membership interests should be viewed as incurred by you to continue carrying tax exempt obligations, and that you should not be allowed to deduct all or a portion of the interest on any such loans.

Not A Tax Shelter

In the opinion of tax counsel, we do not constitute a tax shelter, as defined in Internal Revenue Code Section 6111(c), since the managing member intends to operate the Fund so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the managing member has not registered us as a tax shelter with the IRS.

Taxation Of Foreign Members

An investment in the Fund should not, by itself, cause a foreign member to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax, unless reduced or exempted by treaty, on United States source income that is not effectively connected with the conduct of a United States trade or business. The person having control over the payment of such income must withhold this tax.

Because we have permitted the trading advisor to trade foreign currency and other contracts on foreign exchanges or derivative transactions such as energy or interest rate swaps or forwards, based on current law it is uncertain whether entering into foreign and derivative transactions may cause us, and therefore any foreign members, to be treated as engaged in a trade or business within the United States. However, the Treasury has issued proposed regulations which, if finalized in their current form, would provide that foreign members should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a member in the Fund even if the Fund enters into foreign exchange trades of currency and derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register. We may elect to apply the final regulations retroactively once they are finalized. The Scott Law Firm, P. A. has not opined on the issues related to the withholding by us from distributions to foreign investors as the determination of how the treat this issue will be resolved at the end of each taxable year or upon receipt of a redemption request.

Accordingly, we may be required to withhold tax on items of such income that are included in the distributive share of a foreign member, whether or not the income was actually distributed. If we are required to withhold tax on such income of a foreign member, the managing member may pay such tax out of the redemption of membership interests by the foreign member.

Fund Entity-Audit Provisions-Penalties

The Internal Revenue Code provides that the tax treatment of items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a single proceeding. The LLC Operating Agreement has appointed the corporate managing member as the tax matters partner to settle any issue involving any member with less than a 1% profits interest unless such a member, upon notice, properly elects not to give such authority to the tax matters partner. The tax matters partner may seek judicial review for any adjustment to Fund income, but there will be only one such action for judicial review to which all members will be bound. The Internal Revenue Code provides that a member must report a Fund item consistently with its treatment on the Fund return, unless the member specifically identifies the inconsistency or can show that its treatment of the Fund item on its return is consistent with a schedule furnished to the member by the Fund. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to Fund items will generally be three years from the date of filing the Fund return.

Internal Revenue Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to

20% of the amount of any underpayment attributable to that understatement. Understatement is defined as the excess of the correct amount of tax required to be shown on the return over the amount of tax that is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the understatement for the taxable year exceeds the greater of (i) 10% of the correct tax, or (ii) $5,000, or $10,000, in the case of a corporation other than an S corporation or a personal holding company.

Employee Benefit, Retirement Plans And IRA's

The Employee Retirement Income Security Act of 1974 governs:

*  employee benefit plans, such as:

*  a qualified pension, profit-sharing or stock bonus plan, or

*  a qualified health and welfare plan; and

*  individual retirement accounts, commonly called IRAs.

You may not purchase membership interests with the assets of a plan if we, the managing member, the selling agent, the introducing broker, the futures commission merchant, or any of their affiliates, agents or employees has investment discretion over such plan, gives investment advice with respect to such plan assets, for a fee, or is an employer maintaining or contributing to such plan.

Before you invest in us through one of these qualified plans, you should consult your own legal and financial advisors, and the fiduciary of your plan should take into account the facts and circumstances of your plan, and consider applicable fiduciary standards under the above act.

Acceptance of subscriptions on behalf of employee benefit plans is not a representation by the managing member or any other party that this investment meets all legal requirements or is appropriate with respect to investments by any particular plan. The person with investment discretion should consult the attorney for the plan as to the propriety of an investment in this Fund.

The LLC Operating Agreement

This prospectus explains all material terms of the LLC Operating Agreement; however, you are urged to read the entire agreement. See Appendix A.

Formation Of The Fund

Our Certificate of Formation is dated and was filed on October 1, 2004 pursuant to the Delaware LLC Act.

You are not liable for our losses, debts and obligations beyond your investment amount and your share of any of our undistributed assets, so long as you do not take part in the management of the business of the Fund or transact any business for the Fund.

According to the LLC Operating Agreement, this Fund will not terminate or dissolve upon any member's death, incompetence, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity. Also, the LLC Operating Agreement allows successor representatives of such member to redeem their membership interests, but third party creditors and trustees may not anticipate distributions or seek redemption without permission of both the successor representative and the managing member.

Units of Membership interests

The amount of membership interests you hold will determine your percentage interest in our net assets. The percentage interest will be calculated from time to time by dividing the number of units of membership interests you hold by the aggregate number of outstanding units of membership interests.

Management Of Fund Affairs

Only the managing member may manage this Fund. All of the decisions will be in the sole judgment of the managing member without any obligation to provide you with advance notice of the decisions to be made. You will not take part in the business or affairs of the Fund nor will you have any voice in its or the managing member's management or operations.

You and the other members have a right to vote and a majority of those members who hold outstanding membership interests must give prior written approval of any material change in either the LLC Operating Agreement or the Fund structure.

Without the members' approval, the managing member may (i) change the management and incentive fees within the limits described by this prospectus,
(ii) change, add or remove trading advisors, (iii) change, add or remove introducing brokers, (iv) change, add or remove futures commission merchants,
(v) change, add or remove selling agents, (vi) change the commissions, (vii) redeem and return a member account, (viii) change the commodity contracts traded, (ix) change the diversification of our assets among the various types of or in the positions held in commodity markets, or (x) change, add or remove legal counsel, experts, and tax matters partner to the Fund.

To the extent the law permits, such members who hold a majority of the membership interests may vote to amend any term in the LLC Operating Agreement and, if necessary, the Certificate of Formation without the agreement of the managing member. This includes removing the managing member and electing a new managing member.

The managing member may not make trades on our behalf. Independent commodity trading advisors selected by the managing member must do the trading.

General Prohibitions

Except for the security posted for commodity trades made in the Fund accounts on normal margin terms with the clearing broker, we may not borrow from or loan money or any other assets to any person. However, this shall not apply to the incurrence of debt to a member or an affiliate with respect to (i) the offering of membership interests for sale, (ii) registration, or
(iii) initiation and maintenance of our trading positions.

We may not permit rebates or give-ups to be received by the managing member or any of its affiliates. Nor may we permit the managing member or any of its affiliates to engage in reciprocal business arrangements that would circumvent the foregoing prohibition. However, an affiliate or the managing member may in the future provide goods or services, including brokerage, at a competitive cost to us.

The managing member or its affiliates are not required to advance or loan funds to the Fund. If the managing member makes any advance or loan to the Fund, it will not receive interest in excess of its interest costs, nor will it receive interest in excess of the amounts that would be charged the Fund by unrelated banks on comparable loans for the same purpose. The managing member shall not receive points or other financing charges or fees regardless of the amount.

Additional Offerings

The managing member has sole discretion to end this or any future offering of membership interests, register additional membership interests, and make additional public or private offerings of membership interests.

You will not have any preemptive, preferential or other rights with respect to the issuance or sale of any additional membership interests. We have not limited the amount of capital contributions or the maximum amount of membership interests that may be issued, offered or sold.

Fund Accounting, Reports, And Distributions

You will have a capital account, and its initial balance will be the amount you paid for your membership interests. The net assets of this Fund will be determined monthly, and any change from the previous month will be passed on to your account in the ratio that your account bears to all accounts.

The managing member has sole discretion to make distributions from profits or net assets. You will receive a monthly report containing (i) the net unit value as of the end of both the current and previous month, (ii) the percentage change in net unit value between the two months, (iii) the amount of distributions during the month, (iv) the brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by us during the month, and, (v) any other information required by the rules of the Commodity Futures Trading Commission.

You or your duly authorized representative may inspect our books and records and any records related to your account, provided you give adequate notice, you do so at a reasonable time, and you make copies at your expense.


Federal Tax Allocations

At the end of each fiscal year, the Fund, under the supervision of the managing member and the financial experts selected, will allocate our capital gain or loss and ordinary income or loss, fees and expenses among the members in accordance with the relationship of each capital account to all capital accounts. You must include your share of such items in your personal income tax return.

Transfer Of Membership interests Only With Consent Of The Managing member

Once admitted to this Fund and registered on the Fund records as the owner of membership interests, you may (i) receive all distributions, allocations of losses and withdrawals, and reductions of capital contributions, (ii) vote on any matters submitted to the members for voting, and (iii) exercise all rights granted to members pursuant to the LLC Operating Agreement and pursuant to Delaware law.

You may transfer your membership interests only with the written consent of the managing member. The managing member may not approve the transfer if it (i) is not made for all of your membership interests or, if you are not assigning all of your membership interests, you will not retain more than $5,000 of membership interests, (ii) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or State securities laws, or the Delaware limited liability company laws, (iii) will jeopardize our ability to be taxed as a Fund and not as a corporation, or (iv) will affect characterizations or treatment of income or loss.

Termination Of The Fund

This Fund will terminate (i) by election of the managing member, in its sole discretion, to terminate and dissolve this Fund, (ii) upon the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the managing member, unless the members unanimously elect to carry on the business and a new managing member has been substituted, (iii) if it does not pay its annual franchise fee and file its annual report with the State of Delaware, which will cause it to be dissolved under Delaware law,
(iv) upon any event which makes the continued existence of the Fund unlawful, or, (v) upon the unanimous vote of the Members.

Meetings

We are not required to hold regular meetings, however, members may call meetings to vote on certain issues, including (i) amendment of the LLC Operating Agreement; provided, however, any amendment which modifies the compensation or distributions to the managing member or which affects the duties of the managing member requires its consent, (ii) removal of the managing member and election of a new managing member, (iii) cancellation of any contract for services with the managing member, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the managing member and the Fund is one year; and, provided further, should any amendment to this LLC Operating Agreement attempt to modify the compensation or distributions to which the managing member is entitled or which affects the duties of the managing member, such amendment will become effective only upon the consent of the managing member, (iv) the right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Fund, (v) dissolution of the Fund, and (vi) change of any of the Fund's basic investment policies or in the structure of the Fund. See Management of Fund Affairs.

The managing member must receive in person or by certified mail a written request with a check to cover the cost of sending notice of the meeting to all members. One or more members who collectively own 10% or more of the outstanding membership interests must sign the written request. The managing member then has 15 days to call the meeting

Redemptions

Redemption allows you to receive your share of the net assets of this Fund. You may not redeem or liquidate any partnership interests until twelve months after you have been allocated partnerships interests from your subscription proceeds. There is no limit on the percentage of membership interests you may redeem; provided, in the case of partial redemptions, you must maintain the regulatory minimum balance of $5,000. The managing member must receive written request, in form acceptable to it, no less than ten business days prior to the last day immediately preceding the desired effective date of redemption. The effective date of the request is the day the managing member accepts the request for payment. Once accepted for payment, the effective date to determine the amount of the redemption will be the last day of the then current or a future month. The redemption price will be the net asset value of the membership interests on the last day of each month for all redemption requests received and approved for payment by the managing member no later than ten business days prior to that date. If you wish to withdraw your redemption request, the managing member must receive written notice of such withdrawal request prior to the last business day of the month in which such request was submitted to be considered.

The managing member will pay the redemption request within twenty days following the effective date. However, you should be aware that the managing member may be unable to timely comply with the request for the sole reason that there is not enough cash. This may be because the trading advisors cannot liquidate the positions they have taken, or because there are contingent claims on Fund assets. The managing member has discretion to liquidate fund holdings to honor redemption requests. Redemption requests will be handled in the order in which they are received, with preference given to requests received from members, as opposed to a managing member or one of its affiliates. If redemption requests received from members exceed funds available, redemptions will be allocated on a first come first serve basis or prorated as the managing member determines.

If the managing member notifies you in writing, it may declare additional redemption dates or cause the Fund to redeem fractions of units of membership interests.

You will not be charged a redemption fee.

Plan For Sale Of Membership Interests

No NASD Limitation on Sales Commissions

This offering is made in compliance with an exemption to Rule 2810 granted in the discretion of the staff of the National Association of Securities Dealers.

No Sales to Discretionary Accounts

There will be no sales to discretionary accounts without the prior specific written approval of the customer.

The Selling Agent

We are offering and selling the membership interests through Futures Investment Company, an Illinois corporation incorporated on December 6, 1983, its address is 5914 N. 300 West, P.O. Box C, Fremont, Indiana 46737. It was registered as a fully disclosed broker/dealer registered with the National Association of Securities Dealers on July 24, 1997 and has been appointed the principal selling agent. It may, with the consent of the managing member, also select other broker dealers to sell membership interests. All membership interests will be sold on a best efforts basis, which means the selling agents will try, but not guarantee, to sell the membership interests.

Currently, Futures Investment Company principally offers securities and interests in futures. It has and will continue to participate in offerings of other commodity pools sponsored by the managing member or other persons or entities in competition with us.

The individual managing member and his spouse own Futures Investment Company. They are also registered with the National Futures Association as associated persons and with the National Association of Securities Dealers, Inc. as registered representatives of Futures Investment Company. In those capacities, they earn commissions and continuing service fees on the membership interests they sell and service.

Although we are offering a maximum of $50,000,000 in membership interests pursuant to this registration statement, the LLC Operating Agreement authorizes the managing member to determine the amount of membership interests to be sold. If the Fund is to sell any membership interests in excess of the $50,000,000, such membership interests must also be registered with the Securities and Exchange Commission or sold by private offering pursuant to applicable exemption from registration.

Depository Agreement

All subscriptions accepted by the managing member will be placed in an account maintained at Star Financial Bank, Angola, IN until the minimum, $900,000 in face amount of membership interests are sold. If the minimum is sold, the account will be delivered to the Fund. Interest accrued on your subscription amount will be used to buy additional membership interests for you. If the minimum is not sold after twelve months from the date of this prospectus, the managing member has directed the bank to within five days directly return your original subscription amount, plus accrued interest, without deduction for any expenses and fees.

After the sale of the minimum, this offering will continue until the maximum of $50,000,000 in face amount of membership interests is sold. The managing member may terminate this offering at any time.

After the sale of the minimum, new members will be admitted to the Fund on the first business day of the month following the month in which their subscription documents were accepted. Until they are admitted to the Fund and assigned membership interests, all cash and subscription documents will be held in a segregated depository account. No funds, while held in such account, will be available to pay debts or claims of the Fund or the managing member.

Cash from subscriptions held in the depository account will be invested in short-term investments that meet applicable regulatory requirements. These include United States Treasury Bills or other comparable interest-bearing instruments that are expected to be liquid, substantially risk-less instruments, with correspondingly low yields.

There cannot be any assurance that the minimum membership interests will be sold. The managing member is authorized, in its sole discretion, to terminate this or any future offering of membership interests without notice.

Subscription Procedure

To purchase membership interests, you must complete and execute a suitability questionnaire and a subscription agreement (Appendix D), and deliver the executed subscription documents and check to the sales agent.

You should make out the check to "Star Bank for the acct. of TriView Fund". Your check will then be deposited to the depository account within 24 hours of receipt.

Under no circumstances should you make payment in cash, or make any checks payable to the Fund, the managing member the selling agent or any of their registered representatives or affiliates.

Subscription Amounts

You must purchase at least $25,000 in membership interests; however, the managing member may at its sole discretion reduce this to not less than the regulatory minimum of $5,000. The managing member does not have fixed criteria by which it would lower the minimum investment and will only lower the minimum investment for certain investors when circumstances, which cannot be predicted, exist. You may make additional investments above $25,000 in $1,000 increments, but you may not invest more than 10% of your net worth in the Fund. If you have not provided collectible funds, whether in the form of a bad check or draft, or otherwise, any membership interests recorded in our books in your favor shall be cancelled.

Revocation and Acceptance of Subscription

Once you have purchased membership interests, you may revoke your subscription within five business days after you send it to us, or longer, if there are Federal or State securities laws which allow you to do so. After the lapse of five business days from submission, your subscription will be irrevocable and, thereafter, you must redeem pursuant to the terms of the LLC Operating Agreement. The membership interests offered to you are subject to prior sale. The managing member has sole discretion to reject any subscription, in whole or in part, within five days. If your subscription is accepted, the managing member will admit you as a member and send you written confirmation to disclose the number of membership interests purchased within 20 days of the close of business for the month in which you were admitted as a member.

Investor Suitability

See Suitability Standards on page ii of this prospectus.

Investor Warranties

When you execute and deliver your Subscription Agreement and Power of Attorney, you are making representations and warranties to the managing member, the introducing broker, the futures commission merchant and the selling agent including, but not limited to:

(a) you are of legal age to execute the Subscription Agreement and Power of Attorney and are legally competent to do so;

(b) you acknowledge that you have received the prospectus, including the LLC Operating Agreement, prior to subscribing for membership interests;

(c) all information you have given to the managing member or that is set forth in the Subscription Agreement and Power of Attorney submitted by you is correct and complete as of the date of submission. Also, if there are any changes in such information prior to acceptance of your subscription, you will immediately furnish the revised or corrected information to the managing member

(d) unless (e) or (f) below apply to you, your subscription is made with your own funds for your own account and not as trustee, custodian or nominee for another.

(e) the subscription, if made as custodian for a minor, is a gift you have made to the minor and is not made with the minor's funds; or, if not a gift, the representations as to net worth and annual income apply only to such minor.

(f)  if you are subscribing in a representative capacity:

* you have full power and authority to purchase the membership interests and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which you are purchasing the membership interests, and

* such entity has full right and power to purchase the membership interests and enter and be bound by the Subscription Agreement and Power of Attorney and become a member pursuant to the LLC Operating Agreement attached as Appendix A.

The managing member, the introducing broker, the futures commission merchant and the selling agent may rely upon any of the above representations and warranties as a defense to any claim made against it.

Legal Matters

Litigation And Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against either managing member, the commodity trading advisors, the futures commission merchant, the introducing broker, the selling agent, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

The Scott Law Firm, P.A., 940 Northeast 79th Street, Suite A, Miami, FL 33138, wscott@wscottlaw.com, is special securities counsel to advise the Fund and the managing member with respect to the offering of membership interests, the preparation of this prospectus, the legality of the membership interests offered, and the classification of the Fund as a partnership for tax purposes.

From time to time, the Fund will also advise the Fund regarding the maintenance of the Fund's tax status, the legality of any subsequent offers, and the legality of any transfers by members. The managing member may add, delete, and change legal counsel to the Fund at any time for any reason. The managing member has granted the Firm the right to employ other law firms to help in matters that relate to the sale of membership interests or our operation

The Firm will not give you or any persons affiliated with you legal advice. You should seek investment, legal, and tax advice from your own legal counsel and other professionals of your choice.

Experts

The managing member has employed financial experts to perform services for the Fund. These experts currently are:

Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 is our accounting and auditing expert, and is responsible for auditing the books and records of both the Fund and the corporate managing member. Frank L. Sassetti & Co. has audited the financial statements in this prospectus.

Michael J. Liccar & Co., Certified Public Accountants, 53 West Jackson Boulevard, Suite 1250, Chicago, Illinois 60604, (312) 922-6600 is another accounting expert who has established our original books and records, handles the journal entries, prepares the monthly and annual financial statements and statements of account, prepares our tax returns, and prepares our K 1s.

The corporate managing member serves as our tax member. The managing member is required by the rules and regulations of the Commodity Futures Trading Commission to send you unaudited monthly account statements and annual financial statements audited by an independent certified public accountant.

The managing member may add, delete and change the experts selected experts to perform services for the Fund at any time for any reason.

We will send you the unaudited monthly account statements as soon as practicable after the end of each month, and will send you the audited annual financial statements within 90 days after the end of each calendar year.

Additional Information

By our managing member, we have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 to allow us to issue and sell our membership interests.

This prospectus does not contain all of the information in the Form S-1 filing, for example, the Selling Agreement and the futures commission merchant's Customer Agreements that established the Fund accounts. The descriptions in this prospectus of these exhibits are summaries. For further information regarding the Fund and the membership interests offered, you may inspect and copy, without charge, our complete filings, including this prospectus, the exhibits and periodic reports, at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549.

Also, the Securities and Exchange Commission offices will send you copies of all or any part of this filing by mail, upon payment of the prescribed rates. This prospectus and other electronic filings made through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the Commission's Internet site, http://www.sec.gov.

In addition, our books and records will be maintained for six years at the office of Michael J. Liccar & Co., Certified Public Accountants, 53 West Jackson Boulevard, Suite 1250, Chicago, Illinois 60604, (312) 922-6600.

You are invited to review any materials available to the managing member relating to this Fund, our operations, this offering, the Advisory Agreements between us and the commodity trading advisors, the Customer Agreement between us and the futures commission merchant, the commodity trading advisors' disclosure document, the forms filed with the National Futures Association for any registered entity or person related to this Fund, and any other matters relating to the laws applicable to this offering or this Fund.

The officer and staff of the managing member will answer all reasonable inquiries you may have. All the above materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.

The managing member will allow you to obtain any additional information from third parties necessary to verify any representations or information in this prospectus and its exhibits, assuming the managing member possesses such information or has a right to acquire it with reasonable effort and expense. However, your review is limited by the proprietary and confidential nature of the commodity trading advisors' trading systems and by the confidentiality of personal information relating to other investors.


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
*******************************************************************************
                           TRIVIEW GLOBAL FUND, LLC,
                       (A Development Stage Enterprise)

                         INDEX TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2004


                                                             Page

Report of Independent Registered Public Accounting Firm      F-2

Financial Statements

  Balance Sheet                                              F-3

  Statement of Operations                                    F-4

  Statement of Members' Capital                              F-5

  Statement of Cash Flows                                    F-6

  Notes to Financial Statements                           F-7 - F-11

































                                      F-1


                            Frank L. Sassetti & Co.

                         Certified Public Accountants

To The Partners
Triview Global Fund, LLC
Fremont, Indiana


REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

                                We have audited the accompanying balance
sheet of TRIVIEW GLOBAL FUND, LLC (a development stage enterprise) as of December 31, 2004, and the related statements of operations, members' capital and cash flows for the initial period October 1, 2004 (date of inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                                We conducted our audit in accordance with the
standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                                In our opinion, the financial statements
referred to above present fairly, in all material respects, the financial position of TRIVIEW GLOBAL FUND, LLC as of December 31, 2004, and the results of its operations and its cash flows for the initial period October 1, 2004 through December 31, 2004, in conformity with accounting principles generally accepted in the United States.


/s/ Frank L. Sassetti & Co.

April 26, 2005
Oak Park, Illinois











               6611 W. North Avenue * Oak Park, Illinois 60302
                  * Phone (708) 386-1433 * Fax (708) 386-0139
                                      F-2


                           TRIVIEW GLOBAL FUND, LLC
                       (A Development Stage Enterprise)

                                 BALANCE SHEET

                               DECEMBER 31, 2004






                                    ASSETS


Cash                                                            $ 1,994
Reimbursable syndication costs                                   26,719
Prepaid operating expenses                                            6

  Total Assets                                                  $28,719





                       LIABILITIES AND MEMBERS' CAPITAL

Liabilities -
    Due to corporate managing member                            $26,719


Members' Capital -
    Members  (1 unit)
            Initial capital contribution                          1,000

    Managing Member  (1 unit)
            Initial capital contribution                          1,000

  Total Members'  Capital                                         2,000

                                                                $28,719














   The accompanying notes are an integral part of the financial statements.
                                      F-3


                           TRIVIEW GLOBAL FUND, LLC,
                       (A Development Stage Enterprise)

                            STATEMENT OF OPERATIONS

                PERIOD FROM OCTOBER 1, 2004 (DATE OF INCEPTION)
                             TO DECEMBER 31, 2004




REVENUES                                             $        -


  Total Revenues                                              -


EXPENSES                                                      -


  Total Expenses                                              -



NET INCOME                                           $        -


NET INCOME -
     Member unit                                     $        -

     Managing Member unit                            $        -
























   The accompanying notes are an integral part of the financial statements.
                                      F-4


                           TRIVIEW GLOBAL FUND, LLC
                       (A Development Stage Enterprise)

                         STATEMENT OF MEMBERS' CAPITAL

                      OCTOBER 1, 2004 (DATE OF INCEPTION)
                             TO DECEMBER 31, 2004


                          Members       Managing Members    Members' Equity
                      Amount    Units    Amount    Units    Amount    Units
Initial member
  contributions       $1,000      1      $1,000      1      $2,000      2

Net income-
  October 1, 2004
  to December 31, 2004     -                  -                  -

Balance -
  December 31, 2004   $1,000      1      $1,000      1      $2,000      2






Value per unit at December 31, 2004                $1,000

Total membership units at December 31, 2004             2


























   The accompanying notes are an integral part of the financial statements.
                                      F-5


                           TRIVIEW GLOBAL FUND, LLC
                       (A Development Stage Enterprise)

                            STATEMENT OF CASH FLOWS

                PERIOD FROM OCTOBER 1, 2004 (DATE OF INCEPTION)
                             TO DECEMBER 31, 2004




CASH FLOWS FROM OPERATING
   ACTIVITIES
      Net income                                        $        -
      Adjustments to reconcile net income to net
         cash used in operating activities                       -

  Net Cash Used In
  Operating Activities                                           -


CASH FLOWS FROM FINANCING
   ACTIVITIES
     Initial member contributions                            2,000

NET INCREASE IN CASH                                         1,994

CASH -
     Beginning of period                                         -

     End of period                                       $   1,994



NON-CASH INVESTING ACTIVITIES

     Reimbursable syndication costs
       paid by and owed to corporate managing member     $  26,719

















   The accompanying notes are an integral part of the financial statements.
                                      F-6


                           TRIVIEW GLOBAL FUND, LLC
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2004

1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Triview Global Fund, LLC (the Fund) was formed on October 1, 2004 under the laws of the State of Delaware. The Fund expects to engage in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by the commodity trading advisors (CTA's). However, the Fund will not commence business until at least $900,000 worth of units of membership interests (the Units) are sold. The maximum offering is $50,000,000. Triview Capital Management, Inc. (Triview Capital) and Michael Pacult are the managing members and commodity pool operators (CPO's) of the Fund. The initial CTA's are expected to be Forecast Trading Group, LLC (Forecast), NuWave Investment Corp (NuWave), and Adobe Asset Management, LLC (Adobe), which will have the authority to trade as much of the Fund's equity as is allocated to them by the Managing Member. The principal selling agent is Futures Investment Company (Futures), which is controlled by Michael Pacult and his wife.

  The Fund is in the development stage and its efforts through December 31, 2004 have been principally devoted to organizational activities.

  Regulation - The Fund is a registrant applicant with the Securities and Exchange Commission (SEC) pursuant to the Securities and Exchange Act of 1934 (the Act). The Fund will be subject to the regulations of the SEC and the reporting requirements of the Act. The Fund will also be subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund will be subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

  Offering Expenses and Organizational Costs - Triview Capital has incurred $27,224 in offering costs through December 31, 2004. The Fund has agreed to reimburse the Managing Member for all organization and offering expenses incurred through the twelfth month of operations after the twelfth month following the commencement of business. The commencement of business is contingent upon the sale of at least $900,000 of partnership interests. All offering costs after the twelfth month of operations will be paid directly by the Fund. The organization costs for the Fund will be expensed as incurred by the managing member, Triview Capital, and are expected to be immaterial.

  Registration Costs - Costs incurred for the initial filings with Securities and Exchange Commission, Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering is expected to be made are accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expenses. Recurring registration costs, if any, will be charged to expense as incurred.

                           TRIVIEW GLOBAL FUND, LLC
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2004

1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Revenue Recognition - Forward contracts, futures and other investments are recorded on the trade date and will be reflected in the statement of operations at the difference between the original contract amount and the market value on the last business day of the reporting period.

  Market value of forward contracts, futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

  Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Income Taxes - The Fund is not required to provide a provision for income taxes. Income tax attributes that arise from its operations are passed directly to the individual members. The Fund may be subject to state and local taxes in jurisdictions in which it operates.

  Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund will consider only money market funds to be cash equivalents. Net cash used in operating activities includes no cash payments for interest or income taxes through December 31, 2004.

2.      MANAGING MEMBER DUTIES

  The responsibilities of the Managing Member, in addition to directing the trading and investment activity of the Fund, including suspending all trading, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as an LLC, maintaining a current list of the names, addresses and numbers of units owned by each Member and taking such other actions as deemed necessary to manage the business of the Company.

  The Corporate Managing Member has contributed $1,000 in cash for deposit to the capital of the Fund for a non-trading Managing Member interest in the Company.

                           TRIVIEW GLOBAL FUND, LLC
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2004

2.      MANAGING MEMBER DUTIES (CONTINUED)

  If the net unit value of the Fund falls to less than 50% of the greater of the original $1,000 selling price, less commissions and other charges or such higher value earned through trading, then the Managing Member will immediately suspend all trading, provide all members with notice of the reduction in net unit value and give all members the opportunity, for fifteen days after such notice, to redeem Units. No trading shall commence until after the lapse of such fifteen day period.

3.      THE LLC AGREEMENT

  The LLC Operating Agreement provides, among other things, that-

  Capital Account - A capital account shall be established for each member. The initial balance of each member's capital account shall be the amount of the initial contributions to the Fund.

  Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each Member in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or members' capital will be made solely at the discretion of the Managing Member.

  Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the Members, after having given effect to the fees and expenses of the Fund.

  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the Managing Member within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

  Redemptions - A member may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the managing member no less than ten business days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the managing member may be unable to comply with the request on a timely basis. There are no fees for redemption.

                           TRIVIEW GLOBAL FUND, LLC
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2004

4.      FEES

  The Fund will be charged the following fees on a monthly basis as of the commencement of trading.

  A monthly management fee of .5% (annual rate) and 1.0% (annual rate) will be paid to two CTA's, NuWave and Forecast, respectively, of the equity allocated to them to trade. No management fee will be paid to Adobe.

  The Fund will pay the Corporate Managing Member an annual fixed brokerage commission of 6%, from which the Corporate Managing Member will pay the round turn commissions to the introducing broker and the futures commission merchant. The Fund will also pay actual charges for trades made on foreign exchanges or markets, if any.

  A quarterly incentive fee of 20%, 20%, and 25% of "new net profits" will be paid to the three CTA's, NuWave, Forecast and Adobe, respectively, and a 4.283% quarterly incentive fee will be paid to the Corporate Managing Member. "New net profits" includes all income earned by a CTA and expense allocated to his activity. In the event that trading produces a loss for a CTA, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss. The Fund may also change CTA's and thereby begin the computation of new net profits from the date that a new CTA is retained.

  After the Fund commences trading, the Fund will pay the selling agent who sold the units a 3% continuing service fee during each year the investment is in the Fund.

  The Managing Member has reserved the right to change the management fee and the incentive fee at its sole discretion. The total incentive fees may be increased to 27% if the management fee is eliminated. The Fund may also increase the total management fees paid to 6% if the total incentive fees are decreased to 15%.

                           TRIVIEW GLOBAL FUND, LLC
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2004

5.      RELATED PARTY TRANSACTIONS

  The sole shareholder of Triview Capital has made an initial member capital contribution in the Fund of $1,000. He is also a joint owner of Futures, which has temporarily funded the syndication costs incurred by the Fund to date. In Accordance with Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities, a variable interest entity relationship exists between Triview Capital and the Fund.

  Financial Accounting Standards Board Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the Managing Member, its CTA's and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

6.      CONCENTRATIONS

  The Fund will maintain all of its initial subscription deposits with a commercial financial institution. In the event of the financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits by the institution.

*******************************************************************************
                TRIVIEW CAPITAL MANAGEMENT, INC. AND SUBSIDIARY
                         (A Development Stage Company)

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2004


                                                             Page

Report of Independent Registered Public Accounting Firm      F-2

Consolidated Financial Statements

  Consolidated Balance Sheet                                 F-3

  Consolidated Statement of Income and Accumulated Deficit   F-4

  Consolidated Statement of Cash Flows                       F-5

  Notes to Consolidated Financial Statements              F-6 - F-9

































               Purchase of units in the Fund will not acquire or
                 otherwise have any interest in this Company.
                                      F-1


                            Frank L. Sassetti & Co.

                         Certified Public Accountants


To The Shareholders
Triview Capital Management, Inc.


REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

                                We have audited the accompanying consolidated
balance sheet of TRIVIEW CAPITAL MANAGEMENT, INC AND SUBSIDIARY (A Development Stage Company and an S Corporation) as of December 31, 2004, and the related consolidated statements of income and accumulated deficit and cash flows for the initial period September 30, 2004 (date of incorporation) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                                We conducted our audit in accordance with the
standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                                In our opinion, the consolidated financial
statements referred to above present fairly, in all material respects, the consolidated financial position of TRIVIEW CAPITAL MANAGEMENT, INC AND SUBSIDIARY as of December 31, 2004, and the consolidated results of their operations and their cash flows for the initial period September 30, 2004 through December 31, 2004, in conformity with accounting principles generally accepted in the United States.


/s/ Frank L. Sassetti & Co.

April 26, 2005
Oak Park, Illinois






               6611 W. North Avenue * Oak Park, Illinois 60302
                  * Phone (708) 386-1433 * Fax (708) 386-0139

               Purchase of units in the Fund will not acquire or
                 otherwise have any interest in this Company.
                                      F-2


                TRIVIEW CAPITAL MANAGEMENT, INC AND SUBSIDIARY
                       (A Development Stage Enterprise)

                          CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 2004






                                    ASSETS

  Cash                                                     $3,988
  Reimbursable syndication costs                           26,719
  Prepaid operating costs                                      12

                                                          $30,719

                LIABILITIES AND STOCKHOLDER'S/ MEMBERS' CAPITAL

LIABILITIES
  Advances from stockholder                               $23,858
  Due to affiliate                                            315
  Accounts payable                                          5,766

             Total Liabilities                             29,939

STOCKHOLDER'S/ MEMBERS' CAPITAL
  Capital stock                                             1,000

  Members  (1 unit)
  Initial capital contribution                              1,000

  Accumulated deficit                                      (1,220)

  Total Stockholder's and
  Members' Capital                                            780

                                                          $30,719











               Purchase of units in the Fund will not acquire or
                 otherwise have any interest in this Company.

   The accompanying notes are an integral part of the financial statements.
                                      F-3


                TRIVIEW CAPITAL MANAGEMENT, INC AND SUBSIDIARY
                         (A Development Stage Company)

           CONSOLIDATED STATEMENT OF INCOME AND ACCUMULATED DEFICIT

                  SEPTEMBER 30, 2004 (DATE OF INCORPORATION)
                             TO DECEMBER 31, 2004








REVENUES                                             $    -

EXPENSES
Organizational and professional fees                  1,220

NET LOSS                                             (1,220)

ACCUMULATED DEFICIT
  Beginning of period                                     -

  End of period                                     $(1,220)


























               Purchase of units in the Fund will not acquire or
                 otherwise have any interest in this Company.

   The accompanying notes are an integral part of the financial statements.
                                      F-4


                TRIVIEW CAPITAL MANAGEMENT, INC AND SUBSIDIARY
                         (A Development Stage Company)

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                  SEPTEMBER 30, 2004 (DATE OF INCORPORATION)
                             TO DECEMBER 31, 2004





CASH FLOWS FROM OPERATING
   ACTIVITIES
      Net loss                                               $(1,220)

      Adjustments to reconcile net income to
         net cash used in operating activities-

      Changes in assets and liabilities-
          Increase in reimbursable costs                     (26,719)
          Increase in prepaid operating costs                    (12)
          Increase in accounts payable                         5,766

  Net Cash Used In
  Operating Activities                                       (22,185)

CASH FLOWS FROM FINANCING
   ACTIVITIES
        Sale of capital stock and
           member's interest                                   2,000
        Advances from stockholder and affiliate               24,173

  Net Cash Provided by
  Financing Activities                                        26,173

NET INCREASE IN CASH                                           3,988

Cash at beginning of period                                        -

Cash at end of period                                         $3,988











               Purchase of units in the Fund will not acquire or
                 otherwise have any interest in this Company.

   The accompanying notes are an integral part of the financial statements.
                                      F-5


                TRIVIEW CAPITAL MANAGEMENT, INC AND SUBSIDIARY
                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2004


1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Triview Capital Management, Inc. (the "Managing Member") was formed primarily to act as Managing Member of the Triview Global Fund, LLC (the "Fund"), its 50% owned subsidiary, collectively referred to as (the "Company").

  The responsibilities of the Managing Member, in addition to the selection of trading advisors and other investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund, maintaining a current list of the names, addresses and number of units owned by each member and taking such other actions as deemed necessary or desirable to manage the business of the Fund.

  The Fund was formed on October 1, 2004 under the laws of the State of Delaware. The Managing Member was formed on September 30, 2004 under the laws of the State of Delaware. The Fund expects to engage in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by the commodity trading advisors (CTA's). However, the Fund will not commence business until at least $900,000 worth of partnership interests are sold.
The maximum offering is $50,000,000. Triview Capital Management, Inc. and Michael Pacult are the Managing Members and commodity pool operators (CPO's) of the Fund. The initial CTA's are expected to be Forecast Trading Group, LLC, NuWave Investment Corp, and Adobe Asset Management, LLC, which will have the authority to trade as much of the Fund's equity as is allocated to them by the Managing Member. The principal selling agent is Futures Investment Company (Futures), which is controlled by Michael Pacult and his wife.

  Regulation - The Fund is a registrant applicant with the Securities and Exchange Commission (SEC) pursuant to the Securities and Exchange Act of 1934 (the Act). The Fund will be subject to the regulations of the SEC and the reporting requirements of the Act. The Fund will also be subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund will be subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.



                Purchase of units in the Fund will not acquire or otherwise have any interest in this Company.
                                      F-6


                TRIVIEW CAPITAL MANAGEMENT, INC AND SUBSIDIARY
                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2004

1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Offering Expenses and Organizational Costs - After the twelfth month of operation following the commencement of business, the Fund will reimburse the Managing Member for all offering and organizational expenses incurred up to the twelfth month of operations (estimated to be $55,000). If the offering is continued beyond the twelfth month, offering costs will be paid by the Fund. Organizational costs of the Fund and Managing Member, are charged to the expense of the Managing Member as incurred.

  Registration Costs - Costs incurred for the initial filings with Securities and Exchange Commission, Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering is expected to be made are accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expenses. Recurring registration costs, if any, will be charged to expense as incurred.

  Revenue Recognition - After the commencement of trading by the Fund, the Managing Member will earn fixed brokerage commissions (from which it will pay commissions to the introducing broker and the futures commission merchant) and incentive fees on "new trading profits".

  Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Principles of Consolidation - In accordance with FIN 46(R), Consolidation of Variable Interest Entities, the Managing Member has consolidated the accounts of the Fund. All significant intercompany accounts and transactions have been eliminated. In addition, to date, the Fund has no revenue and has incurred no expenses.

  Statement of Cash Flows - Net cash provided by operating activities includes no cash payments for interest nor income taxes for the initial period from September 30, 2004 through December 31, 2004. There were no cash equivalents at December 31, 2004.

  Income tax status- For federal income tax purposes, the Managing Member elected S-Corporation status and therefore pays no federal income taxes, since income or losses are passed through to the respective shareholder.



                Purchase of units in the Fund will not acquire or otherwise have any interest in this Company.
                                      F-7


                TRIVIEW CAPITAL MANAGEMENT, INC AND SUBSIDIARY
                         (A Development Stage Company)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

2.      CORPORATE AFFILIATIONS

  The Company's majority shareholder has made an initial member capital contribution in the Fund of $1,000. He is also a joint owner of Futures Investment Company, which is the selling agent for the Fund.

  The Company's sole stockholder is also the sole stockholder of Ashley Capital Management, Inc. ("Ashley") and Belmont Capital Management, Inc. ("Belmont"). Ashley and Belmont serve as commodity pool operators of other funds under the supervision of Mr. Pacult. Ashley has advanced the Company $315 through December 31, 2004.

3.      THE LLC AGREEMENT

  The LLC Operating Agreement of the Fund provides, among other things, that-

  Capital Account - A capital account shall be established for each member. The initial balance of each member's capital account shall be the amount of the initial contributions to the Fund.

  Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each Member in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or members' capital will be made solely at the discretion of the Managing Member.

  Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the Members, after having given effect to the fees and expenses of the Fund.

  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the Managing Member within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.
  Redemptions - A member may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the managing member no less than ten business days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the managing member may be unable to comply with the request on a timely basis. There are no fees for redemption.

                Purchase of units in the Fund will not acquire or otherwise have any interest in this Company.
                                      F-8


                TRIVIEW CAPITAL MANAGEMENT, INC AND SUBSIDIARY
                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2004

4.      FEES

  The Fund will be charged the following fees on a monthly basis as of the commencement of trading.

  A monthly management fee of .5% (annual rate) and 1.0% (annual rate) will be paid to two CTA's, NuWave and Forecast, respectively, of the equity allocated to them to trade. No management fee will be paid to Adobe.

  The Fund will pay the Corporate Managing Member an annual fixed brokerage commission of 6%, from which the Corporate Managing Member will pay the round turn commissions to the introducing broker and the futures commission merchant. The Fund will also pay actual charges for trades made on foreign exchanges or markets, if any.

  A quarterly incentive fee of 20%, 20%, and 25% of "new net profits" will be paid to the three CTA's, NuWave, Forecast and Adobe, respectively, and a 4.283% quarterly incentive fee will be paid to the Corporate Managing Member. "New net profits" includes all income earned by a CTA and expense allocated to his activity. In the event that trading produces a loss for a CTA, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss. The Fund may also change CTA's and thereby begin the computation of new net profits from the date that a new CTA is retained.

  After the Fund commences trading, the Fund will pay the selling agent who sold the units a 3% continuing service fee during each year the investment is in the Fund.

  The Managing Member has reserved the right to change the management fee and the incentive fee at its sole discretion. The total incentive fees may be increased to 27% if the management fee is eliminated. The Fund may also increase the total management fees paid to 6% if the total incentive fees are decreased to 15%.

5.      CONCENTRATIONS

  The Fund will maintain all of its initial subscription deposits with a commercial financial institution. In the event of the financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits by the institution.





                Purchase of units in the Fund will not acquire or otherwise have any interest in this Company.
                                      F-9

*******************************************************************************
                                    Part II

                      Statement of Additional Information

                           TriView Global Fund, LLC

This Statement of Additional Information is the second part of a two-part document and should be read in conjunction with Part I of TriView Global Fund, LLC's disclosure document dated May ____, 2005, both of which are combined in this single prospectus.


                               Table of Contents

Why TriView Global Fund?                                          2
Investment Factors                                                2
Value of Diversification - Managed Futures Industry               3
Managed Futures vs. Stocks During Draw-Downs                      5
The Futures, Forward, Option and Swap Markets                     6
Advantages of Managed Futures Fund Investments                    8

                             Appendixes & Exhibits

Appendix I  -  Commodity Terms And Definitions; State Regulatory Glossary

Appendix II  -  Privacy Statement

Appendix A  -  LLC Operating Agreement

Appendix B  -  Request For Redemption

Appendix C  -  Suitability Information

Appendix D  -  Subscription Agreement And Power Of Attorney

Appendix E  -  Depository Agreement

Appendix F  -  Investment Advisory Contract - Forecast Trading Group, LLC

Appendix G  -  Investment Advisory Contract - NuWave Investment Corp

Appendix H  -  Investment Advisory Contract - Adobe Asset Management, LLC




The date of this Statement of Additional Information is May ____, 2005

WHY TRIVIEW GLOBAL FUND?

WHY A MANAGED FUTURES FUND?

Managed futures investments are intended to generate long-term capital growth by providing global portfolio diversification. This diversification can be utilized by investing in the Fund. A primary reason to invest in a managed futures (alternative investment) product, such as TriView Global Fund, is to provide a fully diversified portfolio of investments that has the potential to improve returns while protecting against risk. This is possible because managed futures (alternative investment) products historically have not been correlated to traditional markets, such as stocks and bonds.

The TriView Global Fund employs three professional commodity trading advisors, NuWave Investment Corp., Forecast Trading Group, LLC, and Adobe Asset Management, LLC, that trade as many as 100 futures markets worldwide using proprietary trading systems. The three trading advisors have consistently produced positive returns, even during down markets, due to diversified trades and the ability to spot trends, while insuring strict risk controls are always in place.

WHY NOW?

The recent fluctuation in world markets has proven that long-only equity portfolios cannot make money during downward cycles. For continued portfolio performance, a fund that hedges its trades is the only way to limit losses and insure gains in any economic environment.

HISTORICAL NON CORRELATED PERFORMANCE

Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short gives managed futures the ability to profit from up or down markets. In other words, profit or loss in managed future funds is not dependent on economic cycles.

INVESTMENT FACTORS

THE ADVANTAGES OF NON-CORRELATION AND DIVERSIFICATION OF YOUR PORTFOLIO

The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.

Historically, alternative investments such as managed futures funds have had very little correlation to the stock and bond markets. TriView Capital Management, Inc. believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures -- being able to be long or short a futures position with similar ease -- means that profit and loss from futures trading is not dependent upon economic or geopolitical prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund's performance will likely have no relation to the performance of equity and debt instruments, reflecting TriView Capital's belief that factors that affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling markets. TriView Capital has no expectation that the Fund's performance will be negatively correlated to the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa.

       SA 2

VALUE OF DIVERSIFICATION - MANAGED FUTURES INDUSTRY

Money Under Management in Managed Futures

Money Under Management in Managed Futures is updated on a quarterly basis and is usually ready by month end of the month following the quarter. Money Under Management during the 4th quarter 2004 was $131.9 billion, a 12.06% increase from the previous quarter. This represents a 52.49% increase in assets since the beginning of 2004.

80         0.31
81         0.38
82         0.56
83         0.63
84         0.77
85         1.49
86         1.96
87         3.90
88         5.51
89         7.00
90        10.54
91        14.50
92        18.50
93        26.00
94        24.90
95        22.80
96        23.98
97        33.10
98        36.00
99        41.30
00        37.90
01        41.30
02        50.70
03        86.50

This chart was prepared by TriView Capital Management, Inc. and shows industry growth since 1980 using data obtained from Barclay Trading Group, Ltd. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MARKET DIVERSIFICATION

The Fund's CTA's use proprietary systems designed to ensure minimal correlation to traditional investments. The spectrum of traded instruments globally consists of up to 70 futures markets in both commodity and financial futures. Fundamental to the Fund's selection of CTA's is low correlation between the different instruments they trade and high liquidity for order execution.

Grains
Indices
Energies
Bonds
Metals
Agricultural Markets
Livestock
Currencies

       SA 3

This chart was prepared by TriView Capital Management, Inc. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

HISTORICAL CORRELATION

The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, Europe, Australasia, Far East (EAFE) Index with the S&P 500 Index than managed futures investments, as represented by the CISDM Fund/Pool Qualified Universe Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

                   Historical Correlation Of Monthly Returns
                            With The S&P 500 Index
                          January 1980* - August 2004

S&P 500 Index                                     1.00
NASDAQ Composite Index                            0.82
Europe, Australasia, Far East Index               0.57
Lehman Bros. Govt. Bond Index                     0.13
CISDM Fund/Pool Qualified Universe Index          0.03

* CISDM data was not available prior to 1980.

 This chart was prepared by TriView Capital Management, Inc. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

       SA 4

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

RISK PERSPECTIVE

The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst-case decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst-case decline would be the largest percentage loss experienced. The chart below shows the worst-case cumulative monthly decline in the Lehman Brothers Government Bond Index, CISDM Fund/Pool Qualified Universe Index, S&P 500 Index, EAFE Index and NASDAQ Composite Index since 1980. The CISDM Fund/Pool Qualified Universe Index experienced a smaller peak to valley decline than three of the other indices. This does not imply that managed futures are necessarily safer than the benchmarks compared; it is merely intended to put risk in a historical perspective.

                              Worst-Case Declines
                                 1980* - 2004
                             [Amounts In Percents]

Lehman Bros. Aggregate Bond Index                             -12.73
CISDM CTA Qualified Universe Index MAR                        -15.40
S&P 500 Index                                                 -46.28
MSCI EAFE                                                     -47.97
NASDAQ                                                        -75.05

* CISDM data was not available prior to 1980.

This chart was prepared by TriView Capital Management, Inc. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MANAGED FUTURES VS. STOCKS DURING DRAW-DOWNS

The following charts show the comparison between the performance of managed futures and stocks during the five worst declines for each since 1980. These charts demonstrate the historical non-correlation between these two asset classes over the stated time periods. The managed futures portion is represented by the CISDM Fund/Pool Qualified Universe Index and the stocks portion is represented by the S&P 500 Index.

       SA 5

Managed Futures vs. Stocks During Stock Market Drawdowns.

(January, 1980* - March, 2004)

                STOCKS      MANAGED FUTURES
8/00-9/02       -46.28      28.12
8/87-11/87      -30.17       8.46
11/80-7/82      -18.68      18.68
5/90-10/90      -15.84      19.42
6/98-8/98       -15.37       5.76

Source: Stocks: S&P 500 Index,

Managed Futures: CISDM Trading Advisor Qualified Universe Index (MAR)

* CISDM data was not available prior to 1980.

This chart was prepared by TriView Capital Management, Inc. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FUTURES, FORWARD, OPTION AND SWAP MARKETS

FUTURES CONTRACTS

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The Fund concentrates its futures trading in financial instruments, such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

FORWARD CONTRACTS

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward, option or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, the Fund will use the dealer market in foreign exchange contracts for most of the Fund's trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

       SA 6

OPTION CONTRACTS

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the "striking," "strike" or "exercise price"). The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be "in the money" if the striking price is below current market levels, and "out of the money" if the striking price is above current market levels. Conversely, a put option is said to be "in the money" if the striking price is above current market levels, and "out of the money" if the striking price is below current market levels.

Options have limited lifespans. An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option's intrinsic value and market value is referred to as the "time value" of the option.

SWAP TRANSACTIONS

The Fund periodically enters into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity. Transactions in these markets present risks similar to those in the futures, forward and options markets:

(1) the swap markets are generally not regulated by any United States or foreign governmental authorities;

(2) there are generally no limitations on daily price moves in swap transactions;

(3) speculative position limits are not applicable to swap transactions, although the counterparties with which the Fund may deal may limit the size or duration of positions available as a consequence of credit considerations;

(4) participants in the swap markets are not required to make continuous markets in swaps contracts; and

(5) the swap markets are "principal markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Fund will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades.

The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act as amended for swap transactions which meet specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. In addition, on December 21, 2000, the Commodity Futures Modernization Act of 2000 amended the Commodity Exchange Act so that it does not apply to any agreement, contract, or transaction in a commodity, other than an agricultural commodity (including swap transactions), if the agreement, contract, or transaction is entered into only between eligible contract participants (which includes commodity pools meeting certain capitalization requirements), is subject to individual negotiation by the parties, and is not executed or traded on a trading facility. It is expected that the Fund will engage only in swap transactions for which exemptive/safe harbor relief is available to it under the CFTC policy statements or regulations, or which are otherwise excluded from the CFTC's jurisdiction. If the CTA's were restricted in its ability to trade in the swap markets, the activities of the Fund, to the extent that its CTA's trade in such markets on behalf of the Fund, might be materially affected.

       SA 7

REGULATION

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as "futures commission merchants." The Fund is licensed by the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, the Fund would be unable to act as the Fund's commodity pool operator.

The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund's trading.

The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency forward contracts may be less liquid and the Fund's trading results may be adversely affected.

MARGIN

The Fund will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts, but is not required by any applicable regulation.

There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

ADVANTAGES OF MANAGED FUTURES FUND INVESTMENTS

Both the futures, forward, option and swap markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. The Fund believes that this investment should be considered as a medium- to long-term investment and should not be purchased with the intent to redeem the investment within the first three years.

PROFIT POTENTIAL

Futures and related contracts can easily be leveraged, which magnifies the potential profit or loss.

INTEREST CREDIT

Unlike some other alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund's margin deposits are maintained in cash and cash equivalents, such as U.S. Treasury bills.

       SA 8

GLOBAL DIVERSIFICATION WITHIN A SINGLE INVESTMENT

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the world. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

ABILITY TO PROFIT OR LOSE IN A RISING OR FALLING MARKET ENVIRONMENT

The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make or lose money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while the Fund has a short position, the Fund will lose money until the short position is exited and vice versa.

PROFESSIONAL TRADING

TriView Capital's approach includes the following elements:

- Disciplined Money Management. The CTAs selected by the Fund generally allocate a portion of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

- Balanced Risk. The Fund's capital is allocated to as many as 70 markets 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

- Capital Management. When proprietary risk/reward indicators reach predetermined levels, the Fund may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

- Multiple Systems. While the Fund's approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. The CTA utilizes a multi-system trading strategy on behalf of the Fund that divides capital among different trading systems in an attempt to reduce performance volatility and manage risk.

CONVENIENCE

Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

LIQUIDITY

In most cases, the underlying markets have sufficient liquidity. Some markets trade 24 hours a day when global markets are open. While there can be cases where there may be no buyer or seller for a particular contract, the Fund tries to select markets for investment based upon, among other things, their perceived liquidity. However, unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time.

       SA 9

*******************************************************************************

                                  APPENDIX I

                        Commodity Terms And Definitions

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

1256 Contract.  See Taxation - Section 1256 Contract.

Additional Sellers.  See definition of Selling Agent.

Associated Persons. The persons registered pursuant to the Commodity Exchange Act with the futures commission merchant, the introducing broker, the selling agent, additional sellers, or the introducing broker who are eligible to service the Fund, the members and to receive continuing service fees.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Best Efforts. The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

Broker.   See definitions of Futures Commission Merchant and Introducing
Broker.

Capital means cash invested in the Fund by any member and placed at risk for the business of the Fund.

Commodity Futures trading Commission (CFTC). Commodity Futures Trading Commission, Three Lafayette Centre,

1155 21st Street, NW, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices that are traded on and off United States and foreign commercial exchanges. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker. See definitions of Futures Commission Merchant and Introducing Broker.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

Commodity Pool Operator (CPO). TriView Capital Management, Inc., 5914 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael Pacult, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737. A person that raises capital through the sale of interests in an investment trust, Fund, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.

Commodity Trading Advisor (CTA). A person or entity that renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the Fund.

Continuing Service Fee. A percentage of the Capital of the Fund paid to the selling agents who will pay their individual associated persons who work for them who have either sold the membership interests to the members or are providing services to the managing member or the other members. The Fund will pay these fees to the principal selling agent, Futures Investment Company, which will pay a share of these fees to those that sell the Units.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Depository Agent and Depository Account. A segregated account held in the name of the corporate managing member at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 that will hold all the subscription proceeds until such time as either the minimum is sold, the subscription is accepted or the offering is terminated and all subscriptions returned by the Bank directly to the subscriber without deduction for any expenses or fees.

Exchange for Physicals (EFP). A practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Fixed Brokerage Commission. The percentage of equity charged to clear the domestic round turn trades entered for the Fund account at the futures commission merchant. Actual commissions are charged to the Fund by the futures commission merchant for trades made on foreign exchanges and forward markets, if any. The entity charging the fixed commission takes the risk that the number of trades entered will not exceed the costs on a round turn basis in exchange for the retention in the difference between the round turn costs and the percentage charged. The percentage is usually expressed at an annual rate but paid monthly.

Form K-1. The section of the Federal Income Tax Return filed by the Fund which identifies the amount of investment in the Fund, the gains and losses for the tax year, and the amount of such gains and losses reportable by a member on the member's tax return.

Fully Committed Position. Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully committed position.

Futures Commission Merchant (FCM). The person that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The corporate managing member is responsible for the negotiation and payment of the commission to the futures commission merchant.

Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

Futures Investment Company. The principal selling agent, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737 Mr. Michael Pacult, one of the managing members and the principal of TriView Capital Management, Inc., the other managing member, is a 50% shareholder and one of the principals of Futures Investment Company. His spouse holds the other 50% and is also a principal.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Initial Closing. When the minimum offering amount has been raised and funds from the depository account are released to the Fund for commencement of trading.

Introducing Broker (IB). Mt. Kemble Futures, 1099 Mt Kemble Ave, Morristown NJ 07960. An entity that shares the brokerage commissions and is responsible for introducing trades to the futures commission merchant.

Managing Member. TriView Capital Management, Inc., 5914 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael Pacult, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737. They manage the fund.

Member. Persons who have invested and admitted as Members without management authority pursuant to the Fund agreement.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract. Does not limit or define the amount of the risk or loss.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a futures commission merchant.

Minimum Offering/Maximum Offering. The Minimum is the amount required to be invested before trading will commence, and the Maximum is the amount the managing member establishes as the amount that will terminate this offering. The managing member my elect to register additional membership interests or terminate the offering at anytime.

National Association of Securities Dealers (NASD). The self-regulatory organization responsible for the legal and fair operation of broker dealers, such as the selling agent and such other matters within the authority granted to it by the SEC pursuant to the Securities Act of 1933..

National Futures Association (NFA). The self regulatory organization that is responsible for the legal and fair operation of commodity pool operators, such as the managing member of the Fund, commodity trading advisors, such as the trader for the Fund, introducing brokers, such as the introducing broker for the Fund, for futures commission merchants, such as the clearing broker of the Fund, and such other matters within the authority granted to it by the CFTC pursuant to the Commodity Exchange Act.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). See Appendix A, The LLC Operating Agreement.

Net Unit Value. The net assets of the Fund divided by the total number of units of membership interests outstanding.

Net Gains.  The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period. See Charges to the Fund.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

North American Securities Administrators Association, Inc. (NASAA). The association of securities administrators of the fifty United States that establish guidelines and procedures for the review of the sale of securities within their State. NASAA has established guidelines for the review of commodity pools, such as the Fund.

Offering Expenses. The expenses required to register units with the Securities and Exchange Commission, including the preparation of the Form S-1 and the filing with various State securities agencies and the printing of a Prospectus. North American Securities Administrator Association Guidelines for Commodity Pools define offering and organizational expenses to include selling commissions and redemption fees as well; and, for purposes of limitation, the total expenses cannot exceed 15% of capital raised pursuant to the offering. The offering expenses do not include the first year's accounting, legal and other operating costs.

Option Contract. An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Organizational Expenses. The costs to form the Fund and qualify it to do business, which are expensed as incurred and are immaterial.

Members.  All managing members and all members in the Fund.

Fund or Limited Liability Company or Commodity Pool or Pool or Fund. The TriView Global Fund, LLC, evidenced by Appendix A to this Prospectus, 101 N. Fairfield Drive, Dover, DE 19901, (800) 331-1532.

Position Limits. The Commodity Futures Trading Commission has established maximum positions that can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximums are is called position limits.

Principal. Mr. Michael Pacult, one of the managing members and the principal of the corporate managing member. Mr. Pacult is also a principal of the principal selling agent, Futures Investment Company.

Round-turn Trade. The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

Round-turn Commission. The brokerage cost for the open and close of a trade in a single contract defined by the exchange or other entity as to contract size and duration of position.

Redemption. The right of a member to tender its membership interests to the Fund for surrender at the net unit value. See the LLC Operating Agreement attached as Appendix A.

Scale in Positions. In some situations, the positions desired to be taken on behalf of the Fund and other accounts under management will be too large to be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

Securities and Exchange Commission (SEC). The United States regulatory authority that supervises the sale of securities, including the Units to be sold to the public by the Fund.

Selling Agent. The National Association of Securities Dealers member broker dealer, Futures Investment Company, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, and any other selling agents selected by it and the managing member to offer the membership interests for sale. See Plan of Distribution.

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn.
A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.  See Commodity Trading Advisor.

Taking Positions Ahead of the Fund. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe the initial $1,000 value and subsequent Net Asset Value of general and member interests of the Fund.

Unrealized Profit Or Loss. The profit or loss that would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

Underwriter. This term is not applicable to this offering. All sales of membership interests will be on a best efforts basis. The price of the units will not be guaranteed, supported or underwritten in any way. See Selling Agent.

                           State Regulatory Glossary

      The following definitions are supplied by the State securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective States. They belong to the North American Securities Administrators Association, Inc. that publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are from the Guidelines; however, the managing member has made additions to, but no deletions from, some of these definitions to make them more relevant to the consideration of an investment in the Fund.

      Administrator-The official or agency administering the security laws of a State. This will usually be the State of residence of the Fund or the domicile of the broker or brokerage firm which makes the offer or the residence of the potential investor.

      Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the commodity trading advisors and, when it provides such advice, to the managing member.

      Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or member of such Person; or (e) if such Person is an officer, director or member, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Mr. Michael Pacult one of the managing members, is the sole shareholder and principal of the other managing member and also owns 50% of the outstanding voting shares and is a principal in the affiliated selling agent.

      Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price for the membership interests.

      Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See Futures Commission Merchant and Introducing Broker.

      Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

      Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this prospectus.

      Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

      Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

      Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

      New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See New Net Profit.

      Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and State law, including taxes and fees, accountants' and attorneys' fees.

      Participant-The holder of a Program Interest.  A Member in the Fund.

      Person-Any natural Person, Fund, corporation, association or other legal entity.

      Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. The managing member will pay these fees from the fixed brokerage commissions.

      Program-A limited Fund, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

      Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the Futures Commission Merchant and Introducing Broker.

      Program Interest-A membership interest or other security representing ownership in a program. The units in the Fund. See Appendix A, the LLC Operating Agreement.

      Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

      Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the managing member(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the membership interests. The term Sponsor shall be deemed to include its Affiliates.

      Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

      Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.

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

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                                  APPENDIX II

                               PRIVACY STATEMENT

                           TRIVIEW GLOBAL FUND, LLC
                           101 N. Fairfield Drive
                             Dover, Delaware 19901
                        Telephone:  (800) 331-1532

TriView Global Fund, LLC, is committed to safeguarding the confidential information of its members. We hold all personal information provided to us in the strictest confidence. These records include all personal information that we collect from you. We have never disclosed information to nonaffiliated third parties, except to our selling agents or as directed by you or required by law and we do not anticipate any change in these procedures in the future. If we were to change this disclosure policy, we would not take such action without your written permission.

A full statement of our privacy policy with respect to personal information about you is as follows:

* We limit employee and independent contractor representatives of ours access to information in your file to only to those persons who have a business or professional reason for knowing.

* We limit the delivery of your information to only those nonaffiliated parties who directly service your account such as selling agents, trustees and clearing brokers or as directed by you or as required by law. As examples, Federal regulations permit us to share a limited amount of information about you with a clearing brokerage firm in order to execute securities transactions on your behalf and we have implied permission from you to discuss your financial situation with our selling agents and your accountant or other professional.

* We use our best efforts to maintain a secure office and computer environment to ensure that your information is not placed at unreasonable risk.

* The categories of nonpublic personal information that we collect from a prospect, member, client and independent third parties depend upon the scope of the client engagement. It will include information about your personal finances, information about your health to the extent that it is needed for the planning process, information about transactions between you and third parties, and information from consumer reporting agencies.

* For unaffiliated third parties that require access to your personal information, including financial service companies, consultants, and auditors, we also require strict confidentiality in our agreements with them and expect them to keep this information private. Federal and State regulators also may review firm records as permitted under law.

* Personally identifiable information about you will be maintained during the time you are a member or client, and for the required time thereafter that such records are required to be maintained by Federal and State securities laws. After this required period of record retention, all such information is expected to be destroyed.

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             APPENDIX A TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                           TRIVIEW GLOBAL FUND, LLC
                     a Delaware Limited Liability Company

                              OPERATING AGREEMENT

THIS OPERATING AGREEMENT is made and entered into as of the 1st day of October, 2004, by and among Triview Capital Management, Inc., a Delaware corporation (the "Corporate Managing Member"), Michael P. Pacult (the "Individual Managing Member") (collectively the Corporate Managing Member and the Individual Managing Member are called the "Managing Member"), Michael P. Pacult (the "Initial Member"), and each other party who shall execute this Agreement, whether in counterpart, by separate instrument, by grant of a power of attorney, or otherwise, as members (collectively "Members") to govern the operation of Triview Global Fund, LLC (the "Company")

                                   RECITALS:

WHEREAS, the Company was formed as a Delaware limited liability company by the filing of the Certificate of Formation by the Managing Member and Initial Member;

NOW THEREFORE, the parties hereto agree as follows:

1.  Certain Defined Terms

(a) "Disclosure Document": The Disclosure Document, Prospectus, S-1 Registration Statement, and any other form filed with any regulatory agency relating to the Offering.

(b) "Managing Member": Triview Capital Management, Inc. and Michael P. Pacult, individually.

(c) "Member": Any bona fide purchaser of Units for value who has been accepted by the Managing Member, as provided in Paragraph 6 hereof, as a Member, who takes no active role in the management of the Fund.

(d) "Net Asset Fee Net Asset Value": The Fund's net asset value as of the end of each month (without deduction for the management fee then being calculated or for any fees, including incentive fees or payables then accrued or payable, to the Managing Member) increased by the amount of distributions or redemptions from the Fund in the month for which the management fee is being calculated.

(e) "Net Asset Value": The Fund's total assets less total liabilities, determined according to the following principles, and where no principle governs, then on the basis of generally accepted accounting principles, consistently applied:

(1) Net Asset Value shall include any unrealized profit or loss on open commodity positions (including forward contracts and options on futures contracts).

(2) All open commodity positions shall be valued at their then market value which means the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the Clearing Broker or banks through which the transaction is effected. If there are no trades on the date of the calculation due to operation of daily price fluctuation limits or due to a closing of the exchange on which the transaction is executed, the contract shall be valued at the nominal settlement price as determined by the exchange.

(3) Brokerage commissions on open positions shall be accrued one-half (on a round-turn basis) as a liability of the Fund in the month in which such positions are initiated and one-half in the month in which such positions are closed. Incentive allocations payable to the Managing Member on New Net Profit, as defined herein, shall be accrued monthly for purposes of calculating net asset value only.

(f) "Net Asset Value per Unit": Net asset value per Unit means the net asset value of the Fund's Account divided by the number of units of membership (including Managing Member) interests then outstanding.

(g) "New Net Profit": New Net Profit (for the purpose of calculating the monthly incentive allocation to be paid to the Managing Member and the CTAs) means the excess (if any) of (a) the Fund's net asset value as of the end of the month, not reduced by the current incentive allocation then being calculated or management fees over (b) the highest value of the Fund's net asset value as of the close of business on the last business day of any previous calendar month (or the commencement of trading if higher), after reduction for incentive allocations, paid or payable as of such date. New Net Profit is adjusted for redemptions and distributions since the previous month-end as of which New Net Profit existed (or the commencement of trading, as the case may be).

(h) "Offering": The offering of Units in the Fund described in the Disclosure Document to which a copy of this Agreement is attached as an exhibit.

(i) "Fund": Triview Global Fund, LLC, the limited liability company created by this Agreement.

(j) "Unit(s)": Membership interests in the Fund, as more fully explained in Paragraph 6(b) of this Agreement and, in addition (where the context so requires), the Managing Member's interests in the Fund on a Unit-equivalent basis.

(k) "Undefined Terms": Certain terms not defined herein are used with the respective meanings set forth in the Disclosure Document.

2.  Formation and Name.

The parties hereby form a limited liability company under the laws and in accordance with the Limited Liability Company Act of the state of Delaware (the "Act"). The name of the limited liability company is Triview Global Fund, LLC. The Managing Member may, without the approval of the Members, change the name of the Company. The Managing Member shall execute and file a Certificate of Formation in accordance with the provisions of the Act and execute, file and record those amendments and other documents as are or become necessary or advisable in connection with the operation of the Fund, as it determines. Each Member undertakes to furnish to the Managing Member, if the Managing Member so requests, a power of attorney which may be filed in such jurisdictions as the Managing Member may deem appropriate with the Certificate of Formation and any amendments and any additional information as is required from the Managing Member to complete any documents, including the Certificate of Formation, amendments and assumed name certificates, and to execute and cooperate in the filing, recording and publishing of those documents at the request of the Managing Member. The Managing Member shall not be required to deliver the Certificate of Formation or a certificate of ownership to each Member.

3.  Office.

The address of the office of the Fund shall be 5914 N. 300 West, Fremont, IN 46737, or such other place as the Managing Member may designate from time to time.

4.  Business.

The Fund will invest in speculative transactions involving commodity interests, which include commodity futures and forward contracts and other interests in commodities (including without limitation option contracts on futures, and cash commodities and foreign currencies). The objective of the Fund's business is appreciation of its assets through trading in such instruments.

5.  Term, Special Redemption, Dissolution and Fiscal Year.

(a) Term. The term of the Fund shall end upon the first to occur of the following: (1) receipt by the Managing Member of an election to dissolve the Fund at a specified time by a majority of the Members, notice of which is sent by registered mail to the Managing Member not less than 90 days prior to the effective date of dissolution; (2) withdrawal, insolvency, bankruptcy, legal disability or dissolution of both the Corporate and Individual Managing Member (unless the Fund is continued pursuant to Paragraph 20(c)); (3) termination of the Fund pursuant to Paragraphs 14 or 17; (4) any event which shall make it unlawful for the existence of the Fund to be continued or which requires termination of the Fund.

(b) Special Redemption. As of the close of business of the last day of any month, should there be a decline in the net asset value per Unit to less than 50% of the initial net asset value per Unit on the date the Fund commenced trading operations the following will occur: (i) trading in the Fund will be suspended and all open positions will be closed; (ii) the CTA Advisory Agreements will be terminated; (iii) with the exception of the Managing Member, the capital accounts of all existing Fund Members will be redeemed (following the procedures for redemption defined in this document); (iv) following the redemption of Fund Member accounts, the Managing Member may, at its discretion, enter Advisory Agreements with different CTAs, and new subscriptions may be accepted into the Fund.

(c) Dissolution.   Upon the occurrence of an event causing the dissolution of the Fund, the Fund shall be dissolved and terminated. Upon dissolution, the Fund will conduct no further business, but will engage only in such activities as are necessary for the winding up of its affairs and the distribution of its assets. Upon dissolution, the Fund's open positions will be closed out in an orderly manner. Dissolution, payment of creditors and of expenses incurred in the liquidation of the Fund and distribution of the Fund assets shall be effected as soon as practicable in accordance with the Act, and the Managing Member and Members (and any assignees) shall share in the assets of the Fund, if any, pro-rata in accordance with their respective capital account balances, less any amount owing by such parties (or their respective assignees) to the Fund.

(d) Fiscal Year. The fiscal year of the Fund shall begin on January 1 of each year and end on December 31; provided, however, that the first fiscal year of the Fund shall commence on the date its Certificate of Formation is filed with the Secretary of State of Delaware and shall end on December 31 of such year.

6.  Capital Contributions; Units of Limited Liability Company Interest.

(a) Capital Contributions. The Corporate Managing Member and Individual Managing Member have each contributed $1,000 in cash to the capital of the Fund in order to form the Fund. Upon (i) the admission of Members to the Fund and (ii) the withdrawal of the Individual Managing Member, which may be done with 120 days' advance notice to the Members. The Managing Member may withdraw any interest it may have as its interest as of the then current month-end on the same terms as any Member.

(b) Units of Membership Interest. Each Managing Member has contributed $1,000 in cash to the capital of the Fund in order to form the Fund. Interests in the Fund shall be one class consisting of fifty thousand (50,000) Units of Limited Liability Company Interests ("Units" or, individually, a "Unit") of initial value of one thousand dollars $1,000 each. Fractional Units shall be rounded to the nearest ten-thousandth of a Unit for all purposes of this Agreement. The Managing Member shall, on behalf of the Fund and in accordance with the Disclosure Document of the Fund, issue and sell Units to other qualified persons (including the Managing Member and their shareholders, directors, officers and employees) pursuant to the Offering. The Managing Member and its affiliates may purchase additional Units.

The Units are being sold pursuant to the Disclosure Document. The Managing Member may in the future offer additional Units for sale, and may offer other classes of Units having different terms.

Each person who subscribes for Units ("Subscriber") shall become a Member in the Fund at such time as he has: (i) subscribed and had his subscription accepted by the Managing Member for at least the minimum investment; (ii) contributed to the capital of the Fund for each Unit for which he has subscribed; and (iii) become a party to this Agreement by executing and delivering to the Managing Member such documents as the Managing Member shall require. Upon the acceptance of a Member, the Initial Member shall withdraw from the Fund and his initial capital contribution shall be refunded. After the raise of $900,000 (the "Minimum"), business shall commence and all proceeds from subscriptions shall then be available for the trading activities of the Fund and for such other proper Fund purposes as the Managing Member shall determine. The Managing Member may in its sole discretion, terminate the offering of Units at any time.

All Units are subscribed for upon receipt by the Managing Member of the Subscriber's completed and properly executed Subscription Agreement and Power of Attorney (in the form attached to the Disclosure Document as Appendix D) and a check or draft or other good funds of the Subscriber in the full amount of the Subscriber's subscription; provided however, no Unit(s) will be issued to a Subscriber until collection in full of the funds represented by the check or draft. Notwithstanding anything contained in this Agreement to the contrary, the Managing Member, in its discretion, may reject any subscription for Units in whole or in part. Each Subscriber agrees to reimburse the Fund for any expenses or losses incurred in connection with any cancellation of Units issued to him.

7.  Power of Managing Member in Connection with the Offering.

The Managing Member shall have sole and complete discretion to determine the terms and conditions of the Offering, and the Managing Member is authorized and directed to do, or cause to be done, all things which it deems necessary, desirable or appropriate in connection therewith, including, but not limited to, the execution and filing of all such documents as may be necessary to comply with the Securities Act of 1933, as amended, and all rules issued thereunder and to qualify Units for sale under the securities laws of any of the States of the United States and with any other regulatory agencies and organizations.

8.  Allocation of Profits and Losses.

(a) Maintenance of Capital Accounts. The Fund shall maintain a capital account for each Member which shall consist of such Member's initial capital contributions increased by (i) additional capital contributions, and (ii) such Member's share of profits allocated pursuant to this Paragraph 8, and decreased by (iii) distributions to each such Member, and (iv) his share of losses allocated pursuant to this Paragraph 8. The foregoing provision is intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent therewith.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Fund's income and expense and capital gain or loss from trading shall be allocated to the Managing Member on the same terms as any Member. The profit and loss so allocated to the Members shall be allocated among them pursuant to the following subparagraphs for federal income tax purposes. Allocations shall be pro-rata from short-term capital gain or loss and long-term capital gain or loss and operating income or loss realized and recognized by the Fund.

(1) Items of ordinary income, such as expense, such as fees, commissions and administrative expenses, shall be allocated pro-rata among the Members based on their respective capital accounts as of the end of each month in which the items of ordinary income and expense accrue.

(2) Capital gain or loss from the Fund trading activities shall be allocated as follows:

(A) Each capital account shall be increased by the amount of income allocated to the Member or his assignee pursuant to subparagraph (b)(1) above and subparagraph (4) below.

(B) Each capital account shall be decreased by the amount of expense or loss allocated to the Member or his assignee pursuant to subparagraph (b)(1) above and subparagraph (6) below and by the amount of any distribution received by the Member or his assignee with respect to the Unit, other than on redemption of Units.

(C) When a Unit is redeemed, the capital account maintained for such redeeming Member shall be decreased by the redemption amount.

(3) Capital gain shall be allocated first to each Member who has redeemed a Unit during the fiscal year up to any excess of the amount received upon redemption of the Unit over the amount in his capital account attributable to the redeemed Unit.

(4) Capital gain remaining after the allocation in subparagraph (3) shall be allocated among all Members in the ratio that each Member's capital account bears to all Members' capital accounts.

(5) Capital loss shall be allocated first to each Member who has redeemed a Unit during a fiscal year up to any excess of the amount in his capital account attributable to the redeemed Unit over the amount received upon redemption of the Unit.

(6) Capital loss remaining after the allocation in subparagraph (5) shall be allocated among all Members in the ratio that each Member's capital account bears to all Members' capital accounts.

(7) Any gain or loss required to be taken into account in accordance with
Section 1256 of the Internal Revenue Code of 1986, as amended (the "Code"), shall be considered a realized capital gain or loss for purposes of this Paragraph 8(b). The allocations of capital gain described above shall be pro-rata between short and long-term capital gain.

(8) The tax allocations prescribed by this Paragraph 8(b) shall be made to each holder of a Unit, whether or not the holder is a substituted Member.

(9) The foregoing provisions are intended to comply with Treasury Regulation
Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulation.

(c) Qualified Income Offset. Notwithstanding any other provision in this Agreement, in the event at the end of any Fund taxable year any Member's capital account is adjusted for, or such Member is allocated, or there is distributed to such Member any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected to occur at the end of such year, and such treatment creates a deficit balance in such Member's account, then without regard to any other provision of this Agreement, such Member shall be allocated all items of income and gain of the Fund for such year and for all subsequent taxable years of the Fund until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Member in any Fund taxable year, all items of income and gain of the Fund for such taxable year and all subsequent years shall be allocated among all such Members in proportion to their respective deficit capital account balances until such deficit balances have been eliminated.

(d) Code Section 754 Election. In case of a transfer (as defined in Paragraph 14(a)) of all or part of any Member's interest in the Fund, the Managing Member may but shall not be required to elect, in a timely manner, pursuant to Section 754 of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to corresponding provisions of the applicable state and local tax laws, to adjust the basis of the assets of the Fund pursuant to Sections 734 and 743 of the Code.

(e) Expenses. The Managing Member shall advance all organizational and offering expenses. The Fund shall bear all of its operating liabilities, costs and expenses. Appropriate reserves may be created, accrued and charged against net asset value for contingent liabilities, if any, as of the date any contingent liability becomes known to the Managing Member. Any reserves shall reduce the net asset value per Unit for all purposes, including redemption.

(f) Limited Liability of Members. Each Unit, when purchased in accordance with this Agreement, shall be fully paid and non-assessable. Any provisions of this Agreement to the contrary notwithstanding, no Member shall be liable for Fund obligations in excess of the capital contributed by him plus his share of profits remaining in the Fund, if any, and any other amounts he may be liable for pursuant to the Act.

(g) Return of Members' Capital Contributions. Except to the extent that a Member shall have the right to withdraw capital in accordance with the terms of this Agreement, no Member shall have any right to demand the return of his Capital Contribution or any profits added thereto, except upon dissolution and termination of the Fund. In no event shall a Member be entitled to demand or receive property other than cash.

9.  Compensation to the Managing Member and the Commodity Trading Advisor.

(a) The Managing Member shall receive as compensation an incentive fee allocation of the New Net Profit for each calendar quarter, payable on or before the 30th day of the end of a calendar quarter. The Managing Member shall determine this fee.

(b) The Fund shall pay to the CTAs, an annual net asset fee of the month-end net assets of the equity they trade for the Fund (prior to accruals for such fees). The Fund shall also pay to the CTAs an incentive fee of the New Net Profit for each calendar quarter, payable on or before the 30th day of the end of a calendar quarter. The Managing Member may negotiate and determine the fees to the CTAs individually.

10.  Other Fees.

(a) Brokerage Commissions . The Fund shall pay a brokerage fee fixed at the rate of 6% per annum of the month-end net assets of the Fund (prior to accruals for such fees) to the Fund's clearing broker(s) as commissions and costs for each transaction executed. FCM brokerage fees will not exceed the industry-wide limitation of 14% annually of the average net assets of the Fund.

(b) Continuing Service Fees. Approximately 3% per annum of the month-end net assets of the Fund (monthly) will be paid as a continuing service fees (also known as trail commissions) to selling agents that are qualified to receive such commissions, who will perform ongoing services to members of the Fund.

11.  Management of the Fund.

The Managing Member, to the exclusion of all Members, shall determine the policies of and conduct the business of the Fund. The Managing Member shall take such actions and enter into such contracts and agreements on behalf of the Fund as it deems necessary, including, among other things, but not limited to, the prosecution, defense and settlement of any claim, lawsuit or arbitration in which the Fund is involved, the power to enter into contracts with third parties for trading advisory services and brokerage services (which brokerage services may be performed by entities affiliated with the Managing Member but only at rates that at least match the lowest rates which might otherwise be available to the Fund) and with respect to:

(a) Retaining or replacing any futures commission merchant or introducing broker to act as the Fund's broker, and materially revising the terms or conditions upon which any futures commission merchant, or introducing broker, shall be retained;

(b) Appointing any person, including any person affiliated with the Managing Member, to act as a clearing broker, introducing broker, or otherwise to act on behalf of the Fund in connection with its transactions in commodity interests;

(c) Settling claims against the Fund;

(d) Retaining attorneys, accountants and management consultants to assist in the organization and operation of the Fund. Notwithstanding anything to the contrary, the Managing Member shall not be able to contract out the fiduciary obligation owed to Fund Members.

No Member shall be entitled to any salary, draw or other compensation from the Fund on account of his investment in the Fund. The Managing Member shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Members (subject to the allocation provisions of this Agreement), shall execute various documents on behalf of the Fund and the Members pursuant to powers of attorney and shall supervise the liquidation of the Fund if any event causing termination of the Fund occurs. In the event the Managing Member has been removed or becomes insolvent or bankrupt, the majority in interest of the Members may propose and approve of, by a majority vote, a representative to supervise the liquidation of the Fund. In order to facilitate the foregoing, each Member shall execute a special power of attorney as described in Paragraph 16.

The Managing Member may cause the Fund to directly buy, sell, hold or otherwise acquire or dispose of commodity interests, including futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements and other assets. The Managing Member, on behalf of the Fund, is authorized to enter Advisory Agreements with independent CTAs so they may, on behalf of the Fund, buy, sell, hold or otherwise acquire or dispose of commodity interests, including futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements and other assets. The Managing Member may engage, and compensate on behalf of the Fund from funds of the Fund, persons, firms or corporations, including the Managing Member and any affiliated person or entity, as in its sole judgment it shall deem advisable for the conduct and operation of the business of the Fund. Any net asset fees paid will not exceed 6% of such net assets annually. The Managing Member is specifically authorized to enter into a clearing agreement, and any other agreement which the Managing Member deems necessary or advisable, and each Member consents to the terms of those agreements (including, in particular, the fees set forth therein).

The Managing Member may subdivide or combine the Units in its discretion, provided that no subdivision or combination shall affect the aggregate net asset value of any Member's interest in the Fund.

The Managing Member has a fiduciary responsibility with respect to safekeeping of the Fund's assets regardless of whether those assets are in its immediate possession. The Managing Member may keep portions or all of the Fund's assets on deposit with the Fund's commodity or clearing brokers, the entities with which it trades in the forward markets, or any financial institution. The Managing Member shall not permit another to employ those assets in any manner other than for the exclusive benefit of the Fund.

The Managing Member shall exercise good faith in carrying out its duties and exercising its powers in regard to, or behalf of, the Fund, and shall devote such time and efforts to the furtherance of the business of the Fund as it, in its sole discretion, deems reasonably necessary and appropriate.

No Member, other than the Managing Member, its agents or affiliates, shall take part in the management, control, administration or the business of the Fund or transact any business for the Fund, and no Member shall have power to sign for or bind the Fund.


The Managing Member shall keep and retain, at the principal office of the Fund, such books and records relating to the business of the Fund as are required by the Act, by state securities administrators and the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

The Managing Member may engage in other business activities and shall not be required to refrain from any other activity nor forego any profits, fees or other compensation from any such activity, including any activity as a futures commission merchant, commodity broker, a commodity pool operator or a commodity trading advisor of additional commodity pools organized to trade in security or commodity interests.

The Managing Member will not allow loans to be made by the Fund to the Managing Member or any related person; will not receive any rebates or giveups nor participate in any reciprocal business arrangements; will not allow any interest entered into by the Fund to exceed a term of one year; and will not allow the Fund to engage in using all or a part of an unrealized profit in a commodity contract position to provide a margin for any additional commodity contracts of the same or related commodities.

With exception to the fees described herein, the Managing Member will not utilize Fund funds as compensating balances for its benefit.

12.  Trading Policies and Limitations.

The Fund shall be subject to the following trading policies and limitations set forth in the Disclosure Document. The Fund will conform in all respects to the rules, regulations and guidelines of the commodity exchanges on which its trades are executed.

13.  Audits and Reports to Members; Fund Records.

The Fund's books shall be audited annually by an independent certified public accountant. The Managing Member shall, on behalf of the Fund, send to each person who was a Member at any time during the fiscal year then ended (i) within 90 days after the close of each fiscal year, certified financial statements (including a balance sheet and statement of income) of the Fund for the fiscal year then ended and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for a Member to complete his federal income tax return. The Managing Member, on behalf of the Fund, shall also send to each Member any other annual and monthly information which the CFTC may by regulation require. The Managing Member shall be responsible for and shall cause the preparation of monthly and annual reports to Members. The Managing Member is authorized to expend Fund funds and to utilize the services of employees of the Managing Member, or any of its affiliates, to provide the foregoing information and to notify the Members of other information as the Managing Member may deem appropriate.

Proper books of account and records relating to the Fund's business shall be made and kept by the Managing Member at its office as required by state securities administrators and by the Commodity Exchange Act and the rules and regulations promulgated thereunder, including balance sheets as of the end of the Fund's fiscal year and statements of income, members equity and cash flows for the year end; a statement showing total fees, compensation; brokerage commissions and expenses paid by the Fund, segregated by type and stated both in aggregate dollar terms and as a percentage of net assets.
The Managing Member shall also maintain a current list of the full name and last known address of each Member, separately identifying the Managing Member and the Members in alphabetical order, and setting forth the amount of cash and a description and statement of the agreed value of any property or other services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member. Members or their duly authorized representatives may inspect, copy or receive by mail (upon payment of reasonable reproduction costs and mailing costs) such books and records during normal business hours at the principal office of the Managing Member provided that the Member gives the Managing Member reasonable notice and represents, in writing, that the list will not be used for commercial purposes. The Managing Member will preserve all Fund records for at least six (6) years.

14. Assignability of Units; Redemption of Units; Suspension of Trading in Certain Events; Automatic Termination of the Fund.

(a) Assignability of Units. As used in this Agreement, the term "assignment" or "assign" shall include any assignment, transfer, mortgage, pledge, gift or hypothecation.

(1) General Restrictions on Transferability. Units held by a Member may be assigned only as permitted by law and by the provisions of this Paragraph 14(a). Neither the Fund nor the Members shall be bound by any assignment, nor shall the Fund recognize any assignee as a Unit holder for any purpose, until a counterpart of the instrument of assignment, executed and acknowledged by the parties thereto, is delivered to the Fund.

(2) Permissible Transfers. Subject to Paragraph 14(a)(1) above, no Unit holder shall assign all or any part of his Units, whether voluntarily or by operation of law, or at judicial sale or otherwise, to any person; except that a Unit holder may assign (but may not substitute the assignee as a substituted Member in his place) all or a portion of his Units to any person or entity upon written notice to the Managing Member provided that the Managing Member, in its discretion, consents to such transfer. The Managing Member shall withhold such consent only if, in the opinion of counsel designated by the Managing Member, such transfer would more likely than not result in the termination of the Fund (within the meaning of Section 708(b) of the Code) or the termination of its status as a partnership thus causing it to be taxable as a corporation (within the meaning of Section 7704 of the Code).

(3) Substitution of Members. No assignee of all or part of the Units of any Member shall have the right to become a substituted Member except in conformity with the Act and without affecting the limited liability of Members and unless and until:

(A) his assignor has stated such intention in the instrument of assignment;

(B) the assignee has executed a counterpart of this Agreement or an instrument reasonably satisfactory to the Managing Member accepting and adopting the terms and provisions of this Agreement and has authorized the Managing Member to act as such assignee's attorneys-in-fact;

(C) in the case of an assignee or transferee who is not otherwise a Member, the Managing Member determines that the assignment complies with the laws of the State of Delaware and is in conformity with the provisions of this Agreement; and,

(D) the Managing Member consents in writing (which consent is in its sole and absolute discretion) to such person becoming a substituted Member. The Managing Member shall withhold such consent only if, in the opinion of counsel designated by the Managing Member, such substitution would more likely than not result in the termination of the Fund (within the meaning of Section 708(b) of the Code) or the termination of its status as a partnership thus causing it to be taxable as a corporation (within the meaning of Section 7704 of the Code).

(4) No transfer may be made where, after the transfer, either the transferee or the transferor holds less than the minimum number of units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates.

Any necessary amendments to this Agreement or to the Certificate of Formation reflecting the substitution of Members shall be filed promptly in the Office of the Secretary of State of the State of Delaware or in any other office appropriate for such filing pursuant to the Act. The written notice required by this Paragraph 14 shall specify the name and address of the assignee and the date of assignment and shall include a statement by the assignee that he agrees to give the above described written notice to the Managing Member upon any subsequent assignment. If the Managing Member withholds consent, an assignee shall not become a substitute Member and shall not have any of the rights of a Member, except that the assignee shall be entitled to receive that share of capital or profits and shall have the right of redemption to which his assignor would otherwise have been entitled. An assigning Member shall remain liable to the Fund as provided in the Act regardless of whether his assignee becomes a substituted Member. No assignment, transfer or disposition of Units shall be effective against the Fund or the Managing Member until the first day of the month succeeding the month in which the Managing Member receives notice of such assignment, transfer or disposition. The Managing Member may, in its discretion, waive receipt of the above described notice or waive any defect therein.

(b) Redemption of Units. A Member may request in writing ("Request for Redemption") to withdraw from the Fund part or all of his capital contribution and undistributed profits. Any such withdrawal is herein referred to as a "Redemption."

All Requests for Redemption must specify the name and address of the redeeming Member and the amount of Units sought to be redeemed. The effective date of Redemption (the "Redemption Date") shall be the close of business on the last business day of the then current month; provided that the Managing Member shall be in receipt of the written request on or before the day prior to the close of business of the last business day of the then current month. Each member shall be notified within 10 days after the second to last business day of the month if their interests have been redeemed. Payment shall be made to the Member requesting Redemption within twenty (20) days following the Redemption Date. If the Managing Member has not been in receipt of a Request for Redemption prior the close of business on or before the day prior to the last business day of the then current month, the Redemption Date for such Unit or Units may, in the Managing Member's discretion, be the close of business on the last business day of the immediately following month. Any Request for Redemption shall be mailed or delivered to the office of the Managing Member. A Request for Redemption may be revoked prior to the Redemption Date by signed written instruction to the Managing Member. The Managing Member may also, in its discretion, declare additional Redemption dates for some or all of the Units. Each member shall be notified within 10 days after the second to last business day of the month if their interests have been redeemed. Redemption of any Unit will be based on the net asset value per Unit, calculated as of the close of business (as determined by the Managing Member) on the Redemption Date. The Fund's positions in security and commodity interests will be liquidated to the extent necessary to effect redemptions.

There will be no redemption fee.

Upon the Managing Member's reasonable conclusion, based on applicable regulations or controlling precedent, that the Fund's assets are "plan assets" as defined by the Department of Labor or otherwise, the Fund may call Units owned by IRAs or certain other qualified retirement plans at the net asset value per Unit of Units so held as of the close of business on the date of the call.

In addition to the limits and conditions as set forth above, the right to obtain Redemption shall be contingent upon the Fund's having property sufficient to discharge its liabilities on the date of Redemption. If the Managing Member determines that permitting the number of Redemptions sought would be detrimental to the tax status of the Fund, it may restrict the number of Redemptions to be permitted, and shall select by lot so many Redemptions as will not, in its sole discretion, impair the Fund's tax status. Under special circumstances, including, but not limited to, the inability to liquidate positions in security or commodity interests as of or following the Redemption Date, default or delay in payments due to the Fund from commodity brokers, banks or other persons, the Fund may in turn delay payment to persons requesting Redemption of Units of the proportionate part of net asset value represented by the sums that are the subject to such default or delay. In addition, if, in the Managing Member's sole discretion, it determines Redemptions would impair the Fund's ability to meet its objectives, the Managing Member may temporarily suspend the amount of Units to be redeemed in any month.

(c) Automatic Termination of the Fund. The Fund will automatically terminate, as herein provided, if its net asset value per Unit declines to less than 50% of the initial net asset value per Unit, as of the last business day of any month, on the date the Fund commenced trading operations. Such termination shall occur within a reasonable period of time following the date the valuation of the net asset value per Unit, as of the last business day of the month, is made. The Members shall be notified of such termination within seven business days from the date the valuation of the net asset value per Unit, as of the last business day of the month, is made. Upon termination, the Fund's open positions will be closed out in an orderly manner.

15.  Admission of Additional Members.

Pursuant to Paragraph 14, the Managing Member may consent to and admit any assignee of Units as a substituted Member or may admit additional Members pursuant to Paragraph 6.

Additional or substitute Managing Members may be admitted to the Fund pursuant to Paragraph 20(c). Upon the admission of any substitute or additional Managing Member or Managing Members, this Agreement shall be amended (and each Member consents to such amendment) so that the provisions of this Agreement shall apply to such Managing Member or Managing Members in the same manner as now applicable to the Managing Member, to the extent practicable.

16.  Special Power of Attorney.

Each Member, in connection with his investment in the Fund, understands that by executing this Agreement, whether in counterpart, by separate instrument or otherwise, he irrevocably constitutes and appoints the Managing Member with full power of substitution, as its true and lawful attorneys-in-fact, with full power and authority in its name, place and stead, to admit additional Members to the Fund, to file, prosecute, defend, settle or compromise any litigation, claims or arbitrations on behalf of the Fund and to execute, acknowledge, swear to and deliver (as may be appropriate): (i) all certificates, conveyances and other instruments (including but not limited to articles of organization in various jurisdictions, this Agreement and any amendments hereto, agreements with third parties necessary to carry out the Fund's business, authorized amendments to each of the foregoing and a certificate or certificates of assumed name or of doing business under a fictitious business name) which the Managing Member deems appropriate and in accordance with the terms of this Agreement (including without limitation, to reflect the admission of new Members) or advisable to qualify or continue the Fund as a limited liability company in the jurisdictions in which the Fund may conduct business or which may be required to be filed by the Fund or the Member under the laws of any jurisdiction; (ii) all instruments which the Managing Member deems appropriate to reflect a reorganization or refiling of the Fund in a different jurisdiction, provided that such reorganization or refiling does not result in a material change in the rights of the Members; and (iii) all conveyances and other instruments which the Managing Member deems appropriate to reflect the dissolution and termination of the Fund.

Each Member understands that the foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive the dissolution of a Member. Each Member agrees to be bound by any representation made by the Managing Member and by any successor thereto, acting in good faith pursuant to such Power of Attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member, and any successor thereto, taken in good faith under such Power of Attorney. In addition to this Power of Attorney, each Member agrees to execute a special Power of Attorney on a document separate from this Agreement. The form of Power of Attorney to be executed is included in the Subscription Agreement and Power of Attorney attached to the Memorandum. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph 16, this Agreement shall control.

17.  Withdrawal of a Managing Member and/or Member.

The Fund shall be dissolved and terminated upon the withdrawal, dissolution, admitted or court decreed insolvency or the removal of both the Corporate and Individual Managing Member unless the Fund is continued pursuant to the terms of Paragraph 20(c). In addition, either Managing Member may withdraw from the Fund at any time upon 120 days prior written notice by first class mail, postage prepaid, to each Member. If both Managing Members withdraw and a majority of the remaining Members elect to continue the Fund, the withdrawing Managing Members shall pay all expenses incurred as a result of their withdrawal.

A Member will cease to be a Member upon redemption or assignment of all of such Member's Units. The withdrawal, insolvency or dissolution of a Member shall not terminate or dissolve the Fund, and a Member, or its representative shall have no right to withdraw or demand an accounting of the value of the Member's interest in the Fund except as provided in Paragraph 14. Each Member (and any assignee of a Member's interest) waives on behalf of itself and its successors the furnishing of any inventory, accounting or appraisal of the assets of the Fund and any right to an audit.

18.  Indemnification.

(a) By the Fund. The Managing Member, and any affiliates of the Managing Member engaged in the performance of services on behalf of the Fund, shall be indemnified for any liability, loss or expense (including attorney's fees, judgments and amounts paid in settlement) suffered by the Managing Member or such affiliates and shall have no liability to the Fund or to any Member for liability or loss suffered by the Fund which arises out of any action or inaction of the Managing Member or such affiliates if (1) the Managing Member has determined, in good faith, that such course of conduct was in the best interests of the Fund and (2) such liability or loss was not the result of negligence, misconduct or the breach of its fiduciary obligations to the members by the Managing Member or such affiliates.

Notwithstanding the foregoing, the Managing Member, and any affiliate engaged in the performance of services on behalf of the Fund, shall not be indemnified for any liability imposed by judgment, and costs associated therewith, including attorney's fees, arising from or out of a violation of state or federal securities laws or rules; provided, however, the Managing Member and its affiliates shall be indemnified for settlement and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (1) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (2) approves indemnification of litigation costs if a successful defense is made, provided, however, that the Managing Member must apprise the court of the positions of the Securities and Exchange Commission and other appropriate state securities administrators with respect to indemnification for securities laws violations before seeking court approval for indemnification.

Any amounts payable to the Managing Member or its affiliates pursuant to the foregoing are recoverable only out of the assets of the Fund and not from the Members. The Fund shall not incur the cost of that portion of liability insurance which insures the Managing Member and its affiliates for any liability as to which the Managing Member and its affiliates are prohibited from being indemnified.

Except with respect to lawsuits involving alleged securities law violations, any indemnification, unless ordered or expressly permitted by a court, shall be made by the Fund only upon a determination by independent legal counsel in a written opinion that the conduct which is the subject matter of a claim, demand or lawsuit with respect to which indemnification is sought meets the applicable standard set forth in this Paragraph 18.

Fund funds may be paid to the Managing Member and its affiliates for legal expenses and other costs incurred as a result of legal action initiated against the Managing Member or its affiliates are permissible if the following conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Member or its affiliates on behalf of the Fund; (2) the legal action is initiated by a third party who is not a holder of a Fund interest; (3) the Managing Member or its affiliates undertake to repay the advanced funds, together with the applicable legal rate of interest thereon, to the Fund in cases in which they would not be entitled to indemnification.

The Fund may also indemnify and hold harmless any clearing broker, or other party with which it does business to the extent their conduct does not constitute misconduct, negligence, an act or omission due to bad faith, or failure to act in good faith in the reasonable belief that their actions were in, or not opposed to, the best interests of the Fund and in accordance with the Trading Policies and the trading strategies as described in the Disclosure Document.

(b) By the Members. In the event the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member's (or assignee's) actions unrelated to the Fund's business, the Member (or assignees, cumulatively) shall indemnify and reimburse the Fund for all loss and expense incurred, including reasonable attorney's fees.

In the event the Fund advances funds on behalf of the Managing Member, and the Managing Member is not entitled to indemnification, the Managing Member will repay the funds together with applicable legal interest.

19.  Designation of Tax Matters Partner.

The Corporate Managing Member is hereby designated as Tax Matters Partner (pursuant to Code Section 6231(a)(7)). In the event that the Corporate Managing Member assigns, transfers or conveys its entire interest in the Fund or resigns or withdraws as a Managing Member pursuant to this Agreement, the successor Managing Member will be designated Tax Matters Partner. The Corporate Managing Member, in its sole discretion, will have the power to appoint any other Member Tax Matters Partner; provided, however, that no appointment will have the effect of causing the Fund to be classified for Federal income tax purposes as an association taxable as a corporation or will have the effect of causing the Fund to be classified as a general partnership under the laws of Delaware or any jurisdiction in which the Fund is conducting business. The Fund hereby indemnifies and holds harmless the Corporate Managing Member from and against any claim, loss, expense, liability, action or, damage resulting from its acting, or its failure to take any action, as the Tax Matters Partner, provided that any such action or failure to act is not due to the fraud, negligence, breach of fiduciary duty, bad faith or misconduct of the Corporate Managing Member.

(a) Notice. The Tax Matters Partner will notify all Members of the commencement of any Fund tax audit and of a financial Fund administrative adjustment, if any, within 14 days of its receipt of such notices from the Internal Revenue Service (the "Service").

(b) Members Audit Waiver. The Members hereby waive any right to negotiate or enter into a settlement agreement with the Service in any Fund tax audit proceeding. All such negotiations will be conducted solely by the Tax Matters Partner. Any settlement agreement between the Service and a Member, regarding an adjustment of any Fund item, will be null and void unless such Member has obtained the prior written consent of the Tax Matters Partner.

(c) Audit Expenses. All expenses incurred by the Tax Matters Partner in participating in any Fund tax audit or contesting any adjustment proposed by the Service will be borne by the Fund.

(d) Members Petition Waivers. The Members hereby waive any rights to file a petition for a readjustment of Fund items pursuant to Code Section 6226, unless the Tax Matters Partner, in its sole discretion, does not file such a petition within 90 days of its receipt of a notice of a final Fund administrative adjustment and unless such petition is filed in the appropriate Federal District Court in the State of Delaware.

20.  Amendments; Meetings.

(a) Amendments with Consent of the Managing Member. If at any time during the term of the Fund the Managing Member deems it necessary or desirable to amend this Operating Agreement, it may proceed to do so, provided that the amendment shall be effective only if embodied in an instrument signed by the Managing Member and by Members owning more than 70% of the Units then owned by the Members and if made in accordance with and to the extent permissible under the Act. The approval of the Members may be obtained by the Managing Member by means of a written notice to the Members requiring each Member to respond to the Managing Member in the negative by a specified time or to be deemed to have approved of the proposed amendment if such negative response is not received by such specified time. Any supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement; provided, however, that no supplemental or amendatory agreement shall, without the consent of all Members, change or alter this Paragraph 20, extend the term of the Fund, reduce the capital account of any Member or modify the percentage of profits, losses or distributions to which any Member is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled shall not be affected by amendment or supplement to this Agreement without the assignee's consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Member; it being agreed and understood that mere receipt of an adequate number of unrevoked consents (or negative approvals, as provided above) are sufficient. The Managing Member may amend this Agreement without the consent of the Members in order to:

(i) clarify any inaccuracy, ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Disclosure Document);

(ii) add to the representations, duties or obligations of the Managing Member or surrender any right or power of the Managing Member for the benefit of the Members;

(iii) delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or any state securities official or similar official or in order to opt to be governed by any amendment or successor statute to the Act;

(iv) change the name of the Fund or the location of the principal place of business of the Fund;

(v) change this Agreement in any manner that is appropriate or necessary to qualify or maintain the qualification of the Fund as a limited liability company in which the Members have limited liability under the laws of any state or that is appropriate or necessary to ensure that the Fund will not be treated as an association taxable as a corporation for federal income tax purposes;

(vi) change this Agreement in any manner that does not adversely affect the Members in any material respect or that is required or contemplated by other provisions of this Agreement;

(vii) make any amendment that is appropriate or necessary, in the opinion of the Managing Member, to conform this Agreement to any requirement of law or to prevent the Fund or the Managing Member or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(viii) make any other amendment similar to the foregoing; provided, that no such amendment will be adverse to the interests of the Members;

(ix) amend this Agreement to effect the interest of the allocations proposed herein to the maximum extent possible in the event of a change in the Internal Revenue Code or the interpretations thereof affecting such allocations; or

(x) make any amendment necessary so that Fund income not be deemed to constitute "unrelated business taxable income" under the Internal Revenue Code.

(b) Meetings. Upon receipt of a written request, signed by Members owning at least 10% of the Units then owned by Members, that a meeting of the Fund be called to consider any matter which the Members may vote upon pursuant to this Agreement, the Managing Member shall, by written notice to each Member of record mailed within fifteen (15) days after receipt by the Managing Member of such request, call a meeting of the Fund. The meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of the notice, and the notice shall specify the date of, a reasonable place and time for, and the purposes of the meeting.

(c) Amendments and Actions without Consent of the Managing Member. At any meeting called by the Managing Member or pursuant to Paragraph 20(b), upon the affirmative vote (which may be in person or by proxy) of the majority of the units then owned by the Members, the following actions may be taken, irrespective of whether the Managing Member concurs:

(i) this Agreement may be amended in accordance with and only to the extent permissible under the Act;

(ii) the Fund may be dissolved;

(iii) the Managing Member may be removed and replaced;

(iv) a new Managing Member or Managing Members may (to the extent permitted by the Act) be elected if the Managing Member ceases to be a Managing Member;

(v) the sale of all or substantially all of the assets of the Fund may be approved; and

(vi) any contracts with the Managing Member or any of its affiliates may be terminated on sixty (60) days notice without penalty. If the Managing Member is removed or withdraws from the Fund, its interest shall be valued on a Unit-equivalent basis and immediately redeemed.

In the event of a removal or withdrawal of the Managing Member and there is no remaining Managing Member, the Members may unanimously agree in writing to continue the business of the Fund and appoint one or more Managing Members within 90 days of such withdrawal.

(d) In the event the Fund is required to comply with Regulation 14A under the Security Exchange Act of 1934 (the proxy rules) or any successor regulation, the foregoing time periods specified in this Paragraph 20 may be altered by the Managing Member so as not to conflict therewith.

21.  Governing Law.

The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware, without regard to conflict of laws principles. This Agreement is intended to qualify Members for limited liability as provided for under Delaware law, and all of the provisions of this Agreement shall be construed in the light of such intention.

22.  Miscellaneous.

(a) Priority Among Members. No Member shall be entitled to any priority or preference over any other Member in regard to the affairs of the Fund, except to the extent that this Agreement may be deemed to establish a priority or preference.

(b) Notices. All notices under this Agreement shall be in writing and, except as set forth in the following sentence, shall be effective upon personal delivery, or if sent by first class mail, postage prepaid addressed to the last known address of the party to whom the notice is to be given, upon the deposit of the notice in the United States mail. Requests for Redemption and notice of assignment of Units or any interest therein shall be effective upon receipt by the Managing Member.

(c) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, heirs and personal representatives. For purposes of determining the rights of any Member or assignee, the Fund and the Managing Member may rely upon the Fund records as to who are Members and assignees and all Members and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraphs 14 to 20 hereof.

(d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

(e) Invalidity or Unenforceability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

(f) Code or Treasury Regulations. Each and every time reference is made in this Agreement to a section of the Code or Treasury Regulations, such reference shall be deemed to apply to such section of the Code or Treasury Regulations as in effect on the date hereof or as the same may be amended from time to time.

(g) Counterparts.   This Agreement may be executed in multiple counterparts,
each of which shall be deemed an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written, in multiple counterparts, which when taken together, shall constitute one and the same instrument.

Corporate Managing Member &
Commodity Pool Operator:               Initial Member:
TRIVIEW CAPITAL MANAGEMENT, INC.


____________________________           ________________________
Michael P. Pacult                      Michael P. Pacult
President

TRIVIEW GLOBAL FUND, LLC               TRIVIEW GLOBAL FUND, LLC
By: TRIVIEW CAPITAL MANAGEMENT, INC.
    Corporate Managing Member


By: ________________________           ________________________
Michael P. Pacult                      Michael P. Pacult
President                              Individual Managing Member

*******************************************************************************
             APPENDIX B TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                           TRIVIVEW GLOBAL FUND, LLC
                            REQUEST FOR REDEMPTION

To: TriView Capital Management, Inc.
    Managing Member                        ____________________________
    5914 N. 300 West                       Our Social Security Number or
    P. O. Drawer C                         Taxpayer ID Number
    Fremont, IN 46737

Dear Managing Member:

    The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the "Prospectus") delivered to the undersigned at the time of our purchase of membership interests (the "Units") in TriView Global Fund, LLC, (the "Fund"), of _______________Units (insert the number of Units to be Redeemed). This Redemption request must be received by you no later than ten
(10) business days prior to the last business day of the month in with the Redemption is to occur. Once this Redemption request is approved and accepted by you as Managing Member, it will be paid at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the month following such approval.

    The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request is made with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered.

United States Taxable Members Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non United States Members Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward a fund check for the Redemption proceeds to the undersigned at:

_________________________________________________________________________
Name                Street                    City, State and Zip Code

Entity Member                           Individual Member(s)

______________________________          ________________________________
(Name of Entity)                        (Signature of Member)


By:  _________________________          ________________________________
(Authorized corporate officer, partner, (Signature of Member)
 custodian or trustee)

_____________________________
(Title)

*******************************************************************************
             APPENDIX C TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                           TRIVIEW GLOBAL FUND, LLC
                           SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement and Power of Attorney for TriView Global Fund, LLC (the "Fund"), each purchaser ("Purchaser") of Membership Interests (the "Units") in the Fund irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Fund's Offering
Circular dated May__, 2005 (the "Prospectus").  The minimum
subscription is $25,000, however, it may be lowered to not less than $5,000 by the Managing Member; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Star Bank for the acct. of TriView Fund". Purchaser is also delivering to the Selling Agent an executed Subscription
Agreement and Power of Attorney (Appendix D to the Prospectus).   Upon
acceptance of Purchaser's Subscription Agreement and Power of Attorney Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's LLC Operating Agreement, attached as Appendix A to the Prospectus, as amended from time to time pursuant to its terms. Thereafter, upon the sale of nine hundred thousand ($900,000) of Units, the Managing Member will direct the release of funds from the depository account and the commencement of trading by the Fund.
The offering will terminate one year from the commencement of the offering if the minimum is not sold, or upon two years from the commencement of the offering if the minimum is sold. However, the managing member reserves the right to change the termination date of the offering pursuant to the LLC Operating Agreement. Purchaser agrees to reimburse the Fund and the Managing Member for any expense or loss, including legal fees and court costs, incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, pursuant to the terms of the offering, Purchaser shall have executed the LLC Operating Agreement.

  As an inducement to the Managing Member to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the Managing Member, the Commodity Broker and the Selling Agent who solicited Purchaser's subscription and the Fund, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the LLC Operating Agreement, prior to subscribing for Units.

(b) All information that Purchaser has heretofore furnished to the Managing Member or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the Managing Member.

(c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Member pursuant to the LLC Operating Agreement which is attached to the Prospectus as Appendix A.

*******************************************************************************
             APPENDIX D TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                           TRIVIEW GLOBAL FUND, LLC
                         UNITS OF MEMBERSHIP INTEREST
                           SUBSCRIPTION INSTRUCTIONS

                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

 The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Fund. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Fund. If a purchaser is allowed to purchase less than $25,000 in Units, then the purchaser must have a minimum annual gross income of $45,000 and a minimum net worth of $45,000 or, in the alternative, a minimum net worth of $150,000. The offering will terminate one year from the commencement of the offering if the minimum is not sold, or upon two years from the commencement of the offering if the minimum is sold. However, the managing member reserves the right to change the termination date of the offering pursuant to the LLC Operating Agreement.

    A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

    FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

    Item 1     -    Enter the dollar amount (no cents) of the purchase.

    Items 2 - 7    -     Enter the Social Security Number or Taxpayer ID
Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

    The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:
Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.
Custodian Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number. Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

     Item 8     -     The investor(s) must execute the Subscription Agreement
and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

    Item 9    -    Registered Representative must complete.

The Selling Agent's copy of the Subscription Agreement and Power of Attorney Signature Page may be required to be retained in the Branch Office.

                           TRIVIEW GLOBAL FUND, LLC
                         UNITS OF MEMBERSHIP INTEREST
        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934
                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

To: TriView Capital Management, Inc.
    Managing Member                        ____________________________
    5914 N. 300 West, P. O. Drawer C       Our Social Security Number or
    Fremont, IN 46737                      Taxpayer ID Number

Dear Managing Member:

1. Subscription For Units. I hereby subscribe for the number of Membership Units ("Units") in TriView Global Fund, LLC (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at a price per Unit as set forth in the Fund disclosure document dated May __, 2005, (the "Prospectus"). I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Appendix "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Star Bank for the acct. of TriView Fund" to be delivered by the Sales Agent to the Depository Agent within 24 hours after receipt for deposit to the Depository Account. The Managing Member may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in escrow. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from the depository account, if any.

2. Representations and Warranties of Subscriber. I have received and read the prospectus dated May __, 2005. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in Appendix C - Subscription Requirements" contained in the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income. Additionally, I understand that my broker/dealer account application will be forwarded to the Managing Member to review my suitability for this investment.

3. Power of Attorney. In connection with my acceptance of an Interest in the Fund, I do hereby irrevocably constitute and appoint the Managing Member, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Fund; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Member to carry out fully the provisions of the LLC Operating Agreement of the Fund, which is attached as Appendix A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Fund.

4. Irrevocability; Governing Law. You may revoke your subscription for five business days after you send it to us (the "Revocation Period"). After the lapse of five business days from submission, your subscription will be irrevocable. The Units offered to you are subject to prior sale. I hereby acknowledge and agree that after the Revocation Period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.


                           TRIVIEW GLOBAL FUND, LLC
                         Units of Membership Interests
                 Subscription Agreement and Power of Attorney
                                Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Membership Interests (the "Units") in TriView Global Fund, LLC (the "Fund"), and by enclosing a check payable to "Star Bank for the acct. of TriView Fund", hereby subscribes for the purchase of Units, at a price per Unit as set forth in the Prospectus.

The named investor further, by signature below, acknowledges (i) receipt and that he has read the Prospectus of the Fund dated May __, 2005; (ii) that such Prospectus includes the Fund's LLC Operating Agreement, the Subscription Requirements, and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby; (iii) that this subscription may be revoked within five business days after submission; and, (iv) after the lapse of five business days from submission, this subscription will be irrevocable.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Appendix C to the Prospectus.

1) Total $ Amount __________________ (minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the Managing Member; $1,000 minimum for investors making an additional investment)

2)  Social Security Number  _____-___-_____
    Taxpayer ID #           _____-___-_____

Taxable Investors (check one):
O Individual Ownership
O Trust other than a Grantor or Revocable Trust
O Joint Tenants with Right of Survivorship
O Estate
O UGMA/UTMA (Minor)
O Tenants in Common
O Community Property
O Partnership
O Corporation
O Grantor or Other Revocable Trust

Non-Taxable Investors (check one):
O IRA
O Profit Sharing
O IRA Rollover
O Defined Benefit
O Pension
O Other (specify)
O SEP

3) Investor's Name _________________________________________________________

4) _________________________________________________________________________
  Additional Information (for Estates, Trusts, Partnerships and Corporations)

5) Resident Address of Investor
   _________________________________________________________________________
   Street (P.O. Box not acceptable)    City       State          Zip Code

6) Mailing Address(if different)
   _________________________________________________________________________
   Street                              City       State          Zip Code

7) Custodian Name and Mailing Address
   _________________________________________________________________________
   Name      Street (P.O. Box not acceptable)    City      State    Zip Code

Signature(s) - do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) that the Fund is the first client account to trade in the TriView Global Fund portfolio; (iii) the Fund's substantial charges; (iv) the Fund's highly leveraged trading activities; (v) the lack of liquidity of the Units; (vi) the existence of actual and potential conflicts of interest in the structure and operation of the Fund; (vii) that Members may not take part in the management of the Fund; and (viii) the tax consequences of the Fund.

8)                         INVESTOR(S) MUST SIGN

   X_________________________________________________________
   Signature of Investor                Date    Telephone No.

   X_________________________________________________________
   Signature of Joint Investor (if any)   Date

Investor must sign individually, or pursuant to a power of attorney; provided, however, that such power of attorney has not been granted to a registered representative of a Selling Agent.
Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                         UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: 0. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                       NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: 0.

9)        REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.
I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.
The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the NASD's Rules of Fair Practice.


   X__________________________________________________________
   Registered Representative Signature             Date

   X__________________________________________________________
   Office Manager Signature                        Date
   (if required by Selling Agent procedures)

10) REGISTERED REPRESENTATIVE
    Name:
    Address:
    Tel. Number:
    Registered Representative Number:

11) SELLING AGENT
    Name:         Futures Investment Company
    Address:      5914 N. 300 West
                  Fremont, IN  46737
    Tel. Number:  (260) 833-1306

*******************************************************************************
             APPENDIX E TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT


                             DEPOSITORY AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of the ___ day of December, 2004, is by and among Triview Global Fund, LLC, (the "Fund"), Triview Capital Management, Inc., 5914 N. 300 West, P. O. Box, C, Fremont, IN 46737, (the "Managing Member"); Futures Investment Company, an Illinois corporation, 5914 N. 300 West, P. O. Box, C, Fremont, IN 46737 (the "Selling Agent"), and Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, a bank unaffiliated with the Fund, Managing Member or Selling Agent and otherwise within the definition of Section 3(a)(6) of the 1934 Act (the "Depository").

1. Account Opened. The Managing Member establishes and the Depository accepts and opens an account that will be invested in short term bank certificates of deposit titled "Star Bank for the acct. of Triview" to clear proceeds of sale of units of membership interest (the "Units") in a best efforts minimum/maximum offering of the Fund promptly delivered by the Selling Agent from subscribers at an initial offering price of one thousand dollars ($1,000) to be held in said bank account subject to the terms of this Agreement until a total face amount of nine hundred thousand dollars ($900,000) of Units (the "Minimum") are sold and, thereafter to continue to accept proceeds of sale from subscribers sold at the Net Asset Value per Unit computed after the close of business on the last business day of each month and transferred to the Fund as of the open on the first business day of each month. The Selling Agent shall direct all subscribers to make their checks to "Star Bank for the acct. of Triview." Any instrument not so made out shall be promptly returned to the subscriber, with notice to the Selling Agent. The Selling Agent will supply Depository with a list of the subscribers to identify their name, address and amount of subscription. The Selling Agent will be solely responsible for the allocation of interest earned among the subscribers.

2. Sale of Minimum Required. The Selling Agent shall promptly transmit all checks and wire transfers for the purchase of Units directly to the Depository. At the time of delivery of the proceeds to the Depository, the Selling Agent shall provide the Depository with the name and address of the subscriber for the Units. Should the Minimum not be sold within twelve months from the effective date of the Offering established by the Securities and Exchange Commission (the "Offering Period") or should the offering terminate for any reason prior to the Offering Period, the Depository shall promptly return the proceeds to each subscriber plus interest as allocated by the Managing Member without deduction for costs or expenses from the amounts paid to the subscribers, and the Depository shall notify the Managing Member and the Selling Agent of its distribution of the funds. The proceeds returned to each subscriber shall be free and clear of any and all claims of the Fund or any of its creditors. The Managing Member is solely responsible for the allocation of the interest earned to the subscribers. Upon the receipt of deposits that total $900,000 to the account before the lapse of or termination of the Offering Period, the Depository shall deliver the proceeds plus interest by check or account transfer to the Fund and at the end of each month thereafter, the Depository shall deliver all proceeds plus interest by check or account transfer to the Fund. In no event will the proceeds be released to the Fund until the Minimum is received by the Depository in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Depository which have cleared normal banking channels and are in the form of cash.

3. No Creditor's Rights. The Selling Agent and the Managing Member, individually and on behalf of the Fund agree that they are not entitled to any funds in the Depository account prior to the sale of the Minimum and no amounts deposited in the Depository Account shall become the property of or be subject to the debts of the Selling Agent, Managing Member, Fund or any other entity or person.

4. Collection Procedure. The Depository is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the account. As an alternative, the Depository may telephone the bank on which the check is drawn to confirm that the check has been paid. Any check returned unpaid shall be returned by Star Bank to the subscriber with notice to the Selling Agent. If the Fund rejects any subscription for which the Depository has already collected funds, the Depository shall promptly issue a refund check to the rejected subscriber. If the Managing Member rejects any subscription for which the Depository has not yet collected funds but has submitted the subscriber's check for collection, the Depository shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Depository has cleared such funds. If the Depository has not yet submitted a rejected subscriber's check for collection, the Depository shall promptly remit the subscriber's check directly to the subscriber.

5. Depository Liability Limited. Depository shall have no liability under, or duty to inquire into, the terms and provisions of any other document or instrument utilized in connection with the Offering, and it is agreed that the duties of Depository are purely ministerial in nature, and that Depository shall incur no liability whatsoever under this Agreement, except for acts or omissions of the Depository involving or constituting willful misconduct, fraud, gross negligence or bad faith.

6. Depository May Resign. Depository may, at any time, resign hereunder by giving written notice of its intent to resign to the other parties hereto, at their respective addresses set forth above, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the proceeds, including all accrued interest, shall be delivered by Depository to the person designated in writing by the Selling Agent and the Managing Member or a court of competent jurisdiction, whereupon all of Depository's obligations hereunder shall cease and terminate. Notwithstanding the foregoing, nothing in this paragraph releases Depository or relieves it of any of its obligations that existed prior to the effective date of Depository's resignation including, without limitation, liability for willful misconduct, fraud, gross negligence or bad faith. Notwithstanding the foregoing, nothing in this paragraph releases the Selling Agent or the Managing Member of their obligations under the Securities and Exchange Act including, but not limited to, Rules 15c2-4 and 10b-9.

7. Depository Indemnification. The Selling Agent and the Managing Member agree to indemnify, defend and hold Depository harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Depository and arising out of or in connection with its acceptance of appointment as depository hereunder, including reasonable attorneys' fees and other legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, except in the case of willful misconduct, fraud, gross negligence or bad faith on the part of Depository. Depository may consult with and rely on its attorneys with respect to any dispute not assumed or defended by the Selling Agent and the Managing Member and this indemnification shall include all reasonable and necessary attorneys' fees of Depository in connection with such consultation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRIVIEW CAPITAL MANAGEMENT, INC.        STAR FINANCIAL BANK


By: ______________________________      By: __________________________
    Mr. Michael Pacult                      Thad Wright
    President                               Vice President

FUTURES INVESTMENT COMPANY              TRIVIEW GLOBAL FUND, LLC
By:  Triview Capital Management, Inc.


By: ______________________________      By: __________________________
    Mr. Michael Pacult                      Mr. Michael Pacult
    President                               President

*******************************************************************************
             APPENDIX F TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT
                          Forecast Trading Group, LLC

  THIS AGREEMENT is made and entered as of this ____ day of _____________, 2005, between TriView Global Fund, LLC, (the "Fund") and Forecast Trading Group, LLC, a New Jersey limited liability company (the "CTA").

                                  WITNESSETH:

  In consideration of the deposit by the Fund of equity to Man Financial, Inc. (the "FCM") in the name of the Fund (this account and any other accounts, which may be assigned to the CTA in the future are collectively hereinafter called the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and payment of management fees to and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1. TriView Capital Management, Inc., the Fund managing member and commodity pool operator (the "CPO") shall determine the amount the Fund shall initially deposit in the Account with the FCM, which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this Agreement. At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the sole authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. The CTA agrees to use its best efforts to exit all futures trades prior to delivery of any commodity that requires storage or other costs.

3. The CTA's services are not rendered exclusively for the Fund and the Fund agrees that the CTA is free to continue to provide and offer similar services to others. The CPO may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA, and the FCM and the CTA agree to effect the transfer and sign the forms necessary to complete such change or addition, provided such transfer does not conflict with any prior agreements the CTA has with the FCM.

4. The CTA will use its best efforts to obtain an equity run from the FCM before the opening of business the next trading day. Unless authorized in writing by the CPO, the CTA will use only the equity in the Account assigned to the CTA by the CPO for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The CPO, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM.
In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the CPO to the FCM.

5. The Fund agrees to execute, from time to time, the Acknowledgment of Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has
supplied the most recent copy of the CTA's Risk Disclosure Document.   The
CTA will promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and State security and commodity regulators.

6. The Fund agrees to execute the CTA's Managed Account Compensation Agreement authorizing the CTA to be paid a one percent (1%) annual management fee, payable monthly, from the Fund Account. The CTA will be paid an incentive fee of twenty percent (20%), of the New Net Profit earned each
calendar quarter.   The Fund accountant will calculate the fee subject to
approval by the CTA, and the fee shall not be deducted from the Account, but will be paid upon submission of an invoice by the CTA to the CPO of the Fund. Once approved by the CPO, the incentive fee will be paid promptly from the Fund account selected by the CPO.

7. The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

TriView Global Fund, LLC              Forecast Trading Group, LLC
By: TriView Capital Management, Inc.
    Managing Member


__________________________________    _________________________________
Michael Pacult                        James R. Brunn
President                             Managing Director

*******************************************************************************
             APPENDIX G TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT
                            NuWave Investment Corp.

  THIS AGREEMENT is made and entered as of this ____ day of _____________, 2005, between TriView Global Fund, LLC, (the "Fund") and NuWave Investment Corp, a New Jersey corporation (the "CTA").

                                  WITNESSETH:

  In consideration of the deposit by the Fund of equity to Man Financial, Inc. (the "FCM") in the name of the Fund (this account and any other accounts, which may be assigned to the CTA in the future are collectively hereinafter called the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and payment of management fees to and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1. TriView Capital Management, Inc., the Fund managing member and commodity pool operator (the "CPO"), shall determine the amount the Fund shall initially deposit in the Account with the FCM or some other registered futures commission merchant, in U.S. funds equity, which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this Agreement. At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the sole authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. The CTA agrees to use its best efforts to exit all futures trades prior to delivery of any commodity that requires storage or other costs.

3. The CTA's services are not rendered exclusively for the Fund and the Fund agrees that the CTA is free to continue to provide and offer similar services to others. The CPO may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA, and the FCM and the CTA agree to effect the transfer and sign the forms necessary to complete such change or addition, provided such transfer does not conflict with any prior agreements the CTA has with the FCM.

4. The CTA will use its best efforts to obtain an equity run from the FCM before the opening of business the next trading day. Unless authorized in writing by the CPO, the CTA will use only the equity in the Account assigned to the CTA by the CPO for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The CPO, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM.
In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the CPO to the FCM.

5. The Fund agrees to execute, from time to time, the Acknowledgment of Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has
supplied the most recent copy of the CTA's Risk Disclosure Document.   The
CTA will promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and State security and commodity regulators.

6. The Fund agrees to execute the CTA's Managed Account Compensation Agreement authorizing the CTA to be paid a one half percent (1/2%) annual management fee, payable monthly, from the Fund Account. The CTA will be paid an incentive fee of twenty percent (20%), of the New Net Profit earned each
calendar quarter.   The Fund accountant will calculate the fee subject to
approval by the CTA, and the fee shall not be deducted from the Account, but will be paid upon submission of an invoice by the CTA to the CPO of the Fund. Once approved by the CPO, the incentive fee will be paid promptly from the Fund account selected by the CPO.

7. The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

TriView Global Fund, LLC                     NuWave Investment Corp
By: TriView Capital Management, Inc.
    Managing Member

____________________________________         ____________________________
Michael Pacult                               Troy Buckner
President                                    Principal

*******************************************************************************
             APPENDIX H TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT
                         Adobe Asset Management L.L.C.

  THIS AGREEMENT is made and entered as of this ____ day of _____________, 2005, between TriView Global Fund, LLC, (the "Fund") and Adobe Asset Management, L.L.C., a Colorado limited liability company (the "CTA").

                                  WITNESSETH:

  In consideration of the deposit by the Fund of equity to Man Financial, Inc. (the "FCM") in the name of the Fund (this account and any other accounts, which may be assigned to the CTA in the future are collectively hereinafter called the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and payment of management fees to and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1. TriView Capital Management, Inc., the Fund managing member and commodity pool operator (the "CPO"), shall determine the amount the Fund shall initially deposit in the Account with the FCM, which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this Agreement. At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the sole authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. The CTA agrees to use its best efforts to exit all futures trades prior to delivery of any commodity that requires storage or other costs.

3. The CTA's services are not rendered exclusively for the Fund and the Fund agrees that the CTA is free to continue to provide and offer similar services to others. The CPO may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA, and the FCM and the CTA agree to effect the transfer and sign the forms necessary to complete such change or addition, provided such transfer does not conflict with any prior agreements the CTA has with the FCM.

4. The CTA will use its best efforts to obtain an equity run from the FCM before the opening of business the next trading day. Unless authorized in writing by the CPO, the CTA will use only the equity in the Account assigned to the CTA by the CPO for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The CPO, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM.
In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the CPO to the FCM.

5. The Fund agrees to execute, from time to time, the Acknowledgment of Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has
supplied the most recent copy of the CTA's Risk Disclosure Document.   The
CTA will promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and State security and commodity regulators.

6. The Fund agrees to execute the CTA's Managed Account Compensation Agreement authorizing the CTA to be paid an incentive fee of twenty-five
percent (25%), of the New Net Profit earned each calendar quarter.   The Fund
accountant will calculate the fee subject to approval by the CTA, and the fee shall not be deducted from the Account, but will be paid upon submission of
an invoice by the CTA to the CPO of the Fund.   Once approved by the CPO, the
incentive fee will be paid promptly from the Fund account selected by the CPO.

7. The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

TriView Global Fund, LLC                    Adobe Asset Management, L.L.C.
By: TriView Capital Management, Inc.
    Managing Member

_____________________________________       _________________________________
Michael Pacult                              Jaesun Park
President                                   Principal

*******************************************************************************

                   Dealer Prospectus Delivery Obligation

Until one year from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation, if any, to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


         [The balance of this page has been intentionally left blank.]

*******************************************************************************
                                   FORM S-1

                                              Registration No. 333-119655

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(a) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the Managing Member to the effect that the disclosures in the Prospectus are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Registrant has assumed no responsibility for any indemnification to Futures Investment Company and the Managing Member is prohibited by the LLC Operating Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Section 15.4 of the LLC Operating Agreement.

(b) There are no indemnification agreements which are not contained in the LLC Operating Agreement attached as Appendix A, the Selling Agreement or the Clearing Agreement.

(c) The following reflects all expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions:

Expense                                  Cost
Registration fees                   $  23,000
Federal taxes                               0
States taxes and fees                  10,000
Trustees' and transfer agents' fees         0
Costs of printing and engraving         2,000
Legal                                  10,000
Accounting                             10,000
Engineering                                 0
                                      $55,000

Item 15. Recent Sales of Unregistered Securities. On October 1, 2004, a purchase was made by Michael Pacult and TriView Capital Management, Inc., both managing members of the Issuer, each of one Unit of Membership Interest at $1,000 per Unit to permit the filing of a Certificate of Formation for the Registrant. The sale of these Units of Membership
Interest were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other unregistered sales of Units.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

 (a)    Exhibits.

Exhibit
Number    Description of Document

    1.01 Selling Agreement dated October 4, 2004 between the Registrant and Futures Investment Company, the Selling Agent
    2.01    None
    3.01    Articles of Incorporation of the Managing Member
    3.02    By-Laws of the Managing Member
    3.03 Board Resolution of Managing Member to authorize formation of the Registrant, a Delaware Limited Liability Company
    3.04    By-Laws of the Registrant
    3.05 LLC Operating Agreement of the Registrant (included as Appendix A to the Prospectus)
    3.05    Certificate of Formation of the Registrant
    4.01 LLC Operating Agreement of the Registrant (included as Appendix A to the Prospectus)
    5.01 Opinion of The Scott Law Firm, P.A. with respect to the legality of the Registrant Units
    6.01    Not Applicable
    7.01    Not Applicable
    8.01 Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences
    9.01    None
    10.01 Form of Advisory Agreement between the Registrant and the Commodity Trading Advisors (included as Appendixes F, G & H to the Prospectus)
    10.02 Form of Subscription Agreement and Power of Attorney (included as Appendix D to the Prospectus)
    10.03 Depository Agreement among Depository, Underwriter, and the Registrant (included as Appendix E to the Prospectus)
    11.01    Not Applicable - start-up business
    12.01    Not Applicable
    13.01    Not Required
    14.01    None
    15.01    None
    16.01    Not Applicable
    17.01    Not Required
    18.01    Not Required
    19.01    Not Required
    20.01    Not Required
    21.01    None
    22.01    Not Required
    23.01    Consent of Frank L. Sassetti & Co., Certified Public Accountants
    23.02    Consent of The Scott Law Firm, P.A., Legal & Tax Counsel
    24.01    None
    25.01    None
    26.01    None
    27.01    Not Applicable
    28.01    Not Applicable

(b)    Financial Statement Schedules.

    No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a)    (1)    The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The Managing Member has provided an indemnification to Futures Investment Company, the best efforts selling agent. The Registrant (issuer) has not made any indemnification to Futures Investment Company.

        Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the Managing Member pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*******************************************************************************

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 13th day of May, 2005, Mr.
Michael Pacult, the individual managing member of the Registrant, signed this Registration Statement; and TriView Capital Management, Inc., the corporate managing member of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TRIVIEW CAPITAL MANAGEMENT, INC.    TRIVIEW GLOBAL FUND, LLC
                                    BY TRIVIEW CAPITAL MANAGEMENT, INC.
                                    MANAGING MEMBER

By: /s/ Michael Pacult              By: /s/ Michael Pacult
    MR. MICHAEL PACULT                  MR. MICHAEL PACULT
    PRESIDENT                           PRESIDENT

                                    TRIVIEW GLOBAL FUND, LLC
                                    BY MR. MICHAEL PACULT
                                    MANAGING MEMBER

By: /s/ Michael Pacult              By: /s/ Michael Pacult
    MR. MICHAEL PACULT                  MR. MICHAEL PACULT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of TriView Capital Management, Inc., Managing Member of the Registrant in the capacities and on the date indicated.


/s/ Michael Pacult
MR. MICHAEL PACULT
PRESIDENT

Date:  May 13, 2005


(Being the principal executive officer, the principal financial and accounting officer and the sole director of TriView Capital Management, Inc., Managing Member of the Fund)